UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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CRYOLIFE, INC.

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1655 ROBERTS BOULEVARD, NW

KENNESAW, GEORGIA 30144

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF CRYOLIFE, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CRYOLIFE, INC. (the “Annual Meeting”) will be held at CryoLife, Inc.’s Corporate Headquarters, 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, on May 16, 2012 at 10:00 a.m., Atlanta time, for the following purposes:

1.	To elect as Directors the eight nominees named in the attached proxy statement to serve until the next Annual Meeting of Stockholders or until their successors are elected and have been qualified.

2.	To approve, by non-binding vote, the compensation paid to CryoLife’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

3.	To approve the Amended and Restated CryoLife, Inc. 2009 Stock Incentive Plan.

4.	To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the company for the fiscal year ending December 31, 2012.

5.	To transact such other business as may be properly brought before the meeting or any adjournments thereof.

Only record holders of CryoLife’s common stock at the close of business on March 19, 2012 will be eligible to vote at the meeting. Your attendance at the Annual Meeting is very much desired. However, if there is any chance you may not be able to attend the meeting, please execute, complete, date, and return the enclosed proxy card in the envelope provided or vote by telephone or internet as directed on the enclosed proxy card. If you attend the meeting, you may revoke your proxy and vote in person.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 16, 2012. Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by: (i) sending you this full set of proxy materials, including a proxy card; and (ii) notifying you of the availability of our proxy materials on the internet. This proxy statement, the related proxy card and our 2011 Annual Report to Stockholders are available on our corporate website and may be accessed at www.cryolife.com by clicking on “About CryoLife,” then “Investor Relations” and then “Annual Meeting Materials.” In accordance with such rules, we do not use “cookies” or other software that identifies visitors accessing these materials on our website.

By Order of the Board of Directors:

STEVEN G. ANDERSON,
Chairman of the Board, President, and Chief Executive Officer

Date: April 6, 2012

A copy of CryoLife’s 2011 Annual Report to Stockholders, which includes CryoLife’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, containing financial statements, is enclosed.

1655 ROBERTS BOULEVARD, NW

KENNESAW, GEORGIA 30144

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished for the solicitation of proxies by the Board of Directors of CryoLife, Inc. (“CryoLife,” the “company,” “we,” or “us”) for CryoLife’s Annual Meeting of Stockholders to be held on May 16, 2012, at 10:00 a.m., Atlanta time. The meeting will be held in the auditorium at CryoLife Corporate Headquarters, 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144. The sending in of a signed proxy will not affect a stockholder’s right to attend the meeting and vote in person. A signed proxy may be revoked by the sending in of a timely, but later dated, signed proxy. Any stockholder sending in or completing a proxy may also revoke it at any time before it is exercised by giving timely notice to Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, (770) 419-3355.

Holders of record of CryoLife’s common stock at the close of business on March 19, 2012 will be eligible to vote at the meeting. CryoLife’s stock transfer books will not be closed. At the close of business on March 19, 2012, CryoLife had outstanding a total of 27,775,958 shares of common stock, excluding a total of 2,326,134 shares of treasury stock held by CryoLife, which are not entitled to vote. Each outstanding share of common stock will be entitled to one vote, non-cumulative, at the meeting.

Other than the matters set forth herein, management is not aware of any other matters that may come before the meeting. If any other business should be properly brought before the meeting, the persons named on the enclosed proxy card will have discretionary authority to vote the shares represented by the effective proxies and intend to vote them in accordance with their best judgment.

This proxy statement and the attached proxy card were first mailed to stockholders on behalf of CryoLife on or about April 6, 2012. Properly executed proxies, timely returned, will be voted as indicated by the stockholder where the person solicited specifies a choice with respect to any matter to be acted upon at the meeting. If the person solicited does not specify a choice with respect to election of Directors, approval of the compensation paid to CryoLife’s named executive officers, approval of the Amended and Restated 2009 Stock Incentive Plan, or ratification of the company’s independent registered public accounting firm, the shares will be voted for management’s nominees for election as Directors, for approval of the compensation paid to CryoLife’s named executive officers, for approval of the Amended and Restated 2009 Stock Incentive Plan, and for ratification of the company’s independent registered public accounting firm. In addition to the solicitation of proxies by the use of the mails, Directors and officers of CryoLife may solicit proxies on behalf of management by telephone, email, and personal interview. Such persons will receive no additional compensation for their solicitation activities, and will be reimbursed only for their actual expenses incurred. Also, CryoLife has retained Georgeson Inc. for certain proxy solicitation services, including communication with institutional shareholders and proxy advisors and direct telephone solicitation of registered and beneficial shareholders. CryoLife has agreed to pay Georgeson $10,500 plus fees per completed phone call for all of Georgeson’s services during 2012, some of which are not directly related to proxy solicitation. CryoLife has requested brokers and nominees who hold stock in their names to furnish this proxy material to their customers, and CryoLife will reimburse such brokers and nominees for their related out-of-pocket expenses. The costs of soliciting proxies will be borne by CryoLife.

VOTING PROCEDURES AND VOTE REQUIRED

The Corporate Secretary of CryoLife, in consultation with the inspector of election, who will be an employee of CryoLife’s transfer agent, shall determine the eligibility of persons present at the Annual Meeting to vote and whether the name signed on each proxy card corresponds to the name of a stockholder of CryoLife. The Corporate Secretary, based on such consultation, shall also determine whether or not a quorum of the shares of common stock of CryoLife, consisting of a majority of the shares entitled to vote at the Annual Meeting, exists at the Annual Meeting. Abstentions from voting will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting authority and has not received voting instructions from the beneficial owner. Broker non-votes will be disregarded with respect to all proposals.

Nominees for election as Directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. Since there are eight Directorships to be filled, this means that the eight individuals receiving the most votes will be elected. Abstentions and broker non-votes will therefore not be relevant to the outcome.

The advisory votes cast for the approval of the compensation paid to CryoLife’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, must exceed the votes cast against the approval of such compensation in order for it to be approved. Accordingly, abstentions and broker non-votes will not be relevant to the outcome.

The affirmative vote of a majority of the votes cast, either for, against or abstain, by the holders of the shares of common stock voting in person or by proxy at the meeting is required to approve the Amended and Restated 2009 Stock Incentive Plan, in order to comply with the requirements of both Florida law and the New York Stock Exchange (“NYSE”) rules. Accordingly, abstentions will have the effect of a vote against the proposal to approve the Amended and Restated 2009 Stock Incentive Plan and broker non-votes will be disregarded. In addition, NYSE rules also require that at least 50% of the shares outstanding as of the record date actually cast a vote (either for, against or abstain) with respect to the proposal to approve the Amended and Restated 2009 Stock Incentive Plan. Broker non-votes will not be counted as votes cast for purposes of the NYSE 50% vote requirement.

The votes cast for the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered accounting firm must exceed the votes cast against the ratification in order for it to be approved. Accordingly, abstentions and broker non-votes will not be relevant to the outcome.

Shares represented at the annual meeting in person or by proxy are counted for quorum purposes, even if they are not voted on one or more matters. Please note that brokers holding shares for a beneficial owner that have not received voting instructions with respect to the ratification of the appointment of Deloitte & Touche LLP will have discretionary voting authority with respect to this matter; however, such brokers who do not receive voting instructions with respect to the election of Directors, the approval of the compensation paid to CryoLife’s named executive officers and the approval of the Amended and Restated 2009 Stock Incentive Plan may not vote the beneficial owner’s shares with respect to these matters.

There are no rights of appraisal or similar dissenters’ rights with respect to any matter to be acted upon pursuant to this proxy statement.

ANNUAL MEETING ADMISSION

Attendance at the Annual Meeting will be limited to stockholders as of the record date, their authorized proxy holders, and guests of CryoLife. Admission will be by ticket only. If you are a registered stockholder (your shares are held of record in your name) and plan to attend the meeting, please detach your Admission Ticket from the top portion of the proxy card and bring it with you to the meeting. If you are a beneficial owner (your shares are held in the name of a bank, broker, or other holder of record) and you plan to attend the meeting, you can obtain an Admission Ticket in advance by writing to Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144. Please be sure to enclose proof of ownership, such as a bank or brokerage account statement. Stockholders and proxy holders who do not obtain tickets in advance may obtain them upon verification of ownership or proxy authority at the reception desk on the day of the meeting. Tickets may be issued to others at the discretion of CryoLife. If you are a beneficial owner, in order to vote your shares at the meeting you must obtain a proxy from the record holder of your shares.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

The Board of Directors of CryoLife recommends a vote “FOR” the election of each nominee for Director named below, “FOR” approval of the compensation paid to CryoLife’s named executive officers, “FOR” approval of the Amended and Restated 2009 Stock Incentive Plan, and “FOR” ratification of the independent registered public accounting firm.

ELECTION OF DIRECTORS

Directors of CryoLife elected at the Annual Meeting to be held on May 16, 2012 will hold office until the next Annual Meeting or until their successors are elected and qualified.

Each of the nominees other than Mr. Salveson is currently a Director of CryoLife. Each of the eight nominees has consented to serve on the Board of Directors, if elected. Should any nominee for the office of Director become unable to accept nomination or election, it is the intention of the persons named on the proxy card, unless otherwise specifically instructed in the proxy, to vote for the election of such other person as the Board may recommend.

The following table sets forth the name and age of each nominee, the period during which each such person who is a current Director has served as a Director, the number of shares of CryoLife’s common stock beneficially owned, either directly or indirectly, by such person, and the percentage of outstanding shares of CryoLife’s common stock such ownership represented at the close of business on March 19, 2012, according to information received by CryoLife:

Name of Nominee	Service as Director	Age	Shares of CryoLife Stock Beneficially Owned(1)		Percentage of Outstanding Shares of CryoLife Stock
Steven G. Anderson	Since 1984	73	1,866,710	(2)	6.6%
Thomas F. Ackerman (6)	Since 2003	57	45,000	(3)	*
James S. Benson (7)	Since 2005	73	50,000	(3)	*
Daniel J. Bevevino (8)	Since 2003	52	45,000	(3)	*
Ronald C. Elkins, M.D. (9)	Since 1994	75	78,250	(3)	*
Ronald D. McCall, Esq. (10)	Since 1984	75	159,162	(4)	*
Harvey Morgan (11)	Since 2008	70	36,250	(5)	*
Jon W. Salveson (12)	Director Nominee	47	—		*

*	Ownership represents less than 1% of the outstanding shares of CryoLife common stock.
(1)	Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.
(2)	This amount includes:

107,924 shares held by Ms. Ann B. Anderson, Mr. Anderson’s spouse, 364,085 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 19, 2012, and 162,001 shares of unvested restricted stock as of March 19, 2012.

(3)	This amount includes 10,000 shares of unvested restricted stock as of March 19, 2012.
(4)	This amount includes:

16,000 shares of common stock owned of record by Ms. Marilyn B. McCall, Mr. McCall’s spouse, and 12,750 shares of unvested restricted stock as of March 19, 2012.

(5)	This amount includes:

13,000 shares held by Ms. Suzanne B. Morgan, Mr. Morgan’s spouse, and

10,000 shares of unvested restricted stock as of March 19, 2012.

(6)	Mr. Ackerman is a member of the Audit Committee.

(7)	Mr. Benson is a member of the Nominating and Corporate Governance Committee and the Regulatory Affairs and Quality Assurance Policy Committee.
(8)	Mr. Bevevino is a member of the Audit Committee and the Compensation Committee.
(9)	Dr. Elkins is a member of the Compensation Committee and the Regulatory Affairs and Quality Assurance Policy Committee.
(10)	Mr. McCall is the Presiding Director of the Board and a member of the Compensation Committee, the Nominating and Corporate Governance Committee and the Regulatory Affairs and Quality Assurance Policy Committee.
(11)	Mr. Morgan is a member of the Audit Committee and the Nominating and Corporate Governance Committee.
(12)	It is currently anticipated that Mr. Salveson will serve on the Regulatory Affairs and Quality Assurance Policy Committee.

Steven G. Anderson, a founder of CryoLife, has served as CryoLife’s President, Chief Executive Officer, and Chairman of the Board of Directors since its inception. Mr. Anderson has more than 40 years of experience in the implantable medical device industry. Prior to founding CryoLife, Mr. Anderson was Senior Executive Vice President and Vice President, Marketing, from 1976 until 1983 of Intermedics, Inc. (now Boston Scientific Corp.), a manufacturer and distributor of pacemakers and other medical devices. Mr. Anderson is a graduate of the University of Minnesota.

The Board has determined that Mr. Anderson, a founder of the company, should serve as Director of CryoLife because of his business acumen and vast experience in the life sciences industry and personal knowledge of the company and its history. Further, we believe that it is appropriate and useful to have the Chief Executive Officer of CryoLife serve as a member of the Board.

Thomas F. Ackerman has served as a Director of CryoLife since December 2003. Mr. Ackerman is Executive Vice President and Chief Financial Officer of Charles River Laboratories International, Inc. (NYSE: CRL), a position he has held since 2005. Charles River Laboratories is a leading global provider of solutions that accelerate the drug discovery and development process, including research models and associated services, and outsourced preclinical services. From 1999 to 2005, he served as Senior Vice President and Chief Financial Officer, and from 1996 to 1999, he served as Vice President and Chief Financial Officer of Charles River Laboratories, where he has been employed since 1988. Mr. Ackerman is a Director of the University of Massachusetts Amherst Foundation. Mr. Ackerman received a B.S. in Accounting from the University of Massachusetts and became a certified public accountant in 1979 (his license is currently inactive).

The Board has determined that Mr. Ackerman should serve as a Director of CryoLife because of his expertise in accounting and financial reporting, particularly in the biotechnology industry.

James S. Benson has served as a Director of CryoLife since December 2005. Mr. Benson retired from the Advanced Medical Device Association (“AdvaMed”, formerly known as The Health Industry Manufacturers Association, “HIMA”) in July 2002 as Executive Vice President for Technical and Regulatory Affairs. He was employed by AdvaMed from January 1993 through June 2002. Prior to that, he was employed by the Food and Drug Administration (“FDA”) for 20 years, where he held a number of senior positions. He retired from the FDA as Director of the Center for Devices and Radiological Health (“CDRH”) in December of 1992. Prior to his position as Center Director, he served as Deputy Commissioner from July 1988 through July 1991. During that period, he served as Acting Commissioner for one year, from December 1989 through November 1990. Prior to his position as Deputy Commissioner, he served as Deputy Director of the Center for Devices and Radiological Health from 1978 to 1982. Mr. Benson currently serves on the Board of Directors for two other companies: CytoMedix, Inc., a publicly traded company (OTCBB: CYME), where he is the Presiding Director, and Medical Device Consultants, Inc., a private company. In 2003, Mr. Benson was engaged by the law firm representing a Special Litigation Committee of the Board of Directors of the company to serve as an expert witness in connection with the Special Litigation Committee’s independent investigation into allegations made by the plaintiffs in the stockholder derivative lawsuit filed against the company’s Directors, which was settled in 2005. Mr. Benson also was engaged to serve as an expert witness by a different law firm representing the company in the securities class action stockholder lawsuit filed against the company, which was also settled in 2005. Mr. Benson received a B.S. in Civil Engineering from the University of Maryland in 1962 and an M.S. in Nuclear Engineering from the Georgia Institute of Technology in 1969.

The Board has determined that Mr. Benson should serve as a Director of CryoLife because of his past business experience in the biotechnology industry and his distinguished tenure with the FDA, as well as the particular knowledge and expertise he acquired in these positions with respect to regulatory issues in the healthcare field.

Daniel J. Bevevino has served as a Director of CryoLife since December 2003. From 1996 until March of 2008, Mr. Bevevino served as the Vice President and Chief Financial Officer of Respironics, Inc. (Nasdaq: RESP), a company that develops, manufactures, and markets medical devices used primarily for the treatment of patients suffering from sleep and respiratory disorders, where he was employed since 1988. In March 2008, Respironics was acquired by Royal Philips Electronics (NYSE: PHG), whose businesses include a variety of medical solutions including medical diagnostic imaging and patient monitoring systems, as well as businesses focused on energy efficient lighting and consumer products. From March 2008 to December 31, 2009, Mr. Bevevino was employed by Philips as the Head of Post-Merger Integration – Respironics, as well as in various operating capacities, to help facilitate the integration of the combined companies. He is currently an independent consultant providing interim chief financial officer services in the life sciences industry. He began his career as a certified public accountant with Ernst & Young (his license is currently inactive). Mr. Bevevino received a B.S. in Business Administration from Duquesne University and an M.B.A. from the University of Notre Dame.

The Board has determined that Mr. Bevevino should serve as a Director of CryoLife because of his expertise in accounting and financial reporting, particularly in the medical device industry.

Ronald C. Elkins, M.D. has served as a Director of CryoLife since January 1994. Dr. Elkins is Professor Emeritus, Section of Thoracic and Cardiovascular Surgery, University of Oklahoma Health Sciences Center. Dr. Elkins has been a physician at the Health Science Center since 1971, and was Chief, Section of Thoracic and Cardiovascular Surgery, from 1975 to 2002. Dr. Elkins is a graduate of the University of Oklahoma and Johns Hopkins Medical School.

The Board has determined that Dr. Elkins should serve as a Director of CryoLife because of his education and experience in the medical field, particularly with respect to cardiovascular surgery.

Ronald D. McCall, Esq. has served as a Director of CryoLife since January 1984 and served as its Secretary and Treasurer from 1984 to 2002; however, Mr. McCall has never been an employee of the company and did not receive any compensation for his service as Secretary and Treasurer of the company other than the company’s standard compensation provided to Directors. From 1985 to the present, Mr. McCall has been the owner of the law firm of Ronald D. McCall, P.A., based in Tampa, Florida. Mr. McCall was admitted to the practice of law in Florida in 1961. Mr. McCall received a B.A. and a J.D. from the University of Florida.

The Board has determined that Mr. McCall should serve as a Director of CryoLife because of his legal training and experience. Also, we believe that his long-standing involvement with CryoLife provides him with a unique perspective on current issues facing the company.

Harvey Morgan has served as a Director of CryoLife since May 2008. Mr. Morgan has more than 40 years of investment banking experience, with significant expertise in strategic advisory services, mergers and acquisitions, private placements, and underwritings. He has been a Managing Director of the investment banking firm Bentley Associates, L.P. since 2004, and from 2001 to 2004, he was a Principal of Shattuck Hammond Partners, an independent investment banking and financial advisory firm. Mr. Morgan also serves on the Boards of Family Dollar Stores, Inc. (NYSE: FDO) and Cybex International, Inc. (Nasdaq: CYBI). Mr. Morgan received his undergraduate degree from The University of North Carolina at Chapel Hill and an M.B.A. from The Harvard Business School.

The Board has determined that Mr. Morgan should serve as a Director of CryoLife because of his past business experience, particularly with respect to investment banking and capital markets.

Jon W. Salveson has been nominated for election as a Director at the Annual Meeting. Mr. Salveson is the Vice Chairman, Investment Banking and Chairman of the Healthcare Investment Banking Group at Piper Jaffray Companies (NYSE: PJC). He joined Piper Jaffray in 1993 as an associate, was elected Managing Director in 1999, and was named the Group Head of Piper Jaffray’s international healthcare investment banking group in 2001. Mr. Salveson was appointed Global Head of Investment Banking and a member of the Executive Committee of Piper Jaffray in 2004, and has served in his present position as Vice Chairman, Investment Banking since July 2010. Mr. Salveson received his undergraduate degree from St. Olaf College and an M.M.M in finance from the Kellogg Graduate School of Management at Northwestern University.

The Board has determined that Mr. Salveson should serve as a Director of CryoLife because of his considerable experience in investment banking in the healthcare industry. Mr. Salveson has advised CryoLife in particular with respect to numerous transactions, including its 2011 acquisition of Cardiogenesis Corporation.

CORPORATE GOVERNANCE

Information about the Board of Directors

Our Board of Directors believes that the purpose of corporate governance is to maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices that the Board and senior management believe promote this purpose, are sound, and represent best practices. The Board reviews these practices on an ongoing basis.

Director Independence

The Board has adopted certain categorical standards that provide that the following relationships, if existing within the preceding three years, will be considered material relationships that would impact a Director’s independence, measured consistently with the NYSE’s interpretation of independence in Section 303A.02 of the NYSE’s listing standards:

•	The Director is or was employed by us, or an immediate family member of the Director is or was employed by us, as an executive officer

•

The Director or an immediate family member of the Director received or receives more than $120,000 per year in direct compensation from us, other than Director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service

•	The Director was employed by or affiliated with our present or former internal auditors or independent registered public accounting firm

•

An immediate family member of the Director was a partner at our present or former internal auditors or independent registered public accounting firm or, as an employee of our present or former internal auditors or independent registered public accounting firm, personally worked on our audit

•

The Director or an immediate family member of the Director is or was employed as an executive officer of another company where any of our current executive officers serve on that company’s compensation committee

•

The Director is an executive officer or employee, or an immediate family member of the Director is an executive officer, of another company that makes payments to or receives payments from us, for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or two percent of the other company’s consolidated gross revenues

The Board has adopted categorical standards that provide that the following commercial or charitable relationships will not be considered to be material relationships that would impair a Director’s independence:

•

If a CryoLife Director is a partner, executive officer, or controlling stockholder of another company or business that does business with us, and the annual amount paid to, or received from, us in the preceding calendar year, or expected to be paid or received in the current calendar year, is less than $120,000 and is also less than fifteen percent of the annual revenues of the other company or business in that year

•

If a CryoLife Director provides professional services to CryoLife, such as legal, investment banking, or consulting services, either individually or through a personal corporation, and the annual amount received from us in the preceding calendar year, or expected to be received in the current calendar year, is less than $120,000 and is also less than fifteen percent of the gross annual income of the Director in the year received

•

If a CryoLife Director is an executive officer of another company that is indebted to us, or to which we are indebted, and the total amount of either company’s indebtedness to the other is less than five percent of the total consolidated assets of the other company

•

If a CryoLife Director serves as an officer, Director, or trustee of a charitable organization, and our discretionary charitable contributions to the organization are less than two percent of its total annual charitable receipts. Any automatic matching of employee charitable contributions will not be included in the amount of our contributions for this purpose

In connection with its annual review, and based on the information available to it, the Board determined that none of Messrs. Ackerman, Benson, Bevevino, McCall, and Morgan and Dr. Elkins have a material relationship with CryoLife, and that they each therefore qualify as independent Directors under the NYSE’s current Listing Standards.

Other than Mr. Ackerman and Dr. Elkins, none of the Directors who were determined to be independent has any relationships with us or our management other than his position on our Board of Directors.

Mr. Ackerman is the Executive Vice President and Chief Financial Officer of Charles River Laboratories. CryoLife has made purchases from Charles River Laboratories relating to supplies for certain of its clinical trials in each of the last several years and anticipates doing so in the current year. The amount of these purchases falls within the categorical standards for commercial relationships described above that are not considered to be material relationships that would impair a Director’s independence. The Board determined that Mr. Ackerman’s relationship with Charles River Laboratories is not a material relationship that could impair his independence as it relates to his director relationship with CryoLife. Purchases from Charles River Laboratories were made on an arm’s length basis. It is the Board’s understanding that Mr. Ackerman’s compensation is in no way impacted by the size or amount of the business transacted between the two companies.

Dr. Elkins is a former Chief of the Section of Thoracic and Cardiovascular Surgery at the University of Oklahoma Health Sciences Center and is a Professor Emeritus of the Center. In 2011, the Center paid CryoLife for tissue preservation services and BioGlue provided by CryoLife. Dr. Elkins’ son, Charles Craig Elkins, M.D., is a cardiac surgeon who has implanted CryoLife preserved cardiac tissues at Integris Baptist Medical Center in Oklahoma City. Integris paid CryoLife for tissue preservation services and BioGlue in 2011, and we expect this relationship to continue. Also, in February 2011, CryoLife paid a one-time honorarium of $2,500 to Charles Craig Elkins, M.D., to compensate him for time away from his practice while assisting in the evaluation of a new technology for CryoLife. The Board considered these relationships and determined that they are not material relationships that could impair Dr. Elkins’ independence.

Right to Retain Advisors

The Board has authorized the independent members of the Board, as a group, to retain their own advisors to the extent they deem it appropriate, subject to the approval of the Presiding Director.

Board Leadership Structure

The Chief Executive Officer of CryoLife serves as the Chairman of the Board. We believe this structure provides for an appropriate level of continuity and fluid communication between the Board and management. Also, given Mr. Anderson’s longstanding role with CryoLife as founder and CEO and his extensive knowledge of our company, we believe he is well-suited to fill both roles and that the Board benefits from his leadership.

In order to foster Board independence from management, the Board’s leadership structure also includes a Presiding Director, a position occupied by an independent Director. Mr. McCall assumed the role of Presiding Director in December 2005. The Presiding Director has frequent contact with Mr. Anderson and other members of management on a broad range of matters and has additional corporate governance responsibilities for the Board, including:

•	Acting as chairman of, coordinating and developing agendas for, and moderating each of the non-management Director executive sessions

•	Presiding at Board meetings when the Chairman of the Board is not present

•	Receiving and processing communications from concerned parties wishing to contact the non-management Directors

•	Preparing the agenda for each Board and Committee meeting

•	Coordinating the activities of the independent Directors

•	Determining appropriate schedules for Board meetings

•	Encouraging the independent Directors to perform their duties responsibly while not interfering with the flow of the company’s operations

•

Assessing the quality, quantity, and timeliness of the flow of information from the company’s management that is necessary for the independent Directors to effectively and responsibly perform their duties

•	Directing the retention of consultants who report directly to the Board

•	Overseeing the Nominating and Corporate Governance Committee’s activities with respect to compliance with and implementation of the company’s corporate governance policies

•

Overseeing the Audit and Regulatory Affairs and Quality Assurance Policy Committees’ activities respecting compliance with and implementation of the company’s policies and procedures for the development and implementation of improved safety processes and procedures for new and existing products

•	Acting as principal liaison between the independent Directors and the Chief Executive Officer on sensitive issues

•

Evaluating, along with the members of the Compensation Committee and the Nominating and Corporate Governance Committee, the Chief Executive Officer’s performance and meeting with the Chief Executive Officer to discuss the Board’s evaluation

•	Overseeing the recommendations regarding membership of the various Board committees, as well as selection of the committee chairpersons, by the Nominating and Corporate Governance Committee

•	Having the authority to retain such counsel or consultants as the Presiding Director deems necessary to perform his responsibilities

Risk Oversight

The Board believes that risk is a necessary component of a healthy company; however, one of the primary oversight functions of the Board is to ensure that CryoLife maintains an appropriate level of risk, commensurate with both the short and long-term goals of the company, and that we have not incentivized excessive or inappropriate risk taking in any area of our company. In order to effectively fulfill this role, the Board relies on various individuals and committees within management and among our Directors. Management is primarily responsible for risk management and management reports directly to the Audit Committee and the Board with respect to risk management.

Because some hazards are more likely to be initially perceived by employees involved in the day-to-day aspects of our company, we have established within our Code of Business Conduct and Ethics a process by which employees can report violations of the Code or the law to our General Counsel, or if the violation involves the General Counsel, to the Chairman of the Board. Employees may also report violations anonymously online or contact a hotline with any questions or concerns. Other problematic issues may first be recognized by senior level management. In such instances, the Presiding Director may be contacted directly by any concerned party and he or she can act as a liaison with the non-management Directors.

While some problems will necessarily be “reported up” from employees and management, the Board also believes that our committees should function to eliminate inappropriate levels of risk within their respective areas of delegated authority. The Compensation Committee is responsible for ensuring that our executive compensation policies and practices do not incentivize excessive or inappropriate risk-taking by employees or Directors. The Audit Committee is primarily responsible for coordination with our independent registered public accounting firm, establishment and maintenance of our internal controls, and the operation of our internal audit, and various regulatory and compliance functions. The Nominating and Corporate Governance Committee monitors risk by ensuring that proper corporate governance standards are maintained and that the Board is comprised of qualified Directors. The Regulatory Affairs and Quality Assurance Policy Committee assists the Audit Committee with its regulatory and compliance function. The Presiding Director coordinates the flow of information from each respective committee to the independent Directors and participates in the preparation of the agenda for each Board and Committee meeting.

As part of the Board’s risk oversight function, and in addition to the Compensation Committee’s ongoing responsibilities with respect to our executive compensation policies and programs, management has reviewed our compensation policies and practices as they relate to all CryoLife employees, with particular focus on the incentives they may create and any offsetting factors that may reduce the likelihood of excessive risk taking. The purpose of our review was to determine whether any of our compensation policies or practices presents a material risk to our company. This review included an assessment of risks that we face, regardless of whether such risks are reasonably likely to have a material adverse effect on us, and how these risks may be affected by our compensation policies and practices. Although management reviewed base compensation paid to employees and how that compensation affected risk taking, management primarily focused on incentive compensation paid to employees. Our goal was to determine whether the incentive plans and programs might encourage inappropriate behavior by employees, and if so, evaluate how that behavior related to our identified risks. We followed this review with an analysis of whether and to what extent the specific incentive compensation policies and procedures that we reviewed were subject to controls that monitored or mitigated any risk created. In addition, we reviewed other policies, procedures, and programs that we have in place to monitor and mitigate the identified risks, including training programs, internal controls, and other controls. Based on this review, management, in consultation with the Audit and Compensation Committees and the full Board, has determined that CryoLife’s compensation policies and practices are not reasonably likely to have a material adverse impact on our company.

Board and Committee Meetings

During 2011, no Director attended fewer than 75% of the sum of the total number of meetings of the Board of Directors plus the total number of meetings held by all committees of the Board on which he served. In general, members of the Board of Directors are appointed to committees at the meeting of Directors immediately following the Annual Meeting of Stockholders.

During 2011, the Board of Directors held twelve meetings.

Board attendance at the Annual Meeting of Stockholders is encouraged, but not required. All seven of the current Board members who were nominated for re-election at the 2011 annual meeting attended the meeting.

Director Compensation

See “Fiscal 2011 Director Compensation” at page 73 for a discussion of compensation received by Directors during 2011.

Standing Committees of the Board of Directors

During 2011, the Board of Directors had four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Regulatory Affairs and Quality Assurance Policy Committee. In 2011, the Audit Committee met five times, the Compensation Committee met eight times, the Nominating and Corporate Governance Committee met four times, and the Regulatory Affairs and Quality Assurance Policy Committee met four times. These committees are described below.

Audit Committee—CryoLife’s Audit Committee currently consists of three non-employee Directors: Mr. Bevevino, Chairman, Mr. Ackerman, and Mr. Morgan, each of whom served on the Audit Committee for all of 2011. The Audit Committee reviews the general scope of CryoLife’s annual audit and the nature of services to be performed for CryoLife in connection with it, acting as liaison between the Board of Directors and the independent registered public accounting firm. The Audit Committee also formulates and reviews various company policies, including those relating to accounting practices and internal control systems of CryoLife. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of CryoLife’s independent registered public accounting firm, for engaging or discharging CryoLife’s independent registered public accounting firm, and for assisting the Board in its oversight of legal and regulatory requirements. Each of the members of the Audit Committee meets the requirements of independence of Section 303A.02 of the current NYSE Listing Standards and also meets the criteria of Section 303A.06, as set forth in Rule 10A-3 promulgated under the Securities Exchange Act of 1934, regarding listing standards related to audit committees. No member of the Audit Committee serves on the Audit Committee of more than three public companies. In addition, the Board of Directors has determined that all of the current members of the Audit Committee satisfy the definition of an “audit committee financial expert,” as promulgated in Securities and Exchange Commission regulations.

The Audit Committee operates under a written charter. The charter gives the Audit Committee the authority and responsibility for the appointment, retention, compensation, and oversight of CryoLife’s independent registered public accounting firm, including pre-approval of all audit and non-audit services to be performed by CryoLife’s independent registered public accounting firm. The Audit Committee also oversees and must review and approve all significant related party transactions. See “Policies and Procedures for Review, Approval, or Ratification of Transactions with Related Parties” at page 13. The Report of the Audit Committee is on page 14 of this proxy statement.

Compensation Committee—The Compensation Committee operates under a written charter that sets out the committee’s functions and responsibilities. Our Compensation Committee currently consists of three non-employee Directors: Dr. Elkins, Chairman, Mr. Bevevino, and Mr. McCall, each of whom served on the Compensation Committee for all of 2011. Each member of the Compensation Committee meets the independence requirements of Section 303A.02 of the current NYSE Listing Standards, and is a non-employee director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and a disinterested director within the meaning of Section 162(m) of the Internal Revenue Code of 1986.

Pursuant to the Compensation Committee Charter, the Compensation Committee is responsible for reviewing the performance of executive officers and setting the annual compensation for all senior officers, including the salary and the compensation package of executive officers. The committee, among its other responsibilities:

•	Reviews and approves the corporate goals and objectives upon which the compensation of CryoLife’s Chief Executive Officer is based

•	Determines the proper relationship of all executive compensation to the performance of CryoLife

•	Evaluates annually the performance of CryoLife’s CEO in a joint session with the Nominating and Corporate Governance Committee

•	Evaluates the performance of other executive officers by consulting with the CEO and reviewing officer evaluations

•	Recommends to the full Board the total amount and form of annual and other compensation paid to CryoLife’s non-employee Directors

•	Establishes and periodically reviews CryoLife’s policies regarding management perquisites

•

Recommends executive compensation plans to the Board for approval, approves grants under CryoLife’s executive bonus plans, and approves grants of stock options, restricted stock awards, performance shares and other stock rights and cash incentives under CryoLife’s stock and incentive plans

The committee consults with Mr. Anderson, the President and CEO of CryoLife, with respect to compensation for all officers. The CEO negotiates with candidates for employment as officers, and the negotiated compensation is reflected in each candidate’s employment arrangements, subject to approval by the committee. Management develops bonus and equity compensation plans at the direction of the committee and submits these plans to the committee to review and approve.

The committee has the power to retain, determine the terms of engagement and compensation of, and terminate any consulting firm that may assist it in the evaluation of compensation decisions. The committee engaged Pearl Meyer & Partners, a compensation consultant, for evaluation of compensation decisions made in 2011 for the named executive officers. Pearl Meyer prepared an executive compensation study in September 2010 that was used by the committee in making compensation decisions in 2011 prior to October 2011. In late 2011, the committee re-engaged Pearl Meyer as its compensation consultant for decisions made in the fourth quarter of 2011 and the first quarter of 2012. Pearl Meyer prepared an executive compensation study in October 2011, which was updated in March 2012, for decisions regarding executive compensation made in December 2011 and the first quarter of 2012.

Nominating and Corporate Governance Committee—CryoLife’s Nominating and Corporate Governance Committee currently consists of three non-employee Directors: Mr. McCall, Chairman, Mr. Benson, and Mr. Morgan, each of whom served on the Nominating and Corporate Governance Committee for all of 2011. Each of these individuals meets the requirements of independence of Section 303A.02 of the current NYSE Listing Standards. Among other things, the committee recommends potential candidates for the Board. It also oversees the annual self-evaluations of the Board and its committees. Each year the Nominating and Corporate Governance Committee evaluates the performance of CryoLife’s CEO in a joint session with the Compensation Committee. The Nominating and Corporate Governance Committee also recommends to the Board how the other Board committees should be structured and which Directors should be members of those committees. The committee also reviews and makes recommendations to the Board of Directors regarding the development of and compliance with the company’s corporate governance guidelines.

Regulatory Affairs and Quality Assurance Policy Committee—CryoLife’s Regulatory Affairs and Quality Assurance Policy Committee currently consists of three non-employee Directors: Mr. Benson, Chairman, Dr. Elkins, and Mr. McCall, each of whom served on the Regulatory Affairs and Quality Assurance Policy Committee for all of 2011. Each of these individuals meets the requirements of independence of Section 303A.02 of the current NYSE Listing Standards. The Charter of the Regulatory Affairs and Quality Assurance Policy Committee requires that a majority of its members be independent. We expect Mr. Salveson to join this committee if he is elected to the Board at the 2012 annual meeting. Among other things, the Regulatory Affairs and Quality

Assurance Policy Committee assists the Audit Committee in its oversight of CryoLife’s regulatory affairs and quality assurance relating to its tissue processing, biologicals, and devices, both new and existing. Pursuant to its charter, the committee is directed to:

•	Meet with CryoLife’s internal regulatory compliance auditors and regulatory affairs and tissue processing quality assurance administrators on a quarterly basis and receive updates concerning

•	CryoLife’s development and implementation of improved safety processes and procedures for tissue processing, biologicals, and devices

•	CryoLife’s adherence to FDA and other regulatory bodies’ rules, regulations, and guidelines that are applicable to CryoLife

•

Become familiar with CryoLife’s internal policies concerning the development and implementation of improved safety processes and procedures for tissue processing, biologicals, and devices, and make recommendations of appropriateness to the Audit Committee regarding such processes and procedures.

•	Keep adequate and proper records and/or minutes of all such discussions, meetings, and recommendations and make the same available to all Board members

Policies and Procedures for Stockholders Who Wish to Submit Nominations or Recommendations for Board Membership

Stockholders may submit the names of potential candidates for Director to the Nominating and Corporate Governance Committee. The policy of the Nominating and Corporate Governance Committee is to give the same consideration to nominees submitted by stockholders that it gives to individuals whose names are submitted by management or other Directors, provided that the nominees submitted by stockholders are submitted in compliance with Article XIV of CryoLife’s Bylaws, as discussed below.

Factors to be considered by the committee include:

•	Whether the committee sees a need for an additional member of the Board, or to replace an existing member

•	The overall size of the Board of Directors

•	The skills and experience of the nominee, as compared to those of the other members of the Board

•	Whether the nominee is the holder of or is associated with a holder of a large number of shares of CryoLife common stock

Stockholders may also directly nominate a candidate for election to the Board by complying with Article XIV of CryoLife’s Bylaws. The Nominating and Corporate Governance Committee also requires compliance with Article XIV as a prerequisite for its consideration of a potential nominee. A summary of certain provisions of Article XIV as it relates to nominations for Director at the 2013 annual meeting of stockholders is set forth below, but you should not rely on this summary as complete and are urged to read Article XIV in its entirety:

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We must receive all required information no later than February 15, 2013 but no earlier than January 16, 2013, in order for it to be considered timely —see “Stockholder Proposals” at page 90 of this proxy statement

•	The sponsoring stockholder should provide information sufficient to inform us that the sponsor qualifies as a stockholder

•

The sponsoring stockholder should also provide disclosure, as described in the Bylaws, of certain underlying motives that may give rise to a Director nomination, such as any material monetary agreements, arrangements or understandings between a stockholder and his or her nominee

•

The nominee should provide the candidate’s written consent to be considered and to serve if elected, a detailed questionnaire that includes questions regarding the background and qualification of the candidate, and a written representation and agreement disclosing certain arrangements that could prevent the candidate from acting in the best interests of CryoLife

Based on its review of the information provided, the committee may contact the candidate confidentially, and may require that the candidate:

•	Be available upon request to meet with the committee and management with reasonable notice

•	Execute a non-disclosure agreement

•	Provide several references

The Board may from time to time identify nominees on its own and/or utilize a third party search firm to identify nominees. All nominees are evaluated according to the same criteria. The committee and the Board have determined that nominees to the Board should be of known integrity, have a good moral and ethical background, and have an appropriate level of education, training, or experience to be able to make a contribution to furthering the goals of CryoLife while being compatible with management and the other Board members. Special knowledge, education, training, and experience that complement the experience of other Board members will be considered. A candidate’s capacity for independent judgment will also be considered.

The current Board policy requires each Director to offer to voluntarily resign upon a change in such Director’s principal employment or line of business. The Nominating and Corporate Governance Committee will then review whether he or she continues to meet the needs of the Board and will make a recommendation to the Board regarding whether or not it should require the Director to tender his or her resignation.

Current Board policy also limits the number of other public company boards of Directors on which CryoLife Directors may serve. Non-employee Directors may serve on no more than two public company boards of Directors in addition to service on CryoLife’s Board. The CEO may serve on no more than one public company board of Directors in addition to service on CryoLife’s Board.

Although the Board and the Nominating and Corporate Governance Committee have no formal policy with respect to the consideration of diversity in Board membership, in addition to the specific criteria the Board and the Committee consider with respect to individual nominees and Directors, the Board also seeks to maintain an overall mix of Board members with diverse talents and backgrounds in order to maximize the Directors’ aggregate contribution to the effective oversight of CryoLife. In considering nominees for election and reelection, we may consider one or more potential members of the Board who possess a background in the biotechnology or healthcare fields. Along with attracting and retaining Directors who are well-acquainted with our industry, we may also consider individuals with more general backgrounds in business, legal, and/or regulatory affairs. Also, because of the importance of evaluating our financial performance, capital needs, and potential acquisitions, we may also consider individuals with experience in accounting and financial reporting, investment banking, and corporate finance. The Board also considers the need to maintain the appropriate level of experienced membership on each of its committees as it fosters diversity within its ranks. We evaluate the Board as a whole, however, and do not generally choose Directors in order to fill designated slots or positions.

Other than Mr. Salveson, the Nominating and Corporate Governance Committee has not received any recommended Director nominees for election at the 2012 Annual Meeting from any CryoLife security holder or group of security holders beneficially owning in excess of 5% of CryoLife’s outstanding common stock. CryoLife’s Chief Executive Officer, Steven G. Anderson, who owns in excess of 5% of CryoLife’s outstanding common stock, recommended Mr. Salveson for election to the Board.

Stockholders may communicate the necessary information to the Nominating and Corporate Governance Committee or the Board by following the procedures set forth below at “Communication with the Board of Directors and Its Committees” on page 14.

Code of Business Conduct and Ethics

CryoLife has established a Code of Business Conduct and Ethics that clarifies the company’s standards of conduct in potentially sensitive situations; makes clear that CryoLife expects all employees, officers, and Directors to understand and appreciate the ethical considerations of their decisions; and reaffirms the company’s long-standing commitment to a culture of corporate and individual accountability and responsibility for the highest ethical and business practices.

This Code of Business Conduct and Ethics also serves as the code for the company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller, and all other financial officers and executives. In the event that CryoLife amends or waives any of the provisions of the Code of Business Conduct and Ethics applicable to its Chief Executive Officer, Chief

Financial Officer, Chief Accounting Officer, or Controller, the company intends to disclose that information on the company’s website at www.cryolife.com/investornew.htm.

Policies and Procedures for Review, Approval, or Ratification of Transactions with Related Parties

The Board has adopted written policies and procedures for review, approval, or ratification of transactions with related parties.

Types of Transactions Covered

It is our policy to enter into or ratify related party transactions only when the Board of Directors, acting through the Audit Committee or as otherwise described herein, determines that the related party transaction in question is in, or is not inconsistent with, the best interests of CryoLife and its stockholders. We follow the policies and procedures below for any transaction in which we are, or are to be, a participant and the annual amount involved exceeds $50,000 and in which any related party, as defined below, had, has, or will have a direct or indirect interest. Pursuant to the policy, compensatory arrangements with an executive officer or Director that are approved or ratified by the Compensation Committee or compensation received under our employee benefit plans that are available to all employees do not require additional Audit Committee approval.

The company subjects the following related parties to these policies: Directors (and nominees), executive officers, beneficial owners of more than 5% of our stock, any immediate family members of these persons, and any entity in which any of these persons is employed, or is a general partner or principal, or has a similar position, or in which the person has a 10% or greater beneficial ownership interest.

Standards Applied and Persons Responsible for Approving Related Party Transactions

The CEO and the Corporate Secretary are responsible for maintaining a list of all related parties known to them and for submitting to the Audit Committee for its advance review and approval any related party transaction into which we propose to enter. If any related party transaction inadvertently occurs before the Audit Committee has approved it, the CEO or the Corporate Secretary shall submit the transaction to the Audit Committee for ratification as soon as he or she becomes aware of it. If the Audit Committee does not ratify the transaction, it shall direct for the transaction to be either rescinded or modified as soon as is practicable. The CEO or the Corporate Secretary may delegate his or her duties under the policy to another officer of CryoLife if he or she gives notice of the delegation to the Audit Committee at its next regularly scheduled meeting.

When reviewing a related party transaction, the Audit Committee shall examine all factors it deems relevant, including, among other things:

•	Whether the transaction has a business purpose

•	Whether the transaction is to be entered into on an arms’ length basis

•	The prior course of dealing between the parties, if any

•	Whether such a transaction would violate any provisions of the CryoLife Code of Business Conduct and Ethics or otherwise create the appearance of impropriety

•	The impact on a Director’s independence in the event the related party is a Director

•	The terms available to unrelated third parties or to employees generally

•	Management’s recommendations regarding the transaction

•	Advice of counsel regarding the legality of the transaction

•	The financial impact on CryoLife

•	Whether or not it is advisable for the approval to comply with Section 607.0832 of the Florida Business Corporation Act, which addresses Director conflict of interest transactions.

If the CEO or the Corporate Secretary determines that it is not practicable or desirable to wait until the next Audit Committee meeting, they shall submit the related party transaction for approval or ratification to the chair of the Audit Committee, who possesses delegated authority to act between Audit Committee meetings. The Chairman shall report any action he or she has taken under this delegated authority to the Audit Committee at its next regularly scheduled meeting.

The Audit Committee, or the Chairman, shall approve only those related party transactions that they have determined in good faith are in, or are not inconsistent with, the best interests of CryoLife and its stockholders.

Review of Ongoing Transactions

At the Committee’s first meeting of each fiscal year, the Committee reviews all related party transactions, other than those approved by the Compensation Committee as contemplated in the policy, that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from CryoLife of more than $50,000 annually. Based on all relevant facts and circumstances, taking into consideration the factors discussed above, the Audit Committee shall determine if it is in, or not inconsistent with, the best interests of CryoLife and its stockholders to continue, modify, or terminate the related party transaction.

See “Certain Transactions” on page 75 for a description of certain related party transactions.

Communication with the Board of Directors and Its Committees

Interested parties may communicate directly with the Board of Directors, the Presiding Director, the non-management Directors as a group, Committee Chairmen, Committees, and individual Directors by mail. CryoLife’s current policy is to forward all communications to the addressees, unless they clearly constitute unsolicited general advertising. Please send all communications in care of Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144.

Availability of Corporate Governance Documents

You may view current copies of the charters of the Audit, Compensation, Nominating and Corporate Governance, and Regulatory Affairs and Quality Assurance Policy Committees, as well as the company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics, on the CryoLife website at www.cryolife.com/investornew.htm.

Notwithstanding anything to the contrary set forth in any of CryoLife’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other CryoLife filings, including this proxy statement, in whole or in part, neither of the following Reports of the Audit Committee and the Compensation Committee shall be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors maintains an Audit Committee comprised of three Directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rules of the NYSE that govern audit committee composition, including the requirement that audit committee members all be “Independent Directors” as that term is defined by Sections 303A.02 and 303A.06 of the current NYSE Listing Standards and Rule 10A-3 promulgated under the Securities Exchange Act of 1934.

The Audit Committee oversees CryoLife’s financial processes on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in CryoLife’s Annual Report on Form 10-K for fiscal 2011 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Board and the Audit Committee have adopted a written Audit Committee Charter. Since the first quarter of 2004, CryoLife has retained a separate accounting firm to provide internal audit services. The internal audit function reports directly to the Audit Committee and, for administrative purposes, to the Chief Financial Officer.

During the course of fiscal 2011, management completed the documentation, testing and evaluation of CryoLife’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Deloitte & Touche LLP at each regularly scheduled Audit Committee meeting. The Audit Committee also reviewed the report of management on internal control over financial reporting contained in CryoLife’s Annual Report on Form 10-K for fiscal 2011, as well as Deloitte & Touche LLP’s Reports of Independent Registered Public Accounting Firm included in CryoLife’s Annual Report on Form 10-K for fiscal 2011 related to its audit of (i) CryoLife’s consolidated financial statements and (ii) the effectiveness of CryoLife’s internal control over financial reporting. The Audit Committee continues to oversee CryoLife’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2012.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of CryoLife’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. The independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm that firm’s independence from management and CryoLife.

The Audit Committee discussed with CryoLife’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of CryoLife’s internal controls and the overall quality of CryoLife’s financial reporting.

Aggregate audit fees paid to Deloitte & Touche LLP for the year ended December 31, 2011, including audit-related fees paid in 2011, were $654,000. See “Ratification of the Independent Registered Public Accounting Firm” at page 88 for further details. The Audit Committee determined that the payments made to its independent registered public accounting firm for non-audit services for 2011 were consistent with maintaining Deloitte & Touche LLP’s independence. In accordance with its Audit Committee Charter, CryoLife’s Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, specified tax services and other services.

In reliance on the reviews and discussions referred to above, the Audit Committee members did not become aware of any misstatement in the audited financial statements and recommended to the Board of Directors that the audited financial statements be included in CryoLife’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission. The Audit Committee will also select CryoLife’s independent registered public accounting firm for fiscal 2012.

Audit Committee

DANIEL J. BEVEVINO, CHAIRMAN THOMAS F. ACKERMAN HARVEY MORGAN

PROXY ITEM #2

ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY ON PAY)

In accordance with Section 14A of the Securities Exchange Act of 1934 and related rules, we are asking shareholders to approve the following advisory resolution (commonly referred to as say on pay):

“Resolved, that CryoLife’s shareholders approve the compensation paid to CryoLife’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

As discussed in more detail below, we believe that the Compensation Committee’s actions following the 2011 say-on-pay vote, which obtained 73.1% support, have been commensurate with company performance. Further, the committee has made several adjustments to the company’s executive pay program intended to enhance the link between pay and performance and more closely align executives with shareholder interests. Named executives experienced a one-time increase in total compensation for 2011 primarily due to the special, one-time equity grants made during the first quarter of 2011, as discussed in last year’s proxy statement and in the Compensation Discussion and Analysis. The number of shares underlying this year’s equity grants, however, has returned to 2010 levels (assuming that the performance shares are earned at target levels). The committee’s actions were accompanied by an expanded pay for performance review undertaken in response to the 2011 say on pay vote. This review is discussed further below under “Pay for Performance Review.” Despite flagging stock prices, a recession, and set-backs related to the loss of revenues from HemoStase, the company has remained profitable and has delivered strong cash flow, and the Board believes that the executive team has performed well in executing the company’s growth strategies.

Compensation Decisions Since 2011 Say on Pay Vote

Set forth below is a summary of compensation decisions made by the committee since last year’s say-on-pay vote:

Salary

None of the named executive officers received salary increases for 2012 except for the CEO, who received only the 3% salary increase that the company was contractually obligated to provide to him under the terms of his employment contract.

Annual Bonuses

2011 Bonus. The formulas for calculating the adjusted revenues and adjusted net income bonus components were revised in order to emphasize CryoLife’s current revenue sources and to exclude items over which management was not considered to exercise significant control or which were volatile or difficult to predict, while the individual performance component was simplified to minimize the impact of subtle differences in performance. Each of the named executive officers received an annual bonus for 2011 equal to 86% of target for 2011. These bonuses were paid upon the attainment of the following:

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Specific, pre-set performance goals, including the achievement of specific levels of adjusted net income and adjusted revenues (described in more detail under “Compensation Discussion and Analysis” on page 24); and

•	Individual personal performance goals.

Stricter Thresholds for 2012. 2012 target pay-out levels as a multiple of salary are unchanged from the prior year. However, several adjustments were made in an effort to ensure that no bonus will be paid unless appropriately challenging performance is achieved. For 2012, threshold levels have been set so that adjusted revenues must equal at least 95% of target, and adjusted net income must equal at least 85% of target, as compared to 2011 thresholds that were only 92.5% and 80%, respectively. This necessitated a corresponding change to raise the threshold payout from 50% of target to 60%.

Equity Incentives

Return to 2010 levels. In 2012, the total number of shares subject to awards was reduced from 2011, reflecting a return to 2010 grant levels (assuming that the performance shares are earned at target levels) following the special one-time increase in 2011.

Movement to Performance Shares. In order to enhance the alignment of executive pay and company performance, the committee modified the composition of the company’s long-term incentives. Previously, the company awarded a combination of stock options and restricted stock. For 2012, executives received a package consisting 1/3 of options, 1/3 of time-based restricted stock, and 1/3 of performance shares, based on the number of shares underlying awards, and assuming that performance shares are earned at target levels. The number of shares received under the performance share award is conditioned upon the achievement of specific pre-set levels of 2012 Adjusted EBITDA. See “Executive Compensation—Terms of 2009 Employee Stock Incentive Plan Awards” on page 52 for a discussion of the calculation of adjusted EBITDA.

Stock Ownership and Holding Requirements

Increased Required Stock Ownership Levels. The committee increased the required stock ownership levels so that the CEO is required to hold an amount of stock worth approximately 3 times his annual base salary, and all named executive officers must hold an amount equal to or in excess of their annual base salary, assuming a $5.00 per share or higher stock price.

Adopted Stock Holding Requirements. The committee also adopted a stock holding requirement that limits the amount of stock any executive officer can sell before his or her holdings meet the required stock ownership levels. Under the new requirement, each executive must hold 50% of the net after tax shares received from option exercises and stock vesting until the executive is in compliance with the required minimum stock ownership level.

Performance Highlights

Despite setbacks and flagging shareholder return, company performance has remained solid, as shown below:

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Compared to the 2012 peer group utilized by the committee for 2012 compensation decisions (see the Compensation Discussion and Analysis for a listing of the companies comprising the 2012 peer group), three- and four-year average operating cash flows from the periods ending fiscal year 2010 scored at approximately the 69th and 65th percentiles, respectively

•	Compared to the 2012 peer group, three - and four-year average free cash flows from the periods ending fiscal year 2010 scored at approximately the 77th and 75th percentiles, respectively

•	Operating cash flow has risen by approximately 80% from approximately $9.3 million in 2007 to approximately $16.8 million in 2011, and

•	Free cash flow has risen by almost 76% from approximately $8.1 million in 2007 to approximately $14.2 million in 2011.

Free cash flow is a non-GAAP number. For more information, including a full reconciliation to the most comparable GAAP numbers and discussion of why the company believes this measure is useful, please see Appendix B.

Further, as of December 31, 2011, the company’s current ratio (current assets divided by current liabilities) was 4 to 1, and the debt-equity ratio (total liabilities divided by shareholders’ equity), expressed as a percentage, was only 21.7%.

We believe that the company’s management team has positioned the company well for continued future growth by:

•	Acquiring Cardiogenesis

•	Securing the distribution agreement and related technology for PerClot

•	Obtaining Japanese approval for BioGlue, and

•	Acquiring an investment in ValveXchange.

Conclusion

We believe that despite setbacks, the company has continued to deliver solid and consistent results, especially in its cash flow generation, and management is executing well on the company’s strategic plans for future growth. We also believe that the company’s executive team is instrumental to the company’s continued success, and therefore that it is important that the company’s executive pay packages be designed in a way that encourages these executives to stay with the company and continue to execute on the company’s strategies. At the same time, compensation needs to remain linked to company performance and aligned with the interests of shareholders. The Compensation Committee has worked to strike this balance in the current program, particularly with the enhancements made in response to the 2011 say on pay vote. Accordingly, we are asking shareholders to vote in favor of the submitted resolution. We urge you to read the “Pay for Performance Review” and “Compensation Discussion and Analysis” sections of this Proxy Statement for a more detailed discussion of the link between company performance and executive pay and the compensation decisions made by the Compensation Committee in response to the 2011 say on pay vote.

Required Vote

The advisory votes cast for this proposal must exceed the votes cast against it in order for it to be approved. Accordingly, abstentions and broker non-votes will not be relevant to the outcome. As previously disclosed and approved by the shareholders, the Board intends to submit a say on pay proposal annually until the next required vote on the frequency of say on pay votes, currently expected to take place at the 2017 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO CRYOLIFE’S NAMED EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

PAY FOR PERFORMANCE REVIEW

In response to the 2011 say on pay vote, the Compensation Committee of CryoLife’s Board of Directors undertook an expanded review of CryoLife performance and its relationship to executive pay. The committee examined multiple measures of CryoLife performance, both in absolute terms and in comparison with certain peer companies. The objective of the review was to better understand CryoLife’s historical performance and executive pay trends. The key findings from this review included:

•	Revenue increased by approximately 47% from 2006 to 2011

•	Operating cash flow increased by over 80% from 2007 to 2011

•	Free cash flow increased by almost 76% from 2007 to 2011

•	Shareholders’ equity at December 31, 2011, as reflected on the 2011 Balance Sheet, has more than doubled since 2007

•

CryoLife’s total shareholder return, calculated as the change in the closing price of our common stock from the first day of the period to the last, was negative 12.9% in 2011, negative 48.7% for the period from 2009 to 2011, and negative 37.2% for the period from 2007 to 2011

•	Most of the stock options granted from 2004 to 2011 were underwater at year end 2011, and a number of them remained underwater as of March 19, 2012

•	No salary increases were made for named executive officers in 2009 or 2010, except for Mr. Burris

•	Short-term incentive awards have been paid out below target from 2008 to 2011

•	The current realizable value of outstanding equity awards remained below their grant date value as of December 31, 2011, as reported in the Summary Compensation Table

•

Management has successfully executed on business development opportunities, most recently with the expansion of BioGlue in Japan, the acquisition and integration of Cardiogenesis, the investment in ValveXchange, and the rollout of PerClot in new international markets

•	The CEO continues to hold a substantial investment in CryoLife stock, currently representing approximately 6.6% of the total common shares outstanding, and

•	All named executive officers were in compliance with their required stock ownership levels in effect during 2011, which aligns their long-term wealth with that of shareholders.

This Pay for Performance Review discussion includes references to free cash flow and EBIT margin, non-GAAP numbers. Additional information, including a full reconciliation to the most comparable GAAP numbers and a discussion of these measures, is contained on Appendix B to this proxy statement.

Certain comparative performance data was provided by the committee’s compensation consultant, Pearl Meyer, in a special report dated October 2011, the “October 2011 study.” The October 2011 study compared CryoLife’s performance over the one and three year periods ending with fiscal year 2010 to that of the “2012 peer group,” a group of companies chosen to reflect CryoLife’s industry focus and size, more specifically defined below under “Compensation Discussion and Analysis—2012 Executive Compensation Actions—2011 Executive Compensation Study.” The October 2011 study found that when compared to the 2012 peer group, key measures for fiscal 2010 showed strong performance by CryoLife in the following areas:

•	Earnings Per Share – Median

•	Return on Capital – Near the 75th Percentile

•	Net Profit Margin – Above the Median, and

•	EBIT Margin – Above the 75th Percentile.

However, CryoLife’s revenue growth in 2010 was somewhat above the 25th percentile when compared to the 2012 peer group. This prompted the committee to evaluate the actions of management impacting CryoLife’s revenue growth, as explained below.

Revenue Growth. The committee reviewed CryoLife’s revenues over the past 5 years and noted that CryoLife’s revenues have increased every year from 2006 to 2011. Further, CryoLife’s revenues have increased by over 47% from approximately $81.3 million in 2006 to $119.6 million in 2011. Although CryoLife’s revenues continue to grow, CryoLife’s rate of revenue growth in the past few years appears to be behind its peers. The committee therefore determined that a closer examination of CryoLife’s revenue growth was in order. As a result of this examination, the committee determined that a major factor impacting CryoLife’s revenues in recent years was the loss of revenues from the HemoStase product, a loss which CryoLife is currently litigating. The committee concluded that this loss was beyond management’s reasonable ability to predict or prevent, and therefore should not be allowed to unduly influence compensation levels. In addition, the committee reviewed CryoLife’s strategic plans to drive revenue growth, and evaluated management’s performance in developing and executing these plans. The committee concluded that the executive officers have performed well in this area over the past two years by:

•	Acquiring Cardiogenesis

•	Securing the distribution agreement and related technology for PerClot

•	Obtaining Japanese approval for BioGlue, and

•	Acquiring a preferred stock investment in ValveXchange along with rights of first refusal to purchase ValveXchange and rights to distribution.

These successes added revenues of approximately $10.3 million in 2011, and the committee believes that they have positioned CryoLife well for future growth. The committee also noted that the increases in revenues have been achieved without any significant increase in long-term liabilities.

Net Income, Net Profit Margin, EBIT Margin, and EPS. Compared to the 2012 peer group described below, CryoLife’s performance for the three years ending with fiscal year 2010 was strong:

• EBIT margin	above 75th percentile
• Net profit margin	above 75th percentile, and
• EPS	significantly above median, approaching 75th percentile.

The committee noted that net profit margin and earnings per share during this period were positively impacted by a one-time reversal of tax allowances in 2008, but that performance for the fiscal year ended December 31, 2010, which was unaffected by this reversal, was also strong:

• EBIT margin	above 75th percentile
• Net profit margin	exceeded the median, and
• EPS	at the median.

The statistics above were based on the following underlying measures of company performance:

For the three years ending with fiscal year 2010:

• Average EBIT margin	11%
• Average Net profit margin	13%, and
• Average Diluted EPS	$0.52.

For the fiscal year ended December 31, 2010:

• EBIT margin	6%
• Net profit margin	3%, and
• EPS	$0.14.

The committee noted that net income has remained relatively strong over the last three years, but has been impacted by a number of unusual items. For example, in 2008, net income was positively impacted by an unusual one-time gain of $19.1 million related to the reversal of substantially all of the valuation allowances on the company’s deferred tax assets; similarly, in 2010, net income was negatively impacted by several non-cash charges, including write-downs of the value of the company’s investment in Medafor and of HemoStase inventory and the expensing of in-process research and development acquired from Starch Medical; also, in 2010, net income was positively impacted by the change in the value of the derivative related to the investment in Medafor common stock. Despite these unusual items, a poor economy, investments involved in the company’s strategic planning, and the loss of the Medafor relationship and related litigation, the company has remained consistently profitable throughout the period.

Cash Flow. In conjunction with its review of the October 2011 study, the committee examined total shareholder return, earnings per share, return on capital, net profit margin, and revenue performance; however, the committee believes that cash flow is an important predictor of CryoLife’s ability to grow and thrive in the future and that CryoLife’s cash flow performance is critical to executing its growth strategy and ultimately returning value to shareholders. Therefore, presented below is a more detailed discussion of the company’s cash flow from operations and free cash flow.

As reflected in the chart below, CryoLife’s operating cash flow increased by approximately 80% from 2007 to 2011, and free cash flow rose by almost 76%:

	2011	2010	2009	2008	2007
Cash Flow From Operations	$16,751,000	$20,837,000	$16,572,000	$9,537,000	$9,292,000

Minus Capital Expenditures	(2,538,000)	(2,121,000)	(1,690,000)	(1,738,000)	(1,207,000)

Free Cash Flow	$14,213,000	$18,716,000	$14,882,000	$7,799,000	$8,085,000

These cash flow numbers compared extremely favorably to the 2012 peer group. Average operating cash flows from fiscal years 2008-2010 scored at approximately the 69th percentile, and average free cash flows from fiscal years 2008-2010 scored at approximately the 77th percentile. Further, CryoLife has been able to achieve these strong cash flow results:

•	In the face of a recession

•	Despite the loss of the Medafor relationship

•	Without materially increasing long-term debt or the number of shares of common stock outstanding, and

•	While continuing to invest in CryoLife’s future through research and development spending, which has continued to increase over the last three years.

The cash flow numbers take on more significance in light of CryoLife’s relatively low debt burden. As of December 31, 2011, CryoLife’s current ratio (current assets divided by current liabilities) remained 4 to 1; and the debt-equity ratio (total liabilities divided by shareholders’ equity), expressed as a percentage, was only 21.7%.

Adjusted Revenues and Adjusted Net Income. The company uses adjusted revenues and adjusted net income to set targets for CryoLife’s annual bonus program. We believe these financial metrics, which emphasize factors over which management is expected to have control, are key to incentivizing management to achieve company performance that will further our strategic business plan and ultimately deliver value to our shareholders. Because the annual bonus targets are set at challenging levels, for fiscal year 2011, the adjusted revenues bonus paid out at only the 72% level and the adjusted net income bonus paid out at the 93% level, even though CryoLife did achieve 96% of the adjusted revenues target and 97% of the adjusted net income target. For an explanation of the calculation of adjusted revenues and adjusted net income, see “Plan-Based Awards, Annual Performance-Based Bonus Plans” at page 56 of this proxy statement.

The committee believes that the annual bonus program represents a key component of CryoLife’s overall pay for performance program, because executives do not receive any bonus unless specific performance targets are met. In addition, bonus amounts are directly correlated with company performance, are set to encourage CryoLife to actually reach the targets at the 100% payout level, and are managed in such a way as to limit the payouts significantly if CryoLife performance only comes near the targets.

The committee also noted that in 2009 and 2010, the named executives did not receive bonuses at the target level, and they also did not receive target bonuses for 2011. The committee believes that the incentive payouts have appropriately reflected actual performance.

Increases in Total Shareholders’ Equity. The committee also noted that total shareholders’ equity has more than doubled since December 31, 2006. We believe these numbers reflect strong improvements in shareholder value, particularly given CryoLife’s low level of long-term debt and relatively low percentage of increase in outstanding shares.

Analysis of Equity Compensation Component. When assessing pay and performance alignment, CryoLife reviewed the realizable value of equity awards in comparison to their grant value as reported in the Summary Compensation Table. The committee believes that the reported grant value does not and has not historically reflected the value actually earned by executives. CryoLife’s use of stock options has not provided significant realizable value to company executives over recent years but has nonetheless resulted in and is expected to continue to result in significant accounting costs to CryoLife. The committee identified this disconnect between the accounting cost and true economic value of stock option grants as a key area in which the alignment of CryoLife’s executive compensation programs with CryoLife financial performance could be further strengthened. The following charts illustrate this point for our CEO, where the realizable value at the end of each fiscal year reviewed has averaged only 44% of each year’s grant value and where the current realizable value of all grants over the period reviewed has averaged only 40% of the grant value as of February 29, 2012. The significantly lower realizable value is what should and does align with our long-term performance, whereby relatively lower shareholder returns have resulted in relatively lower value for executives. The tables below show the realizable value of the equity grants made in each of the last five fiscal years as a percentage of the original grant value of the awards. The percentages are shown as of the end of the fiscal year in which the grant was made in the first table and as of February 29, 2012 in the second table. We calculate the grant values of the equity awards based on the closing price of our common stock on the date of grant for restricted stock awards and the Black-Scholes value for option awards.

Pay For Performance – Conclusions.

The committee believes that management and CryoLife as a whole have performed well over the past five years, especially given the extremely poor economic conditions facing the country as a whole. The committee remains disappointed that total shareholder return continues to lag behind the metrics they consider to be key indicators of CryoLife’s health. Nonetheless, indicators of core CryoLife performance such as cash flow from operations and free cash flow have been consistently strong for the past several years, and the committee expects that the revenue and earnings growth that is expected to flow from the acquisitions and other strategic actions accomplished by the executive management team will ultimately return value to shareholders. Thus, while the committee will continue to monitor total shareholder return and to analyze whether or not underlying company performance issues have negatively impacted it, the committee has concluded that performance by both management and CryoLife as a whole remains strong.

The committee believes that CryoLife’s executive compensation program is well structured and that it aligns pay with company performance. However, it has implemented several changes for 2012 (discussed in more detail in the Compensation

Discussion and Analysis), including the addition of performance shares as a portion of the annual long-term equity incentive grant and a tightening of threshold target levels under the annual bonus program; the committee believes these changes will further enhance the ability of the executive pay program to accomplish its objectives of aligning pay and performance and retaining a high-performing executive leadership team.

The committee and management hope to obtain shareholder support of our executive pay program as expressed through the 2012 say on pay vote, which we have adopted as an annual vote in order to obtain continuous and timely feedback. We urge you to read the accompanying “Compensation Discussion and Analysis” for a more detailed discussion of our executive pay decisions.

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

Retaining and motivating high caliber executive and technical talent is important to the success of our business. The compensation committee of CryoLife’s Board of Directors determines and approves the compensation of CryoLife’s executive officers, including the named executive officers. The committee’s fundamental philosophy is to provide competitive pay opportunities to our executives, while aligning pay outcomes with performance achievement that we believe will ultimately drive stock appreciation. The committee accomplishes this by linking our executive officers’ incentive compensation to both personal and company performance.

In making compensation decisions in 2011 and 2012, the committee was heavily influenced by the performance delivered by CryoLife management in recent years, despite a poor economy. CryoLife’s cash flow from operations remained high and CryoLife grew revenues in 2011. This weighed heavily in the committee’s setting of total overall compensation in February 2012. The committee also believes that although CryoLife’s recent stock price reflects market uncertainties with respect to revenue and profit growth, these uncertainties are being addressed by management through select acquisitions and investments in CryoLife’s future, including expanded research and development activities. Our named executive officers’ 2011 compensation package was designed to hold them accountable for our 2011 results, with a significant portion of total compensation paid in stock and stock options. In addition, CryoLife requires executives to hold a significant amount of company stock, which means that changes in the stock price are felt by executives. For example, the CEO, who founded CryoLife, owns over 6% of CryoLife’s outstanding stock, and any changes in the value of the stock impact the value of his holdings along with those of all stockholders.

Set forth below is an overview of CryoLife’s performance and pay results for the named executive officers for 2011, and a summary of the actions taken by the compensation committee for 2012, which were partially in response to the 2011 say on pay vote result. The remainder of this Compensation Discussion and Analysis provides additional details regarding CryoLife’s executive compensation program, including the strategy, process and considerations for determining 2011 and 2012 executive compensation levels and the design of CryoLife’s executive compensation programs and policies.

2011 PAY FOR PERFORMANCE OVERVIEW

2011 CryoLife Performance Results

The following are a few highlights regarding CryoLife’s 2011 operating and financial performance and other accomplishments:

•	Record revenues of $119.6 million, reflecting 3% growth over 2010

•	Fifth consecutive year of solid profitability

•	$16.8 million of cash flow from operations

•	Executed on growth strategies and repurchased $2.9 million of CryoLife common stock, with no material increase in debt or shares outstanding

•

Continued to position CryoLife for higher growth in larger addressable markets, as evidenced by the successful launch of BioGlue in Japan, the acquisition and integration of Cardiogenesis, the investment in ValveXchange, and the rollout of PerClot in international markets, and

•	Retained a strong balance sheet to enable the continued pursuit of business development opportunities to accelerate growth.

2011 Named Executive Officer Compensation Results

The performance results summarized above were reflected in our named executive officer compensation results for 2011 in the following primary ways:

•	Short-term incentive awards were earned at 86% of the target, based on achieving 96% of the adjusted revenue goal, 97% of the adjusted net income goal, and 100% of the individual performance goals

•

Equity awards granted in February 2011 had a higher grant value than the prior year, but were only worth 47% of their grant value by the end of the year, because the stock price decline reduced the value of the restricted stock awards and resulted in the stock options being underwater at year end, and

•

The value of equity owned and held by the named executive officers declined during the year, which was impactful to all executive officers, who are required to maintain a minimum level of stock ownership in accordance with CryoLife’s stock ownership policy.

The committee believes that these pay results were aligned with CryoLife’s performance results for 2011, and reflect the strong performance orientation of CryoLife’s pay programs and policies, as evidenced by the following highlights:

•	Over 50% of named executive officer target compensation is in the form of variable pay opportunities tied to individual or company performance or to shareholder value creation

•

The annual bonus targets are set at challenging levels that are designed to encourage business growth, as evidenced by the fact that although we came close to meeting the target levels of adjusted revenues and adjusted net income contained in our annual bonus plan, the plan only paid out at 86% of target

•

Short-term incentive opportunities are tied significantly to adjusted revenue and adjusted net income performance, both of which emphasize factors over which management is expected to have control and are key to incentivizing management to achieve company performance that will further our strategic business plan and ultimately deliver value to our shareholders

•	Long-term incentive opportunities are equity-based and include stock options, which only provide value to executives if the stock price increases beyond the grant date, and

•	Named executive officers have minimum stock ownership requirements to ensure a strong alignment between executives and shareholders and to encourage a long-term view of performance.

ACTIONS TAKEN SINCE 2011 SAY ON PAY VOTE

Pay For Performance Review

CryoLife’s first non-binding say on pay vote passed by a vote of 73.1% for, with 26.9% voting against. While the committee appreciated the shareholder support received, the committee takes all negative votes seriously, and therefore initiated a fresh review of CryoLife’s executive compensation programs and made changes to the pay program in 2012. As a part of this review, the committee undertook an expanded analysis of the link between executive pay and CryoLife performance, as described under “Pay for Performance Review” at page 19 of this Proxy Statement. Based on this review the committee made a number of changes in its pay program for CryoLife’s named executive officers in order to tie the named executive officers even more closely to performance metrics the committee believes will lead to improved returns to shareholders.

2012 Executive Compensation Program Changes

After carefully considering the results of the pay for performance review discussed above, the committee directed and approved the following primary changes to the executive compensation program for 2012:

•	No salary increases for the named executive officers, other than the CEO, who is being provided a 3% salary increase per the terms of his employment contract

•

Returned the equity grant level to 2010 levels and modified the long-term incentive mix to add performance shares, resulting in a 2012 grant mix that is 1/3 options, 1/3 restricted stock and, using target levels, 1/3 performance shares

•

Adopted the measure of adjusted EBITDA for the new performance shares; the committee believes that adjusted EBITDA is a reasonable proxy for a measure of cash flow, but allows for adjustments to eliminate items that might provide improper incentives and items over which management has no control

•

Increased the required stock ownership levels for each of the named executive officers except Mr. Lee, in order to achieve a required ownership level equal to approximately 3x salary for the CEO and 1x salary for each other named executive officers, assuming a $5.00 per share or higher stock price; (Mr. Lee’s ownership requirement already met this standard), and

•

Adopted an executive stock holding requirement requiring executives to hold 50% of the net after tax shares received from option exercises and stock vesting until the executive is in compliance with the required minimum stock ownership level.

A more detailed discussion of 2012 compensation decisions is set forth below under “2012 Executive Compensation Actions.”

ROLES AND RESPONSIBILITIES

Compensation Committee

The Compensation Committee of CryoLife’s Board of Directors determines and approves the compensation of CryoLife’s executive officers, including the named executive officers. The committee is supported by the CEO, executive management, an independent consultant, and outside legal counsel. The committee regularly meets in executive session without the CEO or any members of management present.

Chief Executive Officer

The Chief Executive Officer regularly attends committee meetings and makes specific recommendations to the committee with respect to the compensation arrangements for executives, including the named executive officers. The CEO is not present during executive sessions of the committee.

Executive Management

The Chief Financial Officer, General Counsel, and Corporate Secretary often provide data and information to the committee in advance of committee meetings. The General Counsel regularly attends committee meetings, but is not present during executive sessions of the committee.

Independent Consultant

The committee has the authority to engage an independent compensation consultant to assist the committee with its responsibilities. The committee has engaged Pearl Meyer & Partners as its independent advisor. Pearl Meyer & Partners reports directly to the committee, is directed by the committee, and provides no other services to CryoLife. Pearl Meyer & Partners generally performs an annual review of executive and outside director compensation, analyses the relationship between executive pay and company performance, informs the committee of emerging practices and trends, assists with special projects at the request of the committee, and regularly attends committee meetings.

PHILOSOPHY AND OBJECTIVES

The compensation philosophy of the committee is to provide competitive salaries and link the executive officers’ incentive compensation to the achievement of annual and long-term performance goals related to both personal and company performance without incentivizing excessive or inappropriate risk taking. Each primary element of compensation is intended to accomplish a specific objective, as summarized in the following chart:

Primary Component	Primary Purpose	Form	Performance Linkage
Base Salary	Provide sufficiently competitive pay to attract and retain experienced and successful executives	Cash	Salary adjustments are partially based on individual executive performance and partially based on other factors such as competitive market positioning and internal pay equity; in addition, CryoLife performance may impact the decision of whether or not any salary adjustments should be made

Short-Term Incentive	Encourage and reward individual contributions and aggregate company results with respect to meeting and exceeding our short-term financial and operating goals	Cash	Short-term incentive payouts are 100% performance-based, with 40% tied to adjusted revenue, 40% tied to adjusted net income, and 20% tied to individual executive performance

Long-Term Incentive	Encourage and reward long-term shareholder value creation, create and sustain a retention incentive, and facilitate long-term stock ownership among our executive team to further align executive and shareholder interests	Stock Options, Restricted Stock and Performance Shares	Stock options only deliver realizable value to executives if the stock price increases beyond the grant date. Restricted stock awards are less performance-based but their realizable value does change based on changes in CryoLife’s stock price beyond the grant date. Performance shares are not issued and earned unless specific company performance is achieved.

COMPENSATION MIX

The committee does not specifically direct the proportion of total compensation that each of the primary components of the executive compensation program shall constitute, but generally intends to have more variable pay opportunities than fixed pay and to have more long-term incentive opportunities than short-term incentive opportunities. These objectives result in a pay program that should and does provide alignment between pay and performance. The following chart summarizes the target pay mix for the named executive officers for fiscal 2011 (dollars in thousands):

Primary Component	Anderson	Lee	Seery	Burris	Heacox
Salary	$638	$361	$290	$290	$290

Short-Term Incentive (Target)	$383	$217	$116	$116	$116

Long-Term Incentive (Grant Date Fair Value)	$802	$323	$224	$224	$224
Total Target Compensation	$1,823	$901	$630	$630	$630

% Fixed [1]	35%	40%	46%	46%	46%

%Variable [1]	65%	60%	54%	54%	54%

% Short-Term Incentive [2]	32%	40%	34%	34%	34%

% Long-Term Incentive [2]	68%	60%	66%	66%	66%

[1]	Percent of Total Target Compensation.
[2]	Percent of Total Variable Pay Opportunity (Total Short-Term and Long-Term Incentive).

Long-term incentive grant date fair values are based on an award share price of $5.12 and a Black-Scholes option value of $2.54.

COMPENSATION BENCHMARKING

As part of its decision-making process, the committee requests and reviews relevant and credible benchmark data regarding executive compensation levels, company performance, and the relative relationship between executive pay and company performance. However, the committee views this data as one of many inputs into its decision-making process which also includes other assessments of the company’s performance, assessments of each executive’s performance, significant changes in roles and responsibilities, internal pay equity among executives, and retention considerations.

Each year, the committee reviews an executive compensation study prepared by its independent consultant, additional compensation survey data provided by management, internal equity information, and a tally sheet of all compensation paid to the named executive officers. The executive compensation study is generally completed in the 4th quarter of the year and is used to inform the committee’s decisions regarding the subsequent year’s compensation. Accordingly, the relevant study and market information reviewed by the committee with regard to 2011 executive compensation was prepared in September 2010 and presented to the committee in the 4th quarter of 2010. We refer to this study as the “2010 study.” Comparative data in the 2010 study included data regarding the “2011 peer group,” described in more detail below, and information provided by six compensation surveys of biotech and healthcare companies with targeted revenues of $150 million, approximating the company’s annual revenue. With respect to all named executive officers except Mr. Burris, the comparative compensation benchmarking data presented in the 2010 study was an even blend of the 2011 peer group and the compensation survey information. With respect to Mr. Burris, Pearl Meyer used only the compensation surveys. In each case, Pearl Meyer trended the compensation data forward to January 1, 2011 by a factor of 3.1%. We refer to the blended 2011 peer group and survey compensation data for all named executive officers except Mr. Burris, and the survey information with respect to Mr. Burris, as the “2011 peer group information.”

The following companies comprised the peer group for the 2010 Study:

Abiomed, Inc.	Micrus Endovascular Corp.
Atrion Corp.	Orthovita, Inc.
Enzon Pharmaceuticals, Inc.	RTI Biologics, Inc.
ev3, Inc.*	Stereotaxis, Inc.
Immucor, Inc.	Synovis Life Tech, Inc.
Kensey Nash Corporation	Thoratec Corp.
Medical Action Industries, Inc.

*	ev3, Inc. became part of Covidien in July 2010, and its 2010 market cap information was not available for the September 2010 Pearl Meyer executive compensation study; however, its 2009 compensation information was available for inclusion in the study.

The following surveys were used for the 2010 Study:

•	Mercer U.S. Executive Compensation Database

•	Watson Wyatt Report on Top Management Compensation

•	Pearl Meyer & Partners, CHiPS Executive and Senior Management Total Compensation Survey, and

•	Radford Biotechnology Industry Survey (provided by CryoLife).

Both the peer companies and survey sources were recommended by the independent consultant and approved by the compensation committee. In approving the peer group, the compensation committee considered the fact that each company operated in a similar industry, with significant research and development requirements, and is highly regulated. The committee also considered and reviewed the revenue size of each company and the overall median for the group, and concluded that it was within a reasonable range of CryoLife’s historical, current, and projected revenue. Nonetheless, the compensation committee reviews and considers changes to the peer group and survey sources at the onset of each year’s study. This is done to ensure that the peer group and survey sources continue to reflect the most appropriate reference point for CryoLife. The 2011 peer group had median 2009 revenues of $101 million and median market capitalization of $266 million.

COMPENSATION COMPONENTS (2011)

The primary components of CryoLife’s executive compensation program are base salary, short-term incentives, and long-term incentives. CryoLife also provides executives with tax-deferred savings opportunities, participation in company-wide benefits programs, and limited perquisites.

When reviewing and approving any changes to executive compensation levels, the committee generally requests, reviews, and considers the following primary information:

•	The performance of CryoLife, absolute and relative to industry peers

•	The performance of each individual executive

•	Each executive’s recent compensation history with CryoLife—Three-year tally sheet

•	Internal equity among the executive team members

•	Changes in the roles and responsibilities of the executives, including promotions

•	Each executive’s stock ownership level relative to the existing stock ownership guideline

•	The positioning of each executive’s compensation relative to benchmark data provided by the committee’s independent consultant and management

•	The extent of existing performance and retention incentives provided by outstanding equity awards, and

•	Any contractual guarantees or limitations.

Base Salary

The committee generally reviews base salary levels each February as part of its overall review and approval of the executive compensation program. Based on its review in late 2010 and early 2011, the committee approved the following increases to executive base salaries for 2011:

Executive	2010	2011	% Increase	Primary Rationale[1,2]
Anderson	$619,229	$637,806	3%	Standard market increase
Lee	$350,897	$361,424	3%	Standard market increase
Seery	$275,000	$290,000	5.5%	Standard market increase plus below market adjustment
Burris	$275,000	$290,000	5.5%	Standard market increase plus below market adjustment
Heacox	$281,589	$290,037	3%	Standard market increase

[1]	More detailed information provided in the “Analysis” section below.
[2]	Standard market increase projection for the life sciences industry was provided by the committee’s independent consultant.

Analysis

In arriving at its decision to approve the base salary increases outlined above, the committee took into consideration the following primary factors and analyses:

•	None of the named executive officers except Mr. Burris had received a salary increase since 2008, and prior to 2008 Mr. Anderson had not received a salary increase since 2001

•

Mr. Anderson had been entitled to a base salary increase in 2010 of 1.8%, or $11,146, pursuant to his employment contract, but had waived it; pursuant to his employment contract, he was entitled to at least a 1.03% increase in 2011

•	CryoLife’s operating and financial performance was reasonably strong relative to peers on key measures such as EBIT, Net Income, EPS, and Return on Capital

•	Management continued to demonstrate progress in positioning CryoLife for future success, and maintained a strong cash flow while completing significant business and technology acquisitions

•	The expected median executive-level salary increase for the life sciences industry was reported to be 3.0% by the committee’s independent consultant

•	Mr. Seery and Mr. Burris were below the market 50th percentile data provided by the committee’s independent consultant

•	The total annual cost of the salary increases was $67,552

•	With respect to Messrs. Lee and Seery, that their responsibilities significantly exceed those of the comparable positions utilized for comparison purposes in the peer group information, and

•

After adoption of the salary increases, the aggregate pay positioning against market benchmarks for the named executive officers was within a competitive range of the 50th percentile for each named executive officer except Mr. Anderson, as set forth below:

Executive	CRY 2011	Peer Median [1]	CRY vs. Median	Primary Rationale
Anderson	$637,806	$480,000	133%	Company founder with 30 years’ experience[2]

Lee	$361,424	$330,000	110%	Within a competitive range of the 50th percentile[3]

Seery	$290,000	$290,000	100%	Within a competitive range of the 50th percentile[3]

Burris	$290,000	$310,000	94%	Within a competitive range of the 50th percentile[3]

Heacox	$290,037	$305,000	95%	Within a competitive range of the 50th percentile[3]

[1]	Based on the 2011 peer group information.
[2]

Mr. Anderson’s minimum base salary is set per the terms of his employment contract; see “—Short Term Incentives” below for a discussion of the committee’s rationale in allocating Mr. Anderson’s cash and equity compensation.

[3]	Competitive range recommended by Pearl Meyer and agreed to by the committee as 90-110% of the peer group 50th percentile.

Discussion regarding the composition of Mr. Anderson’s pay, his cash to equity ratio, and the setting of his and the other officers’ target total cash compensation, is presented below under “—Short-Term Incentives.” In addition to the committer’s desire to bring Mr. Seery’s base salary closer to the median of the 2011 peer group information, his 5.5% increase was based on internal equity concerns and the fact that his last salary increase prior to 2008 was in 2005.

Short-Term Incentives

The committee generally establishes the short-term incentive plan design, performance measures, and performance goals in the first quarter as part of its overall review and approval of CryoLife’s executive compensation program. For the 2011 short-term incentive plan, the compensation committee approved the following measures, weights, and performance goals:

		2011 Performance Goals
Performance Measure	Weight	Threshold	Target	Maximum
Adjusted Revenue	40%	$113,492,000	$122,694,000	None
Adjusted Net Income	40%	$19,385,600	$24,232,000	None
Individual Goals	20%	N/A	Customized	N/A

For 2011, the performance measures and weights remained the same, but the following changes were made:

•	Adjusted revenue and adjusted net income were redefined as described below

•	The threshold for adjusted revenue was decreased to 92.5% of target and the threshold payout was reduced, in light of target goals that the committee viewed as reasonably challenging, and

•	The individual goals component was changed from a ratable scale tied to a numeric performance rating to an “all or nothing” mechanism tied to meeting or exceeding expectations.

In defining adjusted revenue, the committee chose to include revenue sources that most closely related to CryoLife’s ongoing operations and exclude revenue sources that were expected to be discontinued or deemphasized. This resulted in the inclusion of PerClot and Cardiogenesis revenues and the removal of HemoStase revenues. With respect to adjusted net income, the committee chose to exclude items over which management had limited control or which were volatile or difficult to predict. This resulted in the exclusion of licensing, business development and business integration costs, and litigation expenses, in addition to the items excluded in the 2010 short-term incentive plan. The use of these non-GAAP, adjusted performance measures in the short-term incentive plan was intended to create a stronger performance incentive by focusing on controllable variables within the core business and to minimize unintended consequences by excluding items that were highly variable or difficult to predict during the goal-setting process. Furthermore, the equity-based long-term incentive component of the pay package aligns executives with the unadjusted performance of CryoLife, to the extent that such results are reflected in changes in CryoLife’s stock price. The committee removed the maximum ceilings on the adjusted revenues and adjusted net income bonuses in order to ensure that maximum incentives to increase revenues and net income were in place. See Appendix B for additional information regarding these non-GAAP performance measures.

Unlike most years when the performance measures and goals are approved in February, the committee did not approve the 2011 financial performance goals until May, and did not approve the individual performance goals until July. These delays were due to the pending Cardiogenesis acquisition and the changes being made to the operation of the individual goals component. The committee believes that the delayed goal setting was necessary and appropriate in order to ensure that the goals remained reasonable and effective following the Cardiogenesis acquisition, and to provide adequate time to restructure the individual performance component.

The following tables show the award opportunities for the named executive officers as approved by the compensation committee for the 2011 short-term incentive plan:

	2011 Award Opportunities (% of Salary)			2011 Award Opportunity ($ Value)
Executive	Threshold	Target	Maximum	Threshold	Target	Maximum
Anderson	24%	60%	None	$191,342	$382,684	None

Lee	24%	60%	None	$108,427	$216,854	None

Seery	12%	40%	None	$58,000	$116,000	None

Burris	12%	40%	None	$58,000	$116,000	None

Heacox	12%	40%	None	$58,007	$116,015	None

The award opportunities as a percent of base salary were unchanged from 2010.

Analysis – Plan Design

In arriving at its decision to approve the 2011 short-term incentive plan design, measures, and goals, the committee took into consideration the following factors and analyses:

•	A general satisfaction with the core plan design

•

A belief that adjusted revenue and adjusted net income are key to incentivizing management to achieve company performance that will further our strategic business plan and ultimately deliver value to our shareholders, without encouraging excessive risk taking

•	The plan’s similarity to the short-term incentive plan designs of peer companies

•	CryoLife’s 2010 performance, and the degree of improvement required by the 2011 goals

•	The recent historical payout levels having been below target, which the committee believed indicated that performance goals over the last few years had been set at reasonably challenging levels, and

•	The resulting market competitiveness of target total cash compensation—salary + target short-term incentive opportunity, as set forth below:

Executive	CRY 2011	Peer Median[1]	CRY vs. Median	Primary Rationale
Anderson	$1,020,489	$710,000	144%	Company founder with 30 years’ experience[2]

Lee	$578,279	$495,000	117%	Dual role/contribution as COO and CFO[3]

Seery	$406,000	$375,000	108%	Within a competitive range of the 50th percentile[3]

Burris	$406,000	$450,000	90%	Within a competitive range of the 50th percentile[3]

Heacox	$406,052	$450,000	90%	Within a competitive range of the 50th percentile[3]

[1]	Based on data provided by the Committee’s independent consultant (2010 study).
[2]	See the analysis below for additional discussion of the committee’s rationale in allocating Mr. Anderson’s cash and equity compensation.
[3]	Competitive range recommended by Pearl Meyer and agreed to by the committee as 90-110% of the peer group 50th percentile.

The following table shows the performance results for 2011 and the actual amount of short-term incentive paid to each named executive officer:

Performance Measure	Weight	Actual Performance	Target Performance	Performance % of Target	Payout % of Target
Adjusted Revenue	40%	$117,481,000	$122,694,000	96%	72%

Adjusted Net Income	40%	$23,588,000	$24,232,000	97%	93%

Individual Goals	20%	Meets/Exceeds	Customized	100%	100%

Weighted Avg Payout % of Target					86%

Executive	Actual Payout	Target Payout	Actual % of Target
Anderson	$329,155	$382,683	86%

Lee	$186,521	$216,855	86%

Seery	$99,774	$116,000	86%

Burris	$99,774	$116,000	86%

Heacox	$99,787	$116,015	86%

The committee sets bonus amounts in conjunction with a review of base salaries, as part of the overall “target total cash compensation.” The 2011 peer group information showed actual total cash compensation for 2009, including the 2009 bonus paid in 2010, had been above the 75th percentile for Mr. Anderson and near or above the 50th percentile for the other named executive officers, other than Mr. Burris, whose actual total cash compensation was near the 25th percentile. This positioning relative to the peer group information with respect to total cash compensation was primarily the result of the large bonuses paid in February 2010 for the company’s exceptional 2009 performance. The committee concluded that this type of exceptional payment for exceptional performance was appropriate and should be carried forward in the design of the 2011 program, with the changes discussed above. The committee also determined that its increase in Mr. Burris’s base salary would continue to bring his total cash compensation closer to the 50th percentile. The 2011 peer group information also showed that target total cash compensation for 2011 was above the 75th percentile for Mr. Anderson, between the 50th percentile and the 75th percentile for Mr. Lee and Mr. Seery, and between the 25th percentile and the 50th percentile for Dr. Heacox and Mr. Burris. The committee considered these levels to be appropriate, given the committee’s general desire to target pay near the peer group median. Mr. Anderson’s targeted total cash compensation was an outlier at above 75%, due to the relatively higher cash to equity ratio of his compensation package, as explained in more detail below.

The committee has focused on ensuring that Mr. Anderson’s total compensation, excluding the special one-time equity grant in February 2011, is near the median of the peer group information. Mr. Anderson’s overall pay composition reflects a relatively high cash to equity ratio, however, and the committee believes that this is appropriate. There are many factors that suggest that it may be appropriate for Mr. Anderson’s pay to feature relatively less equity than that of other CEOs. Mr. Anderson is 73 years old and has served as CryoLife’s CEO for almost thirty years. Further, Mr. Anderson is already one of CryoLife’s largest stockholders, beneficially owning over 6% of CryoLife’s shares as of March 19, 2012. Once Mr. Anderson retires, he will be entitled to sell all of these shares into the open market. These facts raise multiple issues. First, weighting Mr. Anderson’s pay too heavily toward equity could make it more attractive for him to retire sooner than the Board deems to be in CryoLife’s best interest if he deems it desirable to do so in order to convert those shares to cash. Second, once Mr. Anderson retires, not only will he be entitled to sell all of his shares into the market, but he will not be subject to any volume limitations. Thus, there is a reasonable possibility that following his retirement, significant blocks, or even all, of his shareholdings may be sold into the market at once. Finally, CryoLife has a limited number of shares available for use as equity compensation. Obviously, if more equity is awarded to Mr. Anderson, there is less available to reward to the junior officers. Reducing the size of Mr. Anderson’s equity awards as compared to the median of the peer group information will necessarily produce a proportionately higher amount of cash pay, if the target total direct compensation is to remain at a competitive level. It is also the case that the bonus to salary ratio of Mr. Anderson’s target total cash compensation is higher than that of the other officers, other than the Chief Financial Officer, meaning that a higher percentage of his cash pay is at risk and is subject to performance criteria. The committee believes that this is appropriate in light of his overall cash to equity ratio discussed above.

The committee also noted with respect to Messrs. Lee and Seery that their responsibilities significantly exceed those of the comparable positions utilized for comparison purposes in the peer group information. Mr. Lee’s direct reports include the information technology and manufacturing functions, in addition to finance. Mr. Seery’s direct reports include the vast majority of the European subsidiary, shipping and tissue procurement, in addition to sales and marketing.

The committee adopted management’s adjusted revenue and adjusted net income performance targets and payout levels as proposed without modification and lowered both the adjusted revenue threshold relative to target and the threshold payout percentage in light of target levels that it viewed as reasonably challenging. Management based the changes in performance target levels on CryoLife’s projections provided to the public. Individual target bonus percentages were carried forward from the 2010 bonus program; however, the criteria required to earn the bonus was simplified to a meets or exceeds standard from the prior 1—5 point system. This change was developed jointly by management and the committee. The committee believes that the new system simplifies the determination and minimizes the impact of subtle differences in performance. The committee also believes that the 2011 bonus target percentages provided each executive with a proper bonus potential given his position with and importance to CryoLife and that the bonus opportunities were appropriately sized based on 2011 peer group information and the internal pay equity information reviewed by the committee.

Analysis – Plan Payout

In arriving at its decision to approve the 2011 short-term incentive payouts in early 2012, the committee took into consideration the following:

•	The actual performance results of CryoLife relative to the pre-determined performance goals

•

The actual performance of each individual relative to the pre-determined performance goals, whereby the CEO assessed the performance of each named executive officer other than himself, and the committee, in conjunction with the Nominating and Corporate Governance Committee, assessed the performance of the CEO, and

•

In addition to general subjective considerations, the committee members approved Mr. Anderson’s individual performance bonus, as part of its joint review conducted with the Nominating and Corporate Governance Committee, based on his performance with respect to the following pre-established performance goals:

•	Complete integration of Cardiogenesis

•	Establish pilot shop manufacturing for PerClot IDE submission

•	Reorganize Sales and Marketing to Maximize Marketing and Distribution of PerClot and Cardiogenesis products

•	Initiate autogenous stem cell clinical trial

•	Continue to evaluate cardiovascular companies for potential acquisition, and

•	Implement programs for increasing shareholder value.

The committee and the Nominating and Corporate Governance Committee also evaluated Mr. Anderson with respect to CryoLife’s success in achieving certain financial performance goals. Although the committee determined that these financial performance goals had not been achieved, it nonetheless agreed that Mr. Anderson’s performance with respect to achieving and taking positive steps to achieve the other criteria described above resulted in his overall performance meeting or exceeding the committee’s expectations.

Long-Term Incentives

The committee generally determines the size, form, and provisions of any equity-based long-term incentive awards each February as part of its overall review and approval of CryoLife’s executive compensation program. However, the committee does generally adhere to a policy of not granting equity-based compensation awards at times when insiders are in possession of material non-public information. One notable exception to this policy is with respect to equity grants to new hires, which can be made as of the hire date, provided that management discloses to the committee at the time of grant any material non-public information. In all other instances, in the event the committee approves the grant of an option or equity award at a time when it is in possession of material non-public information, it is the committee’s general policy to delay the grant and pricing of the option and/or issuance of the equity award until a date after the public dissemination of all such material non-public information.

In recent years, the committee has approved annual grants of stock options and restricted stock, although in 2012, the committee added performance shares to the mix. See “2012 Executive Compensation Actions” below. The committee believes that this blend appropriately balances the performance, shareholder alignment, and retention objectives of CryoLife’s long-term incentive program. Furthermore, the use of stock options and restricted stock is a prevalent practice among industry peers, and the annual grant frequency results in more continuous performance and retention strength by reflecting changes in the stock price year over year. In May 2011, the committee recommended and the Board approved an amendment to the 2004 Employee Stock Incentive Plan, and the committee approved a corresponding amendment to options to purchase 247,200 shares of common stock held by Mr. Lee, to allow Mr. Lee’s options to be exercised pursuant to a net exercise method that does not require the delivery of cash or stock.

For 2011, the committee approved the following grants to the named executive officers:

	Grant Level (# of Shares)			Grant Value
Executive	Stock Options[1]	Restricted Stock[2]	Total	Stock Options[3]	Restricted Stock[4]	Total
Anderson	157,333	78,667	236,000	$399,626	$402,775	$802,401

Lee	63,333	31,667	95,000	$160,866	$162,135	$323,001

Seery	44,000	22,000	66,000	$111,760	$112,640	$224,400

Burris	44,000	22,000	66,000	$111,760	$112,640	$224,400

Heacox	44,000	22,000	66,000	$111,760	$112,640	$224,400

[1]	Stock options vest 1/3 per year following the grant date.
[2]	Restricted stock cliff vests three years following the grant date.
[3]	Stock Options valued using a Black-Scholes Option Pricing Model with a value of $2.54.
[4]	Restricted Stock valued using the grant date closing stock price of $5.12.

The size and grant value of the 2011 equity grants were higher than the 2010 grants, but the grant mix remained 2/3 stock options and 1/3 restricted stock, based on number of shares :

	Grant Level (Total # of Shares)			Grant Value
Executive	2010	2011	% Change	2010[1]	2011[2]	% change
Anderson	125,000	236,000	89%	$542,918	$802,401	48%

Lee	50,000	95,000	90%	$217,168	$323,001	49%

Seery	35,000	66,000	89%	$152,018	$224,400	48%

Burris	35,000	66,000	89%	$153,184	$224,400	46%

Heacox	35,000	66,000	89%	$152,018	$224,400	48%

[1]

Based on a Stock Option Value (Black-Scholes) of $3.37 and a Restricted Stock Value (grant date closing stock price) of $6.29, except with respect to a restricted stock award granted on February 16, 2010 to Mr. Burris that had a Restricted Stock Value (grant date closing stock price) of $6.39.

[2]	Based on a Stock Option Value (Black-Scholes) of $2.54 and a Restricted Stock Value (grant date closing stock price) of $5.12.

Analysis

In approving the 2011 equity grants, the committee took into consideration the following factors and analyses:

•	The relatively strong performance of CryoLife on key financial and operating measures such as EBIT, Net Income, EPS, and Return on Capital relative to industry peers

•	The size, grant value, and current realizable value of prior year grants to each executive, whereby the current realizable value was significantly below the grant value

•

The belief that equity grants from prior years were providing limited near-term performance and retention strength given the decline in CryoLife’s stock price, and that restoring near-term performance and retention incentives was a reasonable and appropriate objective given CryoLife’s relatively strong operating results and management’s continued progress toward positioning CryoLife for future success

•

The availability of shares under CryoLife’s various equity plans, and the desire to ensure that the share availability would cover at least two years of grants to all eligible employees (2011 and 2012 grants)

•	The commitment to return to “2010 numerical grant levels” in 2012, meaning that the 2011 equity grant levels were intended as a one-time, intentional increase in the size of the annual equity grant

•	The fact that 2/3 of the equity awards granted were in the form of stock options, and that these options would only deliver value to executives if the stock price increased beyond the grant date, and

•	The market positioning of target total direct compensation (salary + target short-term incentive + estimated long-term incentive grant value), as described below.

Executive	CRY 2011[1]	Peer Median[2]	CRY vs. Median	Primary Rationale
Anderson	$1,636,000	$1,405,000	116%	Company founder with 30 years’ experience[3]

Lee	$826,000	$905,000	91%	Within a competitive range of the 50th percentile[4]

Seery	$578,000	$575,000	101%	Within a competitive range of the 50th percentile[4]

Burris	$578,000	$715,000	81%	Below a competitive range of the 50th percentile[4]

Heacox	$578,000	$710,000	81%	Below a competitive range of the 50th percentile[4]

[1]

Based on 2011 base salary, assumed 2011 bonus targets equal to 2010 percentage of salary amounts and 2011 equity grant values estimated at $5.11 per share for restricted stock and $1.36 per stock option (estimates provided by the committee’s independent consultant in a January 2011 update to the 2010 study); actual charges incurred for the 2011 grants, which were not available at the time of grant, were $5.12 per share of restricted stock and $2.54 per option.

[2]	Based on data provided by the committee’s independent consultant (the 2010 study).
[3]

Furthermore, Mr. Anderson’s minimum base salary is set per the terms of his employment contract. See “—Short-Term Incentives” above for a discussion of the committee’s rationale in allocating Mr. Anderson’s cash and equity compensation.

[4]	Competitive range recommended by Pearl Meyer and agreed to by the committee as 90-110% of the peer group 50th percentile.

For comparison purposes, excluding the value of the estimated one-time portion of the 2011 long-term incentive awards, market positioning of target total direct compensation was as follows:

Executive	CRY 2011[1]	Peer Median[2]	CRY vs. Median	Primary Rationale
Anderson	$1,347,000	$1,405,000	96%	Within a competitive range of the 50th percentile; Company founder with 30 years’ experience[3]

Lee	$709,000	$905,000	78%	Below a competitive range of the 50th percentile[4]

Seery	$497,000	$575,000	86%	Below a competitive range of the 50th percentile[4]

Burris	$497,000	$715,000	70%	Below a competitive range of the 50th percentile[4]

Heacox	$497,000	$710,000	70%	Below a competitive range of the 50th percentile[4]

[1]

Based on 2011 base salary, assumed 2011 bonus targets equal to 2010 percentage of salary amounts and 2011 equity grant values estimated at $5.11 per share for restricted stock and $1.36 per stock option (estimates provided by the committee’s independent consultant in a January 2011 update to the 2010 study); actual charges incurred for the 2011 grants, which were not available at the time of grant, were $5.12 per share of restricted stock and $2.54 per option. We calculated the estimated value of the one-time portion of the 2011 grant as the value of the number of shares and options granted in excess of the number of shares and options granted in 2010.
[2]	Based on data provided by the Committee’s independent consultant (the 2010 study).
[3]

Furthermore, Mr. Anderson’s minimum base salary is set per the terms of his employment contract. See “—Short-Term Incentives” above for a discussion of the committee’s rationale in allocating Mr. Anderson’s cash and equity compensation.

[4]	Competitive range recommended by Pearl Meyer and agreed to by the committee as 90-110% of the peer group 50th percentile.

The committee determined vesting schedules in consultation with Pearl Meyer and believes that they provide the appropriate long-term incentive for continued employment. The committee also approved the amendments regarding payment of withholding taxes on restricted stock and the net exercise of Mr. Lee’s options in order to provide additional liquidity to Mr. Lee and the restricted stock holders and to ensure that the vesting of the restricted stock and the exercise of Mr. Lee’s options not place financial strains on them.

In assessing the effectiveness of the larger 2011 equity grant at the time of this writing of the Compensation Discussion and Analysis, the committee considered that these awards are not yet close to delivering their reported grant value given the performance sensitivity of the stock option component to changes in CryoLife’s stock price, and the fact that CryoLife’s stock price has only recently begun to rise above the grant date stock price of the stock options, as illustrated in the tables below:

	Grant Value on	Realizable Value		Realizable Value % of Grant Value
Executive	Grant Date[1]	FYE 2011[2]	Feb 29, 2012[3]	FYE 2011[2]	Feb 29, 2012[3]
Anderson	$802,401	$377,602	$480,655	47%	60%

Lee	$323,001	$152,002	$193,485	47%	60%

Seery	$224,400	$105,600	$134,420	47%	60%

Burris	$224,400	$105,600	$134,420	47%	60%

Heacox	$224,400	$105,600	—	47%	—

[1]	Based on a closing stock price of $5.12 with respect to restricted stock and a Black-Scholes value of $2.54 per option.
[2]	Based on CryoLife’s closing stock price on 12/31/11 of $4.80.
[3]	Based on CryoLife’s closing stock price on 2/29/12 of $5.45, except for Dr. Heacox, whose option was not outstanding on 2/29/12 due to his retirement on 12/31/11.

Although the committee believes that the 2011 equity grants will eventually deliver their estimated grant date value as CryoLife’s stock price increases, it is also true that the reported grant value significantly exceeds the current realizable value of these awards.

Deferred Compensation

In December 2010, the committee approved the CryoLife, Inc. Executive Deferred Compensation Plan, effective December 1, 2010 for compensation deferrals in 2011 and later years. The plan allows certain key employees of CryoLife, including the named executive officers, to defer receipt of some or all of the plan participant’s salary and/or the cash portion of any bonus awarded pursuant to the executive incentive plan or in lieu thereof. The plan’s administrative committee, subject to ratification and approval of the compensation committee, establishes the maximum and minimum percentages of bonus awards that plan participants may defer in each plan year. These percentages were from zero to 75% for base salary and from zero to 100% for the annual cash bonus for 2011. Plan participants establish their respective deferral amounts for their base compensation prior to each plan year, which is the calendar year, and prior to July for their bonus compensation for that year, which is paid and calculated after the completion of the plan year.

The plan provides for tax-deferred growth of deferred compensation and, pursuant to the terms of the plan, CryoLife agrees to return the deferred amounts, either credited or debited with gains and/or losses based on investment fund options chosen by each respective plan participant, to the plan participants upon distribution. The plan does not provide for an investment option that pays an above-market interest rate. Distribution of all deferred compensation, including any gains or losses, occurs upon death, disability, retirement or termination. Also, a plan participant may elect to receive distributions while still employed by CryoLife if at least two years have elapsed from the plan year in which the deferred amounts would have otherwise been paid to the plan participant if not for the deferral. Distributions made while the plan participant is still employed by CryoLife and distributions made pursuant to termination will be paid in a lump sum to the plan participant. With respect to death, disability and retirement, plan participants may choose to receive the distribution in lump sum, quarterly or annual installments for a specified period, or a combination thereof.

Hardship withdrawals during any plan year may be made upon the occurrence of an unforeseeable emergency for a particular plan participant or if a plan participant receives a hardship distribution under CryoLife’s 401(k) plan. All deferred amounts and deemed earnings thereon are vested at all times. CryoLife has no current plans to match any contributions of any executive officers.

Perquisites

It is CryoLife’s policy not to provide perquisites to its officers without prior committee approval. To the extent that perquisites are incidental to a business-related expense, such as personal use of a business club, the named executive officers are generally required to reimburse CryoLife for any incremental cost. Other than these incidental personal benefits, none of our executives receive any perquisites that are not also provided on a non-discriminatory basis to all full-time employees, except for Mr. Anderson, whose compensation is discussed at “Employment and Change of Control Agreements—Steven G. Anderson” at page 37, and who has received reimbursement for certain litigation expenses, and except for supplemental disability insurance and airline club memberships we provide for each named executive officer. In keeping with CryoLife’s practice with respect to all full-time employees, executive officers are also eligible to receive certain one-time benefits upon achieving employment milestones, including receiving $5,000 towards a vacation and two weeks additional vacation upon reaching 15 years of service with CryoLife, $10,000 towards a vacation and two weeks additional vacation upon reaching 20 years of service with CryoLife, and two weeks additional vacation upon reaching 25 years of service with CryoLife. The supplemental disability insurance is designed, in conjunction with CryoLife’s group disability benefits for most employees, to provide each of CryoLife’s officers, including the named executive officers, approximately 67% income replacement, calculated based on the most currently available salary and bonus information at the time of approval in May 2011, other than Mr. Anderson. Mr. Anderson’s income replacement level is approximately 28%. The supplemental insurance provides for a maximum monthly benefit of $5,000 per officer other than for Mr. Lee, whose maximum monthly benefit is approximately $12,000, in addition to amounts paid by the generally available disability policy. The supplemental insurance also extends the benefit payment period for disability that occurs between the ages of 69 and 75 from one year to two years. The committee approved this supplemental insurance upon the recommendation of management and based on the committee’s belief that this insurance was appropriate, cost effective, and consistent with the benefits provided by CryoLife’s peers.

Employment and Change of Control Agreements

Previously, each of the named executive officers was a party to an employment agreement with CryoLife. During 2008, the committee determined that CryoLife should enter into change of control agreements with each of the corporate officers, other than Mr. Anderson, as their employment agreements expired, rather than extending their existing employment agreements or entering into new employment agreements. For a description of the terms of the change of control agreements and Mr. Anderson’s employment agreement, see “Employment and Change of Control Agreements” beginning at page 37.

Employment Agreement with Mr. Anderson

In May 2007, the committee began a formal review of Mr. Anderson’s employment agreement, which was scheduled to expire in September 2008 unless notice of non-renewal was given in August 2007. The committee and the Board approved an amendment and restatement of Mr. Anderson’s agreement in July 2007. The committee approved amendments to Mr. Anderson’s employment agreement in 2008 in order to bring it into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. The committee approved additional amendments to Mr. Anderson’s employment agreement in 2009. The terms of Mr. Anderson’s amended and restated employment agreement are summarized at “Employment and Change of Control Agreements—Steven G. Anderson” at page 37. Pursuant to the agreement, Mr. Anderson will receive certain compensation upon termination of his employment, other than for cause or upon death, and upon a change of control of CryoLife. The potential payments that could result under each scenario are described at “Potential Payments Upon Termination or Change of Control” starting on page 64. The committee did not amend or otherwise modify Mr. Anderson’s employment agreement in 2011. Mr. Anderson’s employment agreement is scheduled to expire at the end of fiscal 2012, and the committee has begun a comprehensive review of the agreement with a view toward finalizing a new agreement prior to the end of fiscal 2012.

Analysis

The committee has begun a review of Mr. Anderson’s employment agreement with a goal of approving a new agreement prior to the end of fiscal 2012.

Previously, Mr. Anderson’s employment agreement contained a provision that paid a severance to him upon his retirement at will equal to two times his salary and bonus, referred to herein as the “retirement payment.” The committee believed that this was appropriate in light of the fact that CryoLife does not provide any pension or similar retirement plan for Mr. Anderson. In 2007, the committee began a review of Mr. Anderson’s employment agreement with its primary goal being to remove the automatic renewal feature from the contract and to modify or remove the retirement payment, in addition to clarifying certain language contained in Mr. Anderson’s employment agreement. Due to the variability of Mr. Anderson’s bonus, which was approximately $590,000 for 2006 and $0 for 2005, CryoLife had taken an increased accounting charge for Mr. Anderson’s retirement payment during the first quarter of 2007 and would be faced with additional charges in the future should Mr. Anderson’s salary and/or bonus increase. In addition, due to the application in prior years of provisions in Mr. Anderson’s agreement limiting severance payments to three years of salary, bonus, and guaranteed payments, the amount payable to Mr. Anderson upon retirement would have increased on January 1, 2008 by approximately $460,000, and CryoLife would have incurred an equivalent charge to earnings. The committee was also concerned that future increases in Mr. Anderson’s annual bonuses could trigger still further additional charges.

Preliminarily, Mr. Anderson and the committee agreed to eliminate the retirement payment, believing that the $1,985,000 then accrued by CryoLife for this payment would be reversed, positively impacting earnings; however, upon discussing the proposed accounting treatment with CryoLife accounting staff, the committee learned that the $1,985,000 charge would not be reversed through earnings, but would merely increase paid-in capital. Because the financial statement benefit would not be forthcoming, and because, as noted above the committee believed at that time, as it continues to believe, that it is appropriate for Mr. Anderson to receive a retirement payment in light of the fact that he has no pension or similar retirement benefits, the committee determined to attempt to freeze the retirement payment at the accrued amount of $1,985,000. With this amendment, CryoLife would not be required to accrue any additional expense for the retirement payment, regardless of any future increases in his salary or bonus. The committee also determined, based on the advice of its former compensation consultant, Mercer, to offer him a fixed-term contract and to remove the automatic renewal feature. The then-existing committee believed that the achievement of these goals justified the additional benefits negotiated by Mr. Anderson, including an agreement that the retirement payment would become due at the end of the agreement’s term (currently December 31, 2012) if Mr. Anderson’s employment with CryoLife terminates at that time, a cost of living increase in his annual salary, and clarification that any change of control retention payment would not be subject to the quantitative limitation on severance payments.

In determining Mr. Anderson’s severance and change of control benefits, the committee considered a number of factors, including an April 2007 Mercer review and analysis of Mr. Anderson’s prior employment agreement and discussions by Mercer in that analysis of how the terms of his employment agreement related to those that Mercer believed were customary in the marketplace. After reviewing this analysis, discussing the agreement with Mercer, and considering what benefits were appropriate for Mr. Anderson, given his importance to CryoLife, the committee approved the severance, retirement, and change of control benefits described at “Potential Payments Upon Termination or Change of Control” starting on page 64. The committee particularly considered its belief that a takeover attempt of CryoLife was a realistic possibility. The committee’s goal in determining appropriate change of control benefits was for Mr. Anderson to be comfortable enough with his treatment following a change of control that he would be able to address a potential takeover attempt without concern as to how it might negatively impact him personally, and would not feel the need to seek other employment due to his perception that a change of control could be imminent or would have a material negative impact on him. In addition, given his unique ability to influence whether or not a potential change of control is pursued, the committee wished to provide him with an appropriate incentive to further a change of control that might be in the best interests of the stockholders. As a result, the committee determined that a change of control payment that was not conditioned on termination of employment was appropriate for Mr. Anderson at that time.

Change of Control Agreements with non-CEO Officers —Description and Analysis

As noted, CryoLife has entered into change of control agreements with each of the named executive officers other than Mr. Anderson. The material terms of those agreements are described elsewhere in this proxy statement under “Employment and Change of Control Agreements,” beginning on page 37.

It is the committee’s intent that provisions in the change of control agreements regarding an executive’s termination following or in anticipation of a change of control preserve executive morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change of control of CryoLife. In addition, these provisions align executive and stockholder interests by allowing executives to consider corporate transactions that are in the best interests of CryoLife’s stockholders and other constituents without undue concern over whether the transactions may jeopardize the executives’ own compensation. The committee does not believe that the change of control agreements provide undue incentive for the executive officers to encourage a change of control. Finally, the provisions protect stockholder interests in the event of a change of control by helping increase the likelihood of management continuity through the time of the change of control, which could improve company performance and help maintain stockholder value.

The committee has reviewed the potential costs associated with the gross-up payments called for by the change of control agreements and has determined that they are fair and appropriate for several reasons. The excise tax tends to penalize employees who defer compensation, as well as penalizing those employees who do not exercise options in favor of those who do. In addition, the lapse of restrictions and acceleration of vesting on equity awards can cause an executive to incur excise tax liability before actually receiving any cash severance payments. The committee believes that CryoLife’s financial exposure pursuant to the gross-up provisions of the change of control agreements is limited. This is due to the provision of the agreements that limits aggregate severance, separation and similar payments pursuant to the agreements to the equivalent of the officer’s salary, bonus, and guaranteed benefits paid during the three (3) completed fiscal years ended prior to the date of the termination of the officer’s employment. In addition, the committee believes that the gross-up payments are necessary to ensure proper consideration of a change of control by the executives.

Following consultation with its outside compensation consultants, Mercer, CryoLife’s prior outside compensation consultant, and Pearl Meyer, the committee has on more than one occasion concluded that “single trigger” payment provisions do not provide appropriate incentives to these key employees. As a result, the change of control agreements require both a change of control and termination of employment to have occurred before CryoLife is required to make any payments. The committee approved the larger termination payments for Mr. Lee and Mr. Seery relative to Dr. Heacox and Mr. Burris based upon their senior officer status and their greater ability to influence decisions regarding whether or not a change of control transaction should be pursued.

ADDITIONAL POLICIES AND PRACTICES

Clawback Policy

The committee continues to evaluate the appropriate structure for clawback provisions to be implemented by CryoLife that would in specified instances require executive officers to return to CryoLife that portion of bonuses and other incentive compensation paid that is based upon financial results that turn out to have been materially inaccurate when published. The committee intends to adopt and disclose such a policy in compliance with and to the extent required by the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010.

Stock Ownership Policy

CryoLife maintains a stock ownership policy for executives that has been approved by the committee. The stock ownership policy in effect during 2011 required the following stock ownership levels for the named executive officers, other than Dr. Heacox, who retired effective December 31, 2011:

Executive	Required Shares	Compliance Date	Owned Shares[1]	Owned % of Required
Anderson	300,000	2/20/2013	1,502,625	501%

Lee	100,000	2/20/2013	182,147	182%

Seery	50,000	2/20/2013	76,359	153%

Burris	30,000	5/20/2013	56,546	188%

[1]	Owned Shares calculated per the Policy and as of March 19, 2012.

Because this policy was adopted in December 2007, and provided approximately five years for compliance, the first official compliance date for this policy was to be February 2013, except for Mr. Burris whose first compliance date was to be May 2013. Nonetheless, all of the named executive officers were in compliance with the stock ownership requirement as of February 2012. However, partially in response to the committee’s 2012 pay for performance review, the committee has approved the following increase in the executive stock ownership requirements in February 2012:

Executive	Required Shares[1]	Stock Price	Required Value[1]	Salary Multiple
Anderson	420,000	$5.00	$2,100,000	3.3

Lee	100,000	$5.00	$500,000	1.4

Seery	58,000	$5.00	$290,000	1.0

Burris	58,000	$5.00	$290,000	1.0

[1]	Policy requires the lesser of the “Required Shares” or the “Required Value.”

The compliance dates for the new guidelines remain February 2013 for all named executive officers except Mr. Burris, whose compliance date remains May 2013.

Anti-Hedging Policy

As with all CryoLife insiders, executive officers are prohibited at all times from trading in publicly traded options, puts, calls, straddles, or similar derivative securities of CryoLife, whether or not issued directly by CryoLife or by any exchange, and from effecting short sales of CryoLife’s securities. The committee and the Board intend to adopt and disclose a policy on hedging by employees and directors with respect to CryoLife securities, in compliance with and to the extent required by the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010.

2012 EXECUTIVE COMPENSATION ACTIONS

During 2011, as in prior years, the committee directed its independent consultant to conduct a review and assessment of the executive compensation program at CryoLife.

2011 Executive Compensation Study

The 2011 executive compensation study was conducted in October 2011, and was used as input into the committee’s decisions regarding 2012 compensation adjustments and plan design changes. As in prior years, the “2011 study” assessed both the competitiveness of pay levels and the alignment of pay with company performance. The 2012 peer group, which is more particularly described below, had median 2010 revenues of $109 million and median market capitalization of $208 million. Survey data in the October 2011 study was drawn from five compensation surveys of biotech and healthcare companies with targeted revenues of $150 million, in order to approximate the company’s annual revenue. With respect to all named executive officers, the data in the 2011 study was an even blend of the 2012 peer group and the survey information. In each case, Pearl Meyer trended the compensation data forward to January 1, 2012 by a factor of 3.2%. We refer to the blended 2012 peer group and survey compensation data for all named executive officers as the “2012 peer group information.”

The following peer companies were used for the 2011 Study:

Peer Company	FYE Revenue[1]
Merit Medical Systems	$297
Angiodynamics, Inc.	$216
Exactech, Inc.	$190
Alphatec Holdings	$172
RTI Biologics	$166
Spectranetics	$118
Atrion Corp	$109
Abiomed, Inc.	$101
Kensey Nash Corp	$72
Cardiovascular Systems	$79
Vascular Solutions	$78
Synovis Life Tech, Inc.	$69
Stereotaxis, Inc.	$54
Median	$109
CryoLife	$117

The peer group was redeveloped during 2011 in order to better reflect CryoLife’s industry focus and size.

CryoLife is positioned near the median of the peer group in terms of annual revenue, and the peer group includes approximately an equal number of companies that are larger and smaller than CryoLife based on annual revenues.

The committee believes that the pay practices of these companies provide a useful reference point for pay and performance comparisons at CryoLife.

[1]	Latest FYE Revenue, in millions, at the time the peer group was developed. Companies in bold were included in the 2010 Study peer group.

The following survey sources were used in the 2011 Study:

•	Mercer U.S. Executive Compensation Database

•	Watson Wyatt Report on Top Management Compensation

•	Pearl Meyer & Partners, CHiPS Executive and Senior Management Total Compensation Survey, and

•	Radford Biotechnology Industry Survey (provided by CryoLife management).

2012 Short-Term Incentives

The committee approved the 2012 bonus program in March 2012. The 2012 program provides for the same performance measures and same target bonus opportunity as the 2011 program, with certain modifications that are discussed below.

Analysis

The committee continues to believe that the adjusted revenue and adjusted net income performance measures utilized in the 2011 bonus program will motivate management to achieve increases in 2012 revenues and net income and operating cash flow goals, as well as to drive personal performance and provide appropriate incentives to satisfy employee retention goals. As a result, the committee re-approved the measures that it used with respect to 2011 for use in the 2012 bonus program.

The committee discussed recommended performance targets and payout levels with management and requested that threshold levels be revised in order to require higher levels of performance in order to receive threshold payouts. As a result, the committee set the threshold performance level for the adjusted revenue measure at 95% of target, versus 92.5% in 2011, and set the threshold performance level for the adjusted net income measure at 85% of target, versus 80% in 2011. The committee based these changes on its desire to ensure that no bonus will be paid unless challenging performance is achieved. The committee accordingly increased threshold payout levels from 50% of target to 60% of target. Management based the changes in performance target levels on CryoLife’s projections provided to the public. Individual target bonus percentages and the criteria for receiving the personal performance bonus were carried forward from the 2011 bonus program. The committee believes that the 2012 bonus target percentages provide each executive with a proper bonus potential given his position with and importance to CryoLife and that they were appropriately sized based on 2012 peer group information and the internal pay equity information reviewed by the committee.

The committee believes that adjusted revenue bonus threshold and target levels are challenging, but expects them to be achieved. The 2012 adjusted revenue target is within the range of 2012 product and service revenue guidance previously publicly announced by CryoLife. The committee believes that levels of adjusted revenue performance significantly above target are very challenging, but not impossible to achieve. Based on the range of 2012 product and service revenue guidance previously publicly announced by CryoLife, however, the Committee does not expect these levels to be achieved unless CryoLife outperforms the lower end of this guidance.

The committee believes that adjusted net income bonus threshold and target performance levels are challenging, but expects the minimum and target levels to be achieved. The 2012 adjusted net income target performance level is consistent with the range of 2012 earnings per share guidance previously publicly announced by CryoLife. The committee believes that levels of adjusted net income performance significantly above target are very challenging, but not impossible to achieve. Based on the range of 2012 earnings per share guidance previously publicly announced by CryoLife, however, the Committee does not expect these levels to be achieved unless CryoLife outperforms the lower end of this guidance.

2012 Long-Term Incentives

Due to declines in CryoLife’s stock price as compared to 2010 levels, the committee, in consultation with Pearl Meyer, concluded that use of the grant date fair value of equity awards to determine the size of the awards could misvalue CryoLife’s annual equity grants due to the relatively low market prices used to value the awards and due to the potential unreliability of the Black-Scholes option valuing model at these low levels. As a result, the committee agreed with Pearl Meyer’s recommendation that it consider returning to a policy of determining the size of grants based on an analysis of the number of shares and the percentage of the outstanding shares to be granted to employees. The committee believes that using this approach will avoid the issues involved in valuing equity awards, focus on an annual grant rate and number, which the committee believes is increasingly important to stockholders and proxy advisors, and allow the remaining share reserve to be estimated more precisely. The committee will continue to evaluate this model in light of future changes in CryoLife’s stock price and will continue to review the estimated value of all awards granted.

In 2012, the committee determined to modify the mix of equity grants by adding performance shares and moving to an equal split among options, restricted stock, and performance shares, based on number, with approximately one-third of the shares granted allocated to each. The committee allocates performance shares at their target numbers. See “Plan-Based Awards” on page 51 of this proxy statement for a description of the terms of the performance shares, including a description of the adjusted EBITDA performance measure. In February 2012, the committee approved the amended and restated 2009 stock incentive plan, subject to stockholder approval.

The following table sets forth the 2012 equity grants approved by the compensation committee, and how these grant levels compare to the 2011 equity grants:

	2011 Grant Level			2012 Grant Level
Executive	Stock Options	Restricted Stock	Total	Stock Options	Restricted Stock	Performance Shares[1]	Total
Anderson	157,333	78,667	236,000	41,666	41,667	41,667	125,000

Lee	63,333	31,667	95,000	16,666	16,667	16,667	50,000

Seery	44,000	22,000	66,000	11,666	11,667	11,667	35,000

Burris	44,000	22,000	66,000	11,666	11,667	11,667	35,000

Heacox[2]	44,000	22,000	66,000	—	—	—	—

[1]	Reflects the target grant level. The actual number of shares that can be earned ranges from zero to 150% of target.
[2]	Dr. Heacox retired as of 12/31/11.

Analysis

In approving the 2012 equity grant levels, the committee considered the following primary factors:

•	The fact that the 2011 equity grant levels were intentionally higher than prior years, and that the intention in 2012 was to return to the 2010 grant level, based on number of shares at target levels

•	The desire to have an even mix between stock options, restricted stock, and performance shares

•	The objective of achieving continuous performance and retention incentives through the use of annual equity grants, especially given CryoLife’s stock price volatility

•	The availability of shares under CryoLife’s various shareholder approved equity plans, and

•	The resulting positioning of target total direct compensation against market benchmarks, as follows:

Executive	CRY 2012[1]	Peer Median[2]	CRY vs. Median	Primary Rationale
Anderson	$1,619,000	$1,455,000	111%	Near 50th percentile

Lee	$806,000	$775,000	104%	Within a competitive range of the 50th percentile[3]

Seery	$565,000	$640,000	88%	Below a competitive range of the 50th percentile[3]

Burris	$565,000	$670,000	84%	Below a competitive range of the 50th percentile[3]

[1]	Includes 2012 salary and 2012 target bonus based on 2011 percentage of salary. Equity grant value based on an estimated grant date stock price of $5.50 and a Black-Scholes Option Value of $2.64.
[2]	Based on data provided by the committee’s independent consultant (the 2011 study).
[3]	Competitive range recommended by Pearl Meyer and agreed to by the committee as 90-110% of the peer group 50th percentile.

The committee determined vesting schedules in consultation with Pearl Meyer and believes that they provide the appropriate long-term incentive for continued employment. The committee determined the terms of the new performance share grant in consultation with management and Pearl Meyer and believes that they provide similarly appropriate incentives. The committee believes that adjusted EBITDA is a reasonable proxy for a measure of cash flow, but allows for adjustments to eliminate items that might provide improper incentives and items over which management has no control. The committee also believes that the adjusted EBITDA threshold and target performance levels are challenging, but expects the threshold and target levels to be achieved. The 2012 adjusted EBITDA target performance level is consistent with the range of 2012 earnings per share guidance previously publicly announced by CryoLife. The committee believes that the stretch levels of adjusted EBITDA performance are very challenging, but not impossible to achieve. Based on the range of 2012 earnings per share guidance previously publicly announced by CryoLife, however, the committee does not expect these levels to be achieved unless CryoLife outperforms the lower end of this guidance.

The committee approved the amended and restated 2009 Stock Incentive Plan based on management’s recommendation and following consultation with Pearl Meyer regarding plan design, burn rate and approval considerations.

TAX IMPACT OF COMPENSATION DECISIONS

Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, generally sets a limit of $1 million on the amount of compensation, other than certain “performance-based” compensation that complies with the requirements of Section 162(m), that CryoLife may deduct for federal income tax purposes in any given year with respect to the compensation of each of the named executive officers other than the Chief Financial Officer. CryoLife has historically structured its stock option grants to make them exempt from being included in the $1 million aggregate compensation calculation, and the committee intends to continue this practice. In addition, the committee believes that the performance shares that it began granting in March 2012 will also qualify for this exemption, beginning in 2013, if the amended and restated 2009 stock incentive plan is approved. In February 2007, the committee established the executive incentive plan, and it adopts a bonus program under the plan in February of each year. After careful review, the committee has determined that only Mr. Anderson might reasonably be expected to have any likelihood of exceeding the $1 million dollar deductibility limit of Section 162(m) in 2012 or 2013, and that the amount by which he is likely to exceed that limit, if at all, is not expected to be material to CryoLife. Accordingly, the committee has determined not to attempt to qualify compensation under the executive incentive plan and related bonus programs for an exemption from the $1 million deductibility limit of Section 162(m) at this time. The committee intends to separately consider the issue of deductibility under Section 162(m) with respect to all future executive bonus plans and other relevant compensation decisions. The application of Section 162(m) did not influence the committee’s allocation of compensation among the various short and long-term compensation components during 2011 or 2012 to date.

Section 409A. Since Section 409A of the Code, which deals with deferred compensation arrangements, was enacted, the committee’s policy has been to structure all executive compensation arrangements, to the extent feasible, to comply with the provisions of Section 409A so that the executives do not have to pay additional tax and CryoLife does not incur additional withholding obligations. The committee intends to continue this practice and has amended all of the named executive officers’

currently outstanding employment agreements and/or change of control agreements in order to bring them into compliance with Section 409A.

Statements made in this proxy statement that look forward in time or that express management’s beliefs, expectations or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. These statements include those regarding the belief that the company’s acquisition of Cardiogenesis and other recent strategic actions, such as our PerClot distribution agreement, Japanese approval for BioGlue and our investment in ValveXchange, will provide future revenue and earnings growth and return value to shareholders, and expectations that certain performance targets for management will be attained. These future events may not occur as and when expected, if at all, and, together with the company’s business, are subject to various risks and uncertainties. These risks and uncertainties include that the success of any of our products or services is subject to, among other things, market acceptance and regulatory approval and compliance. Competitors may develop or market products that are more effective or better received by the marketplace, and our recent strategic actions may not provide the expected benefits in a timely fashion, if at all. Actions taken by the FDA or other regulatory agencies could significantly delay anticipated revenues, increase the costs with respect to new and existing services and products, and otherwise cause expectations regarding future revenues and profits to be revised materially downward. Along with risks specific to our business, management’s ability to attain certain performance targets is subject to risks affecting the economy generally and other factors that are beyond our control. For additional risks impacting the company’s business, see the Risk Factors section of the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2011, and the company’s subsequent Form 10-Q filings. The company does not undertake to update its forward-looking statements.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion & Analysis with management. In reliance on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in CryoLife’s Annual Report on Form 10-K for the year ended December 31, 2011, and CryoLife’s 2012 Proxy Statement on Schedule 14A, for filing with the Securities and Exchange Commission.

COMPENSATION COMMITTEE:

RONALD C. ELKINS, M.D., CHAIRMAN DANIEL J. BEVEVINO RONALD D. MCCALL

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)		Stock Awards ($) (e)		Option Awards ($) (f)		Non-Equity Incentive Plan Compensation ($) (g)		Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (h)		All Other Compensation ($) (i)		Total ($) (j)
Steven G. Anderson Chairman of the Board, President, and Chief Executive Officer	2011	$637,806	$76,537	(1)	$402,775	(2)	$399,626	(3)	$252,618	(4)	$25,406	(5)	$33,612	(6)	$1,828,380
	2010	$619,229	$88,240	(7)	$262,085	(8)	$280,832	(9)	$195,667	(10)	$16,013	(11)	$116,399	(12)	$1,578,465
	2009	$619,229	$92,884	(13)	$175,525	(14)	$300,000	(15)	$212,815	(16)	$41,894	(17)	$58,479	(18)	$1,500,826

D. Ashley Lee Executive Vice President, Chief Operating Officer, and Chief Financial Officer	2011	$361,424	$43,371	(1)	$162,135	(2)	$160,866	(3)	$143,151	(4)	—		$13,974	(19)	$884,921
	2010	$350,897	$47,371	(7)	$104,835	(8)	$112,332	(9)	$110,878	(10)	—		$12,737	(20)	$739,050
	2009	$350,897	$44,739	(13)	$103,250	(14)	$90,000	(15)	$120,595	(16)	—		$15,037	(21)	$724,518

Gerald B. Seery Senior Vice President, Sales and Marketing	2011	$290,000	$23,200	(1)	$112,640	(2)	$111,760	(3)	$76,574	(4)	—		$1,704	(22)	$615,878
	2010	$275,000	$24,750	(7)	$73,385	(8)	$78,632	(9)	$57,930	(10)	—		$1,696	(22)	$511,393
	2009	$275,000	$24,750	(13)	$61,950	(14)	$54,000	(15)	$63,007	(16)	—		$4,123	(22)	$482,830

Jeffrey W. Burris Vice President and General Counsel (23)	2011	$290,000	$23,200	(1)	$112,640	(2)	$111,760	(3)	$76,574	(4)	—		$2,450	(22)	$616,624
	2010	$275,000	$26,125	(7)	$74,552	(24)	$78,632	(9)	$57,930	(10)	—		$2,450	(22)	$514,689

Albert E. Heacox, Ph.D. Former Senior Vice President, Research and Development (25)	2011	$290,037	$23,203	(1)	$148,715	(26)	$111,760	(3)	$76,584	(4)	—		$17,295	(27)	$667,594
	2010	$281,589	$25,343	(7)	$73,385	(8)	$78,632	(9)	$59,318	(10)	—		$2,450	(22)	$520,717
	2009	$281,589	$23,935	(13)	$61,950	(14)	$54,000	(15)	$64,517	(16)	—		$4,900	(22)	$490,891

(1)	These amounts represent the personal performance component of the award that we made pursuant to the 2011 bonus program under the 2007 Executive Incentive Plan, which we paid 100% in cash in February 2012.
(2)	These amounts represent the aggregate grant date fair value of the restricted stock awards granted in 2011, as calculated in accordance with FASB ASC Topic 718. The awards were issued on February 23, 2011 and were valued at $5.12 per share, the fair market value on that date.
(3)

These amounts represent the aggregate grant date fair value of the option awards granted in 2011, as calculated in accordance with FASB ASC Topic 718. The awards were issued on February 23, 2011. See Note 13 of the Notes to

Consolidated Financial Statements filed with CryoLife’s annual report on Form 10-K for the year ended December 31, 2011 for assumptions we used in valuing the option awards.
(4)	These amounts represent the adjusted revenue and adjusted net income performance components of the awards earned pursuant to the 2011 bonus program under the 2007 Executive Incentive Plan. We paid all of these awards 100% in cash in February 2012.
(5)	The amount shown represents the sum of the change in the actuarial present value from December 31, 2010 to December 31, 2011 of Mr. Anderson’s accumulated benefit under his post-employment medical plan, which is discussed further at “Post-Employment Medical Plan for Steven G. Anderson” under “Pension Benefits” on page 63 and the change in the actuarial present value of Mr. Anderson’s accumulated benefit under his retirement severance benefit, which is discussed further at “Retirement Severance Benefit” under “Pension Benefits” on page 63.
(6)	This amount includes our matching contribution of $2,450 to the CryoLife 401(k) plan. Also includes reimbursement of dues and business expenses at certain private clubs, payment of premiums for a supplemental disability policy, and auto and gas expense reimbursement.
(7)	These amounts represent the personal performance component of the award that we made pursuant to the 2010 bonus program under the 2007 Executive Incentive Plan, which we paid 100% in cash in February 2011.
(8)	These amounts represent the aggregate grant date fair value of the restricted stock awards granted in 2010, as calculated in accordance with FASB ASC Topic 718. The awards were issued on February 15, 2010 and were valued at $6.29 per share, the fair market value on that date.
(9)	These amounts represent the aggregate grant date fair value of the option awards granted in 2010, as calculated in accordance with FASB ASC Topic 718. The awards were issued on February 22, 2010. See Note 9 of the Notes to Consolidated Financial Statements filed with CryoLife’s annual report on Form 10-K for the year ended December 31, 2010 for assumptions we used in valuing the option awards.
(10)	These amounts represent the adjusted revenue and adjusted net income performance components of the awards earned pursuant to the 2010 bonus program under the 2007 Executive Incentive Plan. We paid all of these awards 100% in cash in February 2011.
(11)	The amount shown represents the sum of the change in the actuarial present value from December 31, 2009 to December 31, 2010 of Mr. Anderson’s accumulated benefit under his post-employment medical plan, which is discussed further at “Post-Employment Medical Plan for Steven G. Anderson” under “Pension Benefits” on page 63 and the change in the actuarial present value of Mr. Anderson’s accumulated benefit under his retirement severance benefit, which is discussed further at “Retirement Severance Benefit” under “Pension Benefits” on page 63.
(12)	This amount includes our matching contribution of $2,450 to the CryoLife 401(k) plan. Also includes reimbursement of dues and business expenses at certain private clubs, auto and gas expense reimbursement, and reimbursement of legal fees and expenses of $84,387 in connection with litigation with Medafor, Inc.
(13)	These amounts represent the personal performance component of the award that we made pursuant to the 2009 bonus program under the 2007 Executive Incentive Plan, which we paid 100% in cash in February 2010.
(14)	These amounts represent the aggregate grant date fair value of the restricted stock awards granted in 2009, as calculated in accordance with FASB ASC Topic 718. The awards were issued on February 16, 2009 and were valued at $8.26 per share, the fair market value on that date.
(15)	These amounts represent the aggregate grant date fair value of the option awards granted in 2009, as calculated in accordance with FASB ASC Topic 718. The awards were issued on February 23, 2009. See Note 8 of the Notes to Consolidated Financial Statements filed with CryoLife’s annual report on Form 10-K for the year ended December 31, 2009 for assumptions we used in valuing the option awards.
(16)	These amounts represent the adjusted revenue and adjusted net income performance components of the awards earned pursuant to the 2009 bonus program under the 2007 Executive Incentive Plan. We paid all of these awards 100% in cash in February 2010.

(17)	The amount shown represents the sum of the change in the actuarial present value from December 31, 2008 to December 31, 2009 of Mr. Anderson’s accumulated benefit under his post-employment medical plan, which is discussed further at “Post-Employment Medical Plan for Steven G. Anderson” under “Pension Benefits” on page 63 and the change in the actuarial present value of Mr. Anderson’s accumulated benefit under his retirement severance benefit, which is discussed further at “Retirement Severance Benefit” under “Pension Benefits” on page 63.
(18)	This amount includes our matching contribution of $4,900 to the CryoLife 401(k) plan. Also includes reimbursement of dues and business expenses at certain private clubs, auto and gas expense reimbursement, and reimbursement of legal fees and expenses of $25,109 in connection with litigation with Medafor, Inc.
(19)	This amount includes our matching contribution of $2,450 to the CryoLife 401(k) plan, as well as reimbursement of dues and business expenses at certain private clubs and payment of premiums for a supplemental disability policy.
(20)	This amount includes our matching contribution of $2,450 to the CryoLife 401(k) plan, as well as reimbursement of dues and business expenses at certain private clubs.
(21)	This amount includes our matching contribution of $4,900 to the CryoLife 401(k) plan, as well as reimbursement of dues and business expenses at certain private clubs.
(22)	These amounts represent our matching contributions to the CryoLife 401(k) plan. In each year shown above, we provided Mr. Seery, Mr. Burris, and Dr. Heacox with perquisites and other personal benefits valued at less than $10,000.
(23)	Mr. Burris was not a named executive officer for the 2009 fiscal year. Accordingly, this table only includes compensation for Mr. Burris with respect to the 2010 and 2011 fiscal years.
(24)	These amounts represent the aggregate grant date fair value of the restricted stock awards granted in 2010, as calculated in accordance with FASB ASC Topic 718. This award was issued on February 16, 2010 and was valued at $6.39 per share, the fair market value on that date.
(25)	Dr. Heacox retired from his employment with CryoLife on December 31, 2011, the last day of CryoLife’s 2011 fiscal year.
(26)	This amount represents the aggregate grant date fair value of the restricted stock award granted in February 2011, as calculated in accordance with FASB ASC Topic 718, and the acceleration of the vesting of 7,500 shares of restricted stock that were granted in February 2009. The February 2011 award was issued on February 23, 2011 and was valued at $5.12 per share, the fair market value on that date. The accelerated vesting of the February 2009 restricted stock award occurred in conjunction with Dr. Heacox’s retirement from CryoLife and was valued at $4.81 per share, the fair market value on December 21, 2011, the date that the accelerated vesting was approved. See footnote 14 of this table for a description of the value attributed to the award upon its original grant date.
(27)	This amount represents our matching contribution of $2,450 to the CryoLife 401(k) plan. Also, includes payment of 92 hours of unused vacation time for an aggregate payment of $12,828 and payment of premiums for a supplemental disability policy.

GRANTS OF PLAN-BASED AWARDS (1)

Name (a)	Grant Date (b)		Committee Action Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Closing Market Price on Committee Action Date ($/Sh)		Grant Date Fair Value of Stock and Option Awards ($) (l)
				Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)
Steven G. Anderson	7/25/11	(2)	7/25/11	153,073	306,147	(3)	n/a	n/a	n/a
	2/23/11	(4)	2/14/11				n/a	n/a	n/a	78,667					402,775
	2/23/11	(6)	2/14/11				n/a	n/a	n/a		157,333	5.12	5.18	(9)	399,626

D. Ashley Lee	7/25/11	(2)	7/25/11	86,742	173,484	(3)	n/a	n/a	n/a
	2/23/11	(5)	2/14/11				n/a	n/a	n/a	31,667					162,135
	2/23/11	(7)	2/14/11				n/a	n/a	n/a		63,333	5.12	5.18	(9)	160,866

Gerald B. Seery	7/25/11	(2)	7/25/11	46,400	92,800	(3)	n/a	n/a	n/a
	2/23/11	(5)	2/14/11				n/a	n/a	n/a	22,000					112,640
	2/23/11	(8)	2/14/11				n/a	n/a	n/a		44,000	5.12	5.18	(9)	111,760

Jeffrey W. Burris	7/25/11	(2)	7/25/11	46,400	92,800	(3)	n/a	n/a	n/a
	2/23/11	(5)	2/14/11				n/a	n/a	n/a	22,000					112,640
	2/23/11	(8)	2/14/11				n/a	n/a	n/a		44,000	5.12	5.18	(9)	111,760

Albert E. Heacox, PhD.	7/25/11	(2)	7/25/11	46,406	92,812	(3)	n/a	n/a	n/a
	2/23/11	(5)	2/14/11				n/a	n/a	n/a	22,000					112,640
	2/23/11	(8)	2/14/11				n/a	n/a	n/a		44,000	5.12	5.18	(9)	111,760

(1)	This table provides detail regarding stock options and other equity awards that we granted during fiscal 2011, as well as bonus plan awards that we made during fiscal 2011. The table does not include the stock option and restricted stock grants that we made in February 2012, as more particularly discussed with respect to each named executive officer at “Compensation Discussion & Analysis” starting on page 24.
(2)	We granted this award pursuant to the 2011 bonus program under the 2007 Executive Incentive Plan adopted by the Board on July 25, 2011. The award also included a personal performance component that is not included in the possible payouts set forth above, as we do not communicate the specific personal performance goals at the time of grant. See “Annual Performance-Based Bonus Plans—2011 Bonus Program” starting on page 56 for a discussion of 2011 bonus awards under the 2007 Executive Incentive Plan.
(3)	Maximum payouts are not calculable as there is not a cap on the adjusted revenue and the adjusted net income portions of the 2011 bonus program.
(4)	We issued 40,400 of these restricted shares pursuant to our 2009 Employee Stock Incentive Plan and 38,267 of these restricted shares pursuant to our 2004 Employee Stock Incentive Plan. All shares vest on the third anniversary of the grant date if the reporting person remains in the continuous employ of the company.
(5)	We issued these restricted shares pursuant to our 2004 Employee Stock Incentive Plan. All shares vest on the third anniversary of the grant date if the reporting person remains in the continuous employ of the company.
(6)	We granted these options pursuant to our 2002 Stock Incentive Plan. One-third of the shares became exercisable on the first anniversary of grant, and an additional one-third will become exercisable on each subsequent anniversary thereof until all shares of the option are exercisable on the third anniversary, assuming continuous employment. The exercise price of $5.12 per share is equal to the closing price of the company’s common stock on the New York Stock Exchange on the date of issuance, February 23, 2011. These options have a seven-year term.
(7)	We granted 50,106 of these options pursuant to our 2002 Stock Incentive Plan and 13,227 of these options pursuant to our 2009 Employee Stock Incentive Plan. One-third of the shares became exercisable on the first anniversary of grant, and an additional one-third will become exercisable on each subsequent anniversary thereof until all shares of the option are exercisable on the third anniversary, assuming continuous employment. The exercise price of $5.12 per share is equal to the closing price of the company’s common stock on the New York Stock Exchange on the date of issuance, February 23, 2011. These options have a seven-year term.

(8)	We granted these options pursuant to our 2009 Employee Stock Incentive Plan. One-third of the shares became exercisable on the first anniversary of grant, and an additional one-third will become exercisable on each subsequent anniversary thereof until all shares of the option are exercisable on the third anniversary, assuming continuous employment. The exercise price of $5.12 per share is equal to the closing price of the company’s common stock on the New York Stock Exchange on the date of issuance, February 23, 2011. These options have a seven-year term.
(9)	The exercise price for these options differs from the closing market price on the Compensation Committee action date because the issuance of these options was delayed from the Compensation Committee action date until CryoLife was in an open trading window and its earnings for fiscal 2010 had been released.

Employment and Change of Control Agreements

Steven G. Anderson

Compensation and Basic Terms of Employment

CryoLife is party to an amended and restated employment agreement with Steven G. Anderson. Pursuant to the agreement, CryoLife employs Mr. Anderson in the capacity of Chairman of the Board, President, and Chief Executive Officer. The term of the amended agreement runs through December 31, 2012 and does not automatically renew. The agreement provides for the following compensation:

•

An initial annual base salary of $600,000 increased each year by a minimum amount based on the increase in the cost of living index. This adjustment resulted in Mr. Anderson’s base salary being increased to $619,229 in 2008. There was no increase in 2009, due to a decrease in the cost of living index. Mr. Anderson waived his cost of living increase for 2010. In 2011, Mr. Anderson’s base salary was increased to $637,806, as part of a 3% base salary increase awarded to all executive officers. In 2012, Mr. Anderson’s base salary was increased to $656,940 based on an increase in the cost of living index of 3%;

•

Bonus compensation on terms and in amounts no less favorable to him than those contained in CryoLife’s 2007 Executive Incentive Plan and the 2007 bonus program for Mr. Anderson approved thereunder, with such modifications as may reasonably be imposed for all executive officers and approved by at least two-thirds of CryoLife’s independent Directors; provided that if CryoLife’s CFO advises the Compensation Committee that it would materially and negatively impact CryoLife to pay all or a portion of the bonus in cash, the Compensation Committee may choose to pay the bonus in CryoLife common stock, but only to the extent that such action is taken with respect to all executive officers of CryoLife;

•

Reimbursement of monthly car payments, auto expenses, dues, and business-related expenses at certain social and business clubs, subject to an annual limitation equal to 10% of Mr. Anderson’s base salary;

•

Enrollment in the standard CryoLife medical plan and contributory 401(k) plan, which in 2012 includes a CryoLife matching contribution of 40% of Mr. Anderson’s contribution with respect to up to 5% of his base salary, subject to the annual maximum allowed by the Internal Revenue Service;

•	Life insurance coverage of at least two times base pay; Mr. Anderson has currently agreed for this coverage to be limited to $350,000; and

•	30 vacation days each year.

Pursuant to Mr. Anderson’s employment agreement, Mr. Anderson will receive certain compensation upon termination of his employment, other than termination for cause or due to his death. The employment agreement also provides for compensation to Mr. Anderson following a change of control of CryoLife. The potential payments that CryoLife may make under each scenario are described further at “Potential Payments Upon Termination or Change of Control” starting on page 64.

Non-Compete Commitment

During the term of his employment and for two years after any termination of his employment, Mr. Anderson agrees not to accept a position as a CEO, President, or Chief Operating Officer with, or provide comparable level executive consultation to, any competitors of CryoLife in the cardiac or vascular tissue processing business or biological glue business within the U.S. or the

European Union. Mr. Anderson must continue to comply with this non-compete commitment as a condition of receiving any severance payment.

Agreement Not to Solicit

During the term of his employment and for two years after any termination of his employment, Mr. Anderson agrees not to solicit or hire away any person employed by CryoLife or any customer of CryoLife without CryoLife’s prior written consent.

409A Compliance

On November 4, 2008, we entered into an amendment to the employment agreement with Mr. Anderson in order to bring it into compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

D. Ashley Lee, Gerald B. Seery, Jeffrey W. Burris, and Albert E. Heacox, Ph.D.

CryoLife is not party to an employment agreement with Mr. Lee, Mr. Seery, or Mr. Burris. CryoLife has entered into change of control agreements with Mr. Lee, Mr. Seery, and Mr. Burris that provide that the company will pay to each of them a severance payment if he is terminated by the company without cause or terminates his own employment for good reason for a period extending from six months before to two years after a change of control of CryoLife. CryoLife had also entered into a change of control agreement with Dr. Heacox, who retired from CryoLife effective December 31, 2011. While the change of control and severance portions of his agreement are no longer applicable, he remains subject to the agreement not to solicit described below.

Basic Terms of the Change of Control Agreements

•

The initial term of the agreements ended September 1, 2011, and each agreement renewed on September 1, 2011 for an additional three-year term. The agreements will continue to renew every three-year anniversary thereafter, for an additional three-year term, unless CryoLife gives notice at least thirty days prior to the end of the then-current term that the agreement shall not be extended

•

The severance payment is an amount equal to a multiple of the aggregate of base salary as of the date of termination and bonus compensation for the year in which the termination of employment occurs, or if the bonus for that year has not yet been awarded, the most recently awarded bonus compensation. The multiple for Mr. Lee and Mr. Seery is two times salary and bonus and the multiple for Mr. Burris is one times base salary and bonus. Prior to his retirement on December 31, 2011, the multiple for Dr. Heacox was one times base salary and bonus. The potential payments that CryoLife may make under this scenario are described further at “Potential Payments Upon Termination or Change of Control” starting on page 64

•

Change of control as defined in the agreement means a change in the ownership of CryoLife, a change in the effective control of CryoLife or a change in the ownership of a substantial portion of the assets of CryoLife, as described further at “Potential Payments Upon Termination or Change of Control” starting on page 64

•	The Agreement is not an employment agreement and each respective officer’s employment is “at will”

Agreement Not to Solicit

Mr. Lee, Mr. Seery, Mr. Burris, and Dr. Heacox agree not to solicit any actual or prospective customers of CryoLife with whom they have had contact for a competing business or to solicit employees of CryoLife to leave CryoLife and join a competing business during the term of the agreement and for a period of one year following the termination of the agreement. CryoLife is not required to make the severance payment and the officer is required to repay any portion of the severance payment already received if he solicits customers or employees of CryoLife during the term of the agreement and for a period of one year following the termination of the agreement.

Plan-Based Awards

CryoLife granted the awards disclosed in the Grants of Plan-Based Awards table pursuant to:

•	The 2009 Employee Stock Incentive Plan

•	The 2004 Employee Stock Incentive Plan

•	The 2002 Stock Incentive Plan

•	The 2007 Executive Incentive Plan and the 2011 bonus program

The material terms of these plans and CryoLife’s 1998 Long-Term Incentive Plan are as follows:

2009 Employee Stock Incentive Plan. In February 2009, the Board adopted the 2009 Employee Stock Incentive Plan, which the stockholders approved in May 2009. This plan authorizes us to grant the following to CryoLife’s employees and officers:

•	Options

•	Stock appreciation rights

•	Restricted stock unit awards

•	Stock unit awards

•	Restricted stock awards

•	Performance shares

•	Other stock-based awards

We currently may award a maximum of 2 million shares of common stock under the 2009 Employee Stock Incentive Plan, subject to certain adjustments. Of these 2 million shares, approximately 792,000 shares were available for grant as of March 19, 2012 after reserving the maximum number of shares that may be issued for performance shares granted in 2012. In addition, the 2009 Employee Stock Incentive Plan currently provides that:

•	We may issue a maximum of 2 million shares subject to options and stock appreciation rights, except as provided below

•

We may issue up to 500,000 as awards other than options and stock appreciation rights, including restricted stock and performance shares provided, however, that more than 500,000 shares may be issued pursuant to such other awards, but only to the extent that each share so issued above 500,000 reduces the total shares available under the 2009 Employee Stock Incentive Plan by 1.5 shares

•	We may issue no more than 400,000 shares relating to options and stock appreciation rights to any one individual in any given fiscal year

•	We may issue no more than 250,000 shares relating to awards other than options and stock appreciation rights to any one individual in any given fiscal year

The 2009 Employee Stock Incentive Plan currently terminates in May 2016, unless the Board terminates it before that date. If the Board terminates the 2009 Employee Stock Incentive Plan, although no further awards may be made, the plan will remain in effect as long as any options, stock appreciation rights, or other stock awards that we granted under the plan are outstanding.

The Board of Directors has adopted amendments to the 2009 Employee Stock Incentive Plan, subject to stockholder approval at the 2012 Annual Meeting. See “Approval of the Amended and Restated CryoLife, Inc. 2009 Stock Incentive Plan” at 78 for further discussion of the Amended and Restated CryoLife, Inc. 2009 Stock Incentive Plan.

Terms of 2009 Employee Stock Incentive Plan Awards

We issued a portion of the stock options and restricted stock awards that we granted to the named executive officers in 2011 pursuant to the 2009 Employee Stock Incentive Plan. We issued the stock options and a portion of the performance shares that we granted to the named executive officers in 2012 pursuant to the 2009 Employee Stock Incentive Plan.

The terms of the options granted pursuant to this plan are as follows:

•	All options vest over a three-year period at 33 1/3% per year, beginning on the first anniversary of the grant date

•	All options have a seven year term

•	All options have an exercise price equal to the closing price of the common stock on the NYSE on the grant date

•

All options expire upon termination of employment, except in the event of disability, death, or normal or early retirement, in which case the term of the option may continue for some time thereafter, but in any event not beyond the original term of the option

The restricted stock awards granted pursuant to this plan have the following terms:

•	The restricted stock awards vest on the third anniversary of the grant date if the employee remains continuously employed by CryoLife

•

If an employee who was granted a restricted stock award ceases to be employed by CryoLife for any reason, he or she will automatically forfeit any portion of the award that has not vested at the time his or her employment was terminated

Each performance share granted pursuant to this plan represents the right to receive one share of CryoLife common stock, subject to adjustment up or down from the target level based upon CryoLife’s adjusted EBITDA performance for fiscal 2012. Adjusted EBITDA is calculated as net income before interest, taxes, depreciation and amortization, as further adjusted by removing the impact of the following: stock-based compensation; research and development expenses (excluding salaries and related expense); grant revenue; litigation expense or revenue; acquisition, license, and other business development expense; integration costs (including any litigation costs or revenue related to assumed litigation); and other income or expense, and by including the impact of the change in balances of deferred preservation costs, inventory, and trade receivables on the company’s balance sheets.

The performance shares will vest based on a combination of the company attaining specified levels of adjusted EBITDA for fiscal 2012 and the passage of time. Depending upon the 2012 adjusted EBITDA achieved, CryoLife will issue to the named executive officers from 0 to 150% of the target number of shares. Adjusted EBITDA performance at or above 107% of the target EBITDA level is required in order for more than 100% of the target number of shares to be issued. If the minimum adjusted EBITDA is attained, 50% of the shares will be issued on the first anniversary of the grant date of the performance shares, 25% will be issued on the second anniversary of the grant date of the performance shares, and the remaining 25% will be issued on the third anniversary of the grant date of the performance shares.

The grant agreement for the performance shares provides that, even if CryoLife’s adjusted EBITDA for fiscal 2012 exceeds target, the Compensation Committee has the discretion to reduce the payout for each named executive officer to 100% of the target number of shares. The named executive officer must be an employee of CryoLife on the applicable vesting date to be entitled to vesting, and the vesting of the performance shares may be accelerated upon a change of control of CryoLife, pursuant to the terms of the grant agreement and the plan.

2004 Employee Stock Incentive Plan. On February 24, 2004, the Board adopted the 2004 Employee Stock Incentive Plan, which the stockholders approved in June 2004. This plan authorizes us to grant the following to CryoLife’s employees and officers:

•	Options

•	Stock appreciation rights

•	Restricted stock unit awards

•	Stock unit awards

•	Restricted stock awards

•	Performance shares

•	Other stock-based awards

We may award a maximum of 2 million shares of common stock under the 2004 Employee Stock Incentive Plan, subject to certain adjustments. Of these 2 million shares, approximately 9,000 shares were available for grant as of March 19, 2012 after reserving the maximum number of shares that may be issued for performance shares granted in 2012. In addition, the 2004 Employee Stock Incentive Plan provides that:

•	We may issue a maximum of 2 million shares subject to options that we intend to be incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended

•	We may issue a maximum of 400,000 shares as options and stock appreciation rights to any one individual during any consecutive twelve-month period

•	We may issue a maximum of 2 million shares in the aggregate as stock awards

•

We may issue no more than 2 million shares to any one individual during any one fiscal year pursuant to awards that we intend to be “performance-based compensation” as that term is used for purposes of Internal Revenue Code Section 162(m)

The 2004 Employee Stock Incentive Plan terminates in June 2014, unless the Board terminates it before that date. If the Board terminates the 2004 Employee Stock Incentive Plan, although no further awards may be made, the plan will remain in effect as long as any options, stock appreciation rights, or other stock awards that we granted under the plan are outstanding.

Terms of 2004 Employee Stock Incentive Plan Awards

We issued a portion of the restricted stock awards that we granted to the named executive officers in 2011 pursuant to the 2004 Employee Stock Incentive Plan. We issued the restricted stock awards and a portion of the performance shares that we granted to named executive officers in 2012 pursuant to the 2004 Employee Stock Incentive Plan.

These awards have the following terms:

•	The restricted stock awards vest on the third anniversary of the grant date if the employee remains continuously employed by CryoLife

•

If an employee who was granted a restricted stock award ceases to be employed by CryoLife for any reason, he or she will automatically forfeit any portion of the award that has not vested at the time his or her employment was terminated

The performance shares granted pursuant to this plan contain the same terms as those described above under “Terms of 2009 Employee Stock Incentive Plan Awards.”

We did not make any option grants to named executive officers under this plan in 2011 or 2012. The terms of the outstanding options granted to named executive officers pursuant to this plan, are as follows:

•	Options vest ratably, on an annual basis, over a three year period, beginning on the first anniversary of the grant date

•	All options have terms of seven years

•	All options have an exercise price equal to the closing price of the common stock on the NYSE on the grant date

•

All options expire upon termination of employment, except in the event of disability, death, or normal or early retirement, in which case the term of the option may continue for some time thereafter, but in any event not beyond the original term of the option

2002 Stock Incentive Plan. In March 2002, the Board of Directors adopted the 2002 Stock Incentive Plan, contingent upon stockholder approval, which was obtained in May 2002. The 2002 Stock Incentive Plan currently terminates in May 2012, unless the Board terminates it before that date. If the Board terminates the 2002 Stock Incentive Plan, although no further awards may be made, the plan will remain in effect as long as any options, stock appreciation rights, or other stock awards that we granted under the plan are outstanding.

The 2002 Stock Incentive Plan allowed for grants to employees, officers or Directors of CryoLife and consultants and advisers to CryoLife and its subsidiaries. CryoLife’s 2002 Stock Incentive Plan allowed grants of:

•	Options

•	Stock appreciation rights

•	Restricted stock unit awards

•	Stock units awards

•	Restricted stock awards

•	Performance shares

•	Other stock-based awards

We may award a maximum of 974,000 shares of common stock under the 2002 Stock Incentive Plan, subject to certain adjustments. Of these 974,000 shares, approximately 8,000 shares were available for grant as of March 19, 2012. In addition, the 2002 Stock Incentive Plan provides that:

•	We may issue a maximum of 974,000 shares subject to options that we intend to be incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended

•	We may issue a maximum of 100,000 shares as options and stock appreciation rights to any one individual during any consecutive twelve-month period

•	We may issue a maximum of 100,000 shares in the aggregate as stock awards

•

We may issue no more than $400,000 worth of shares to any one individual during any one fiscal year pursuant to awards that we intend to be “performance-based compensation” as that term is used for purposes of Internal Revenue Code Section 162(m)

Terms of 2002 Stock Incentive Plan Awards

We issued a portion of the stock options that we granted to the named executive officers in 2011 pursuant to the 2002 Stock Incentive Plan.

The terms of the options granted in 2011 pursuant to this plan are as follows:

•	All options vest over a three-year period at 33 1/3% per year, beginning on the first anniversary of the grant date

•	All options have a seven year term

•	All options have an exercise price equal to the closing price of the common stock on the NYSE on the grant date

•

All options expire upon termination of employment, except in the event of disability, death, or normal or early retirement, in which case the term of the option may continue for some time thereafter, but in any event not beyond the original term of the option

Also, an outstanding option granted to a named executive officer in 2002 pursuant to this plan has the following terms:

•	The option vested completely after an approximately three-year period

•	The option has a ten-year term

•	The option has an exercise price equal to the closing price of the common stock on the NYSE on the grant date

•

The option expires upon termination of employment, except in the event of disability, death, or normal or early retirement, in which case the term of the option may continue for some time thereafter, but in any event not beyond the original term of the option

1998 Long-Term Incentive Plan. In December 1997, the Board of Directors adopted the CryoLife 1998 Long-Term Incentive Plan, which the stockholders subsequently approved in May 1998. The 1998 Long-Term Incentive Plan was amended in 2000 and allowed us to grant options, stock appreciation rights, and other awards with respect to up to a maximum of 900,000 shares of common stock, subject to certain adjustments. This plan terminated in 2008, and we may not make any additional grants under it.

The terms of the outstanding options granted to named executive officers pursuant to this plan are as follows:

•	Options vest ratably, on an annual basis, over a three to five year period, beginning on the first anniversary of the grant date

•	All options have terms of either five and one-half or seven years

•	All options have an exercise price equal to the average of the high and low sales price of the common stock on the NYSE on the grant date

•

These options expire upon termination of employment, except in the event of disability, death, or normal or early retirement, in which case the term of the option may continue for some time thereafter, but in any event not beyond the original term of the option

Annual Performance-Based Bonus Plans

2011 Bonus Program

The 2011 bonus program under the 2007 Executive Incentive Plan provided for bonuses of a percentage of participants’ weighted average 2011 base salaries, varying among participants, based on three areas:

•	Adjusted revenues

•	Adjusted net income

•	Personal performance rating

All bonus criteria related to company and individual performance for the full 2011 fiscal year. We paid all bonuses 100% in cash in February 2012. See the tables below for a description of the calculation of adjusted revenues and adjusted net income.

Adjusted Revenues

Each named executive officer could earn a bonus of up to a specified percentage of his 2011 base salary based on CryoLife achieving 2011 adjusted revenues of at least $113,492,000. The adjusted revenues target for this plan was $122,694,000. Actual 2011 GAAP revenues were $119,626,000. No bonus was payable for this category if the specified minimum adjusted revenues goal was not met. The adjusted revenues component of the 2011 bonus program did not have a maximum performance level and the amount of the adjusted revenues portion of the bonus was not capped. See Appendix B for additional information regarding adjusted revenues, which is a non-GAAP number.

2011 Bonus Named Executive Officer Could Earn as Percentage of His Base Salary

Name	Adjusted Revenues* of $113,492,000 (Minimum)	Adjusted Revenues* of $122,694,000 (Target)
Steven G. Anderson	12%	24%

D. Ashley Lee	12%	24%

Gerald B. Seery	8%	16%

Jeffrey W. Burris	8%	16%

Albert E. Heacox	8%	16%

*	We calculate adjusted revenues as fiscal 2011 revenues from (i) cardiac and vascular allograft tissue processing, (ii) BioGlue, BioFoam and related product sales, (iii) PerClot sales, and (iv) Cardiogenesis sales.

2011 Bonus Actually Earned by Named Executive Officer Based on Company Actual Adjusted Revenues of $117,481,000
Name	Bonus Earned	Bonus Earned as Percentage of Base Salary
Steven G. Anderson	$109,715	17%

D. Ashley Lee	$62,172	17%

Gerald B. Seery	$33,257	12%

Jeffrey W. Burris	$33,257	12%

Albert E. Heacox	$33,261	12%

Adjusted Net Income

Each named executive officer could earn a bonus of up to a specified percentage of his 2011 base salary based on the company achieving 2011 adjusted net income of at least $19,386,000. The adjusted net income target for this plan was $24,232,000. Actual 2011 GAAP net income was $7,371,000. No bonus was payable for this category if the specified minimum adjusted net income goal was not met. The adjusted net income component of the 2011 bonus program did not have a maximum performance level and the amount of the adjusted net income portion of the bonus was not capped. See Appendix B for additional information regarding adjusted net income, which is a non-GAAP number.

2011 Bonus Named Executive Officer Could Earn as Percentage of His Base Salary

Name	Adjusted Net Income* of $19,386,000 (Minimum)	Adjusted Net Income* of $24,232,000 (Target)
Steven G. Anderson	12%	24%

D. Ashley Lee	12%	24%

Gerald B. Seery	8%	16%

Jeffrey W. Burris	8%	16%

Albert E. Heacox	8%	16%

*	We calculate adjusted net income as GAAP net income for 2011, exclusive of:

•	Interest income and expense

•	Stock compensation expense, other than stock compensation expense related to the bonus program itself, if applicable

•	Research and development expense, other than that portion of research and development expense pertaining to salaries and related expenses

•	Other income and expense

•	Income taxes

•	Grant revenue

•	Charges related to acquisitions, license, business development or integration, and

•	Litigation costs.

2011 Bonus Actually Earned by Named Executive Officers Based on Company Actual Adjusted Net Income* of $23,588,000

Name	Bonus Earned	Bonus Earned as Percentage of Base Salary
Steven G. Anderson	$142,903	22%

D. Ashley Lee	$80,979	22%

Gerald B. Seery	$43,317	15%

Jeffrey W. Burris	$43,317	15%

Albert E. Heacox	$43,323	15%

Personal Performance

Each named executive officer could earn a bonus based on his personal performance rating. With respect to each named executive officer, the committee determined whether the individual did not meet or met and/or exceeded the personal performance expectations of the committee. Mr. Anderson provides performance reviews of the named executive officers, other than himself, to the committee to aid the committee in determining performance ratings. If the individual did not meet the personal performance expectation, no bonus was payable to the named executive officer for this category. If the individual met and/or exceeded the personal performance expectation, the named executive officer would receive a specified bonus, as shown below:

2011 Bonus Named Executive Officer Could Earn as Percentage of His Base Salary

Name	Does Not Meet Personal Performance Expectations	Meets or Exceeds Personal Performance Expectations
Steven G. Anderson	—	12%

D. Ashley Lee	—	12%

Gerald B. Seery	—	8%

Jeffrey W. Burris	—	8%

Albert E. Heacox	—	8%

2011 Bonus Earned by Named Executive Officer Based on Named Executive Officer’s Performance Rating

Name	Performance Rating	Bonus Earned	Bonus Earned as Percentage of Base Salary
Steven G. Anderson	Meets or Exceeds Expectations	$76,537	12%

D. Ashley Lee	Meets or Exceeds Expectations	$43,371	12%

Gerald B. Seery	Meets or Exceeds Expectations	$23,200	8%

Jeffrey W. Burris	Meets or Exceeds Expectations	$23,200	8%

Albert E. Heacox	Meets or Exceeds Expectations	$23,203	8%

2012 Bonus Program

The 2012 bonus program under the 2007 Executive Incentive Plan provides for bonuses of a percentage of participants’ weighted average 2012 base salaries, varying among participants, based on same three areas as described directly above under 2011 Bonus Program. With respect to Messrs. Anderson, Lee, Seery and Burris, each will receive the same percentage of his respective salary based upon the company’s attainment of specified minimum and target levels of adjusted revenues and adjusted net income. They will also receive the same percentage of their respective salaries based upon meeting or exceeding their respective personal performance evaluations. Dr. Heacox retired from CryoLife on December 31, 2011 and is not a participant in the 2012 Bonus Program.

All bonus criteria relates to company and individual performance for the full 2012 fiscal year. We anticipate paying all bonuses 100% in cash in February 2013. As compared to the 2011 Bonus Program, the 2012 Bonus Program incorporates the following changes:

•	The minimum payout for adjusted revenues has been adjusted to begin at 95% of target, as compared to 92.5% of target in 2011

•	The minimum payout for adjusted net income has been adjusted to begin at 85% of target, as compared to 80% of target in 2011

•	With respect to both adjusted revenues and adjusted net income, attainment of the minimum level will payout at 60% of the incentive target as opposed to 50% in 2011

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011 (1)

Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)		Option Exercise Price ($) (d)	Option Expiration Date (e)	Number of shares or units of stock that have not vested (#) (f)		Market Value of shares or units of stock that have not vested ($) (g)		Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (h)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (i)

Steven G. Anderson	3,584	—		$27.9000	5/29/2012
	63,750	—		$8.7000	2/23/2014
	63,750	—		$9.7300	2/25/2015
	83,334	41,666	(3)	$4.8300	2/23/2016
	27,778	55,555	(4)	$7.0100	2/22/2017
	—	157,333	(5)	$5.1200	2/23/2018
						21,250	(6)	$102,000	(6)
						41,667	(7)	$200,002	(7)
						78,667	(8)	$377,602	(8)

D. Ashley Lee	37,500	—		$8.7000	2/23/2014
	37,500	—		$9.7300	2/25/2015
	25,000	12,500	(3)	$4.8300	2/23/2016
	11,111	22,222	(4)	$7.0100	2/22/2017
	—	63,333	(5)	$5.1200	2/23/2018
						12,500	(6)	$60,000	(6)
						16,667	(7)	$80,002	(7)
						31,667	(8)	$152,002	(8)

Gerald B. Seery	22,500	—		$8.7000	2/23/2014
	22,500	—		$9.7300	2/25/2015
	15,000	7,500	(3)	$4.8300	2/23/2016
	100,000	—		$5.7950	2/7/2012
	7,778	15,555	(4)	$7.0100	2/22/2017
	—	44,000	(5)	$5.1200	2/23/2018
						7,500	(6)	$36,000	(6)
						11,667	(7)	$56,002	(7)
						22,000	(8)	$105,600	(8)

Jeffrey W. Burris	30,000	—		$7.0000	2/4/2015
	10,000	5,000	(3)	$4.8300	2/23/2016
	7,778	15,555	(4)	$7.0100	2/22/2017
	—	44,000	(5)	$5.1200	2/23/2018
						5,000	(6)	$24,000	(6)
						22,000	(8)	$105,600	(8)
						11,667	(9)	$56,002	(9)

Albert E. Heacox (2)	22,031	—		$8.7000	2/1/2012
	22,500	—		$9.7300	12/31/2014
	15,000	—		$4.8300	12/31/2014
	31,183	—		$5.7950	2/1/2012
	7,778	—		$7.0100	12/31/2014

(1)	This table does not include the restricted stock and stock options granted on February 18, 2012 or the performance shares granted on March 7, 2012. See “Compensation Discussion and Analysis” starting on page 24 for further discussion of these grants.
(2)	Dr. Heacox retired from his employment with CryoLife, effective December 31, 2011. In conjunction with his retirement, he forfeited an aggregate of 67,055 unvested options and 33,667 unvested shares of restricted stock; however, with respect to a restricted stock award of 7,500 shares that was granted on February 16, 2009, the Compensation Committee of the Board of Directors accelerated the vesting of the award from February 16, 2012 to December 31, 2011.
(3)	These options vest on February 23, 2012, assuming continuous employment.

(4)	One-half of the options vest on each of February 22, 2012 and February 22, 2013, assuming continuous employment.
(5)	One-third of the options vest on each of February 23, 2012, February 23, 2013, and February 23, 2014, assuming continuous employment.
(6)	The restricted stock vested on February 16, 2012. Market value is based on the closing price of the company’s common stock on the NYSE on December 30, 2011 of $4.80.
(7)	The restricted stock will vest on February 22, 2013, assuming continuous employment. Market value is based on the closing price of the company’s common stock on the NYSE on December 30, 2011 of $4.80.
(8)	The restricted stock will vest on February 23, 2014, assuming continuous employment. Market value is based on the closing price of the company’s common stock on the NYSE on December 30, 2011 of $4.80.
(9)	The restricted stock will vest on February 22, 2013, assuming continuous employment. Market value is based on the closing price of the company’s common stock on the NYSE on December 31, 2011 of $4.80.

OPTION EXERCISES AND STOCK VESTED (1)

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise (2) ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)

Steven G. Anderson	73,500	$81,865	10,625	$57,056	(3)

D. Ashley Lee	17,200	$28,552	6,250	$33,563	(3)

Gerald B. Seery	21,500	$15,865	3,750	$20,138	(3)

Jeffrey W. Burris	—	—	10,000	$53,100	(4)

Albert E. Heacox	15,450	$16,686	11,250	$56,138	(5)

(1)	This table provides information regarding stock option exercises and vesting of restricted stock during 2011.
(2)	Value Realized on Exercise is equal to the number of shares acquired multiplied by the difference between the exercise price and the closing price on the NYSE on the date of exercise, as detailed in the following table, without regard to any proceeds that may have been received upon any sale of the underlying shares.
(3)	Value Realized on Vesting is equal to the number of shares acquired multiplied by $5.37, the market value of CryoLife common stock on the NYSE as of the vesting date, February 19, 2011.
(4)	Value Realized on Vesting is equal to the number of shares acquired multiplied by $5.31, the market value of CryoLife common stock on the NYSE as of the vesting date, February 4, 2011.
(5)	Value Realized on Vesting is equal to the sum of (i) 3,750 shares acquired multiplied by $5.37, the market value of CryoLife common stock on the NYSE as of the vesting date, February 19, 2011, and (ii) 7,500 shares acquired multiplied by $4.80, the market value of CryoLife common stock on the NYSE as of the vesting date, December 31, 2011.

STOCK OPTION EXERCISE DETAIL

Name	Shares Subject to Option (#)	Exercise Price ($)	Exercise Date	Closing Price on the NYSE on the Date of Exercise ($)
(a)	(b)	(c)	(d)	(e)
Steven G. Anderson	10,000	$5.03	4/26/2011	$5.66
	63,500	$4.25	8/09/2011	$5.44

D. Ashley Lee	17,200	$4.25	7/07/2011	$5.91

Gerald B. Seery	300	$4.25	7/13/2011	$5.92
	101	$4.25	7/14/2011	$5.95
	21,099	$4.25	8/19/2011	$4.97

Jeffrey W. Burris	—	—	—	—

Albert E. Heacox	15,450	$4.25	8/15/2011	$5.33

PENSION BENEFITS AT DECEMBER 31, 2011(1)

All calculations in the following table are as of December 31, 2011, the last business day of CryoLife’s 2011 fiscal year.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)		Payments During Last Fiscal Year ($) (e)

Steven G. Anderson	Post- Employment Medical Plan	N/A	$153,206	(2)	—

	Retirement Severance Benefit	N/A	$1,899,757	(3)	—

(1)	CryoLife does not maintain any plans providing for payments or other benefits at, following, or in connection with retirement for Mr. Lee, Mr. Seery, Dr. Heacox, or Mr. Burris.
(2)	The amount shown represents the actuarial present value of Mr. Anderson’s accumulated benefit under the Post-Employment Medical Plan included in his employment agreement, computed as of December 31, 2011, which is the measurement date used for financial statement reporting purposes with respect to CryoLife’s audited financial statements for 2011. See “Post-Employment Medical Plan for Steven G. Anderson” below for the assumptions applied in quantifying the present value of the current accrued benefit.
(3)	The amount shown represents the actuarial present value of Mr. Anderson’s accumulated benefit under the Retirement Severance Benefit included in his employment agreement, computed as of December 31, 2011, which is the measurement date used for financial statement reporting purposes with respect to CryoLife’s audited financial statements for 2011. Consistent with the methodology customarily applied to present value calculations for accounting, we discounted Mr. Anderson’s 24 month payment stream based on our incremental borrowing rate of 4.25% at December 31, 2011.

Post-Employment Medical Plan for Steven G. Anderson

Mr. Anderson’s employment agreement provides that upon certain terminations of Mr. Anderson’s employment, including retirement, CryoLife will continue to provide medical benefits to Mr. Anderson and his wife, Ann B. Anderson, for the remainder of their lives. In quantifying the present value of the current accumulated benefit for the Post-Employment Medical Plan for Steven G. Anderson, CryoLife used a measurement date of December 31, 2011. To calculate mortality, CryoLife used the Uninsured Pension 1994 Table with mortality improvements projected using Scale AA. The applicable discount rate was 4.27%. CryoLife assumed that Mr. Anderson would retire at the expiration of his current employment contract. CryoLife assumed no possibility of termination prior to that time. Salary increase was irrelevant since the benefits are not salary related. CryoLife developed the starting claims cost using the Reden & Anders Commercial Comprehensive Pricing Model, factoring in the 2008 medical benefit plan provisions. The starting claims cost for a 73 year old participant is approximately $14,833 before taking Medicare into account.

See “Potential Payments Upon Termination or Change of Control” below for further discussion of the material terms and conditions of payments and benefits payable under this plan.

Retirement Severance Benefit

Pursuant to his employment agreement, Mr. Anderson may voluntarily terminate his employment at any time for reason of retirement. The agreement defines retirement as cessation by Mr. Anderson of full-time employment of any kind. Upon retirement, CryoLife will pay Mr. Anderson a severance payment equal to $1,985,000. See “Potential Payments Upon Termination or Change of Control” below for further discussion of the material terms and conditions of payments and benefits payable under this retirement severance benefit.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

We have entered into certain agreements and maintain certain plans that will require us to provide compensation to the named executive officers in the event of specified terminations of their employment or upon a change of control of CryoLife. The amount of compensation we would be required to pay to each named executive officer in each situation is listed in the tables below. Amounts we have included in the tables are estimates and are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may differ materially. Factors that could affect these amounts include the timing during the year of any such event, the amount of future bonuses, the future stock price of CryoLife, and with respect to Mr. Anderson, his and his spouse’s ages and life expectancies. All of the tables listed in this section assume that the relevant termination or change of control event occurred on December 31, 2011, the last business day of CryoLife’s 2011 fiscal year.

Steven G. Anderson, Chairman of the Board, President, and Chief Executive Officer (1)

Executive Benefits and Payments Upon Termination

	Voluntary Retirement		Good Reason or Involuntary Not for Cause Termination		For Cause Termination		Death		Disability		Change of Control Without Regard to Termination		Certain Termination Events Following a Change of Control
Cash Compensation	$1,985,000	(2)	$1,985,000	(2)	—		—		$1,985,000	(2)	$921,713	(3)	$2,906,713	(4)

Accelerated Stock Options	—		—		—		—		—		—	(5)	—	(5)

Accrued Vacation Pay	$35,570	(6)	$35,570	(6)	$35,570	(6)	$35,570	(6)	$35,570	(6)	—		$35,570	(6)

Medical Benefits	$256,575	(7)	$256,575	(7)	—		$144,245	(8)	$256,575	(7)	—		$256,575	(7)

Vested Stock Options	—	(9)	—	(9)	—	(9)	—	(9)	—	(9)	—	(9)	—	(9)

Accelerated Restricted Stock	—		—		—		—		—		$679,603	(10)	$679,603	(10)

280G Tax Gross-up	—		—		—		—		—		—		$1,162,914	(11)

Total:	$2,277,145		$2,277,145		$35,570		$179,815		$2,277,145		$1,601,316		$5,041,375

(1)	This table assumes all termination and change of control events occurred as of December 31, 2011.
(2)	Mr. Anderson’s employment agreement provides for a severance payment equal to $1,985,000 upon termination of his employment due to termination without cause, voluntary retirement, or disability, or upon his termination of the agreement for good reason, to be paid in 24 equal monthly installments over the two year period following the termination date.
(3)	The amount shown is equal to one times the sum of Mr. Anderson’s 2011 salary and 2010 bonus, which was paid in cash in February 2011.
(4)	The amount shown is the sum of $1,985,000 and one times the sum of Mr. Anderson’s 2011 salary and 2010 bonus, which was paid in cash in February 2011. This amount assumes that following a change of control Mr. Anderson retired or terminated his employment for good reason, or we terminated him because of disability or without cause. Mr. Anderson would also receive the amount shown if we terminated his employment without cause at any time within the 12 months prior to the change of control.

(5)	The 2002 Stock Incentive Plan, the 2004 Employee Stock Incentive Plan and the 2009 Employee Stock Incentive Plan provide that the exercisability of outstanding options accelerates upon a change of control. The 1998 Long-Term Incentive Plan provides that the exercisability of outstanding options accelerates upon a change of control if the Compensation Committee does not determine otherwise. The accelerated options did not have any value as of December 31, 2011 because the exercise prices of the options were higher than the closing price of our common stock on the NYSE as of December 31, 2011 of $4.80. The value for each option is calculated as the difference between the exercise price of the option and the closing price of our common stock at the end of the fiscal year.
(6)	The amount shown represents payment of $306.64 per accumulated hour of vacation pay that Mr. Anderson had not taken as of December 31, 2011. Mr. Anderson had 116 accumulated hours of vacation as of December 31, 2011.
(7)	Under the terms of Mr. Anderson’s employment agreement, if Mr. Anderson voluntarily retires, terminates his employment for good reason, or we terminate him without cause or because of disability, we will continue to provide major medical insurance benefits to Mr. Anderson and his wife, Ann B. Anderson, for the duration of their lives, not to exceed $30,000 per year, increased by the Consumer Price Index using November 2, 2009 as the base date. We used the assumptions discussed at “Post-Employment Medical Plan for Steven G. Anderson” under “Pension Benefits” on page 63 when valuing this benefit, except that we did not utilize a discount rate.
(8)	Under the terms of Mr. Anderson’s employment agreement, in the event of Mr. Anderson’s death, CryoLife will continue to provide major medical insurance benefits to Mr. Anderson’s wife, Ann B. Anderson, for the duration of her life, not to exceed $30,000 per year, increased by the Consumer Price Index using November 2, 2009 as the base date. We used the assumptions discussed at “Post-Employment Medical Plan for Steven G. Anderson” under “Pension Benefits” on page 63 when valuing this benefit, except that we did not utilize a discount rate.
(9)	The outstanding stock options that were already vested prior to the termination event did not have any value as of December 31, 2011 because the exercise price of the options was higher than the closing price of our common stock on the NYSE on December 31, 2011 of $4.80. The value for each option is calculated as the difference between the exercise price of the option and the closing price of our common stock at the end of the fiscal year.
(10)	As of December 31, 2011, we had issued all outstanding shares of restricted stock under the 2004 Employee Stock Incentive Plan and the 2009 Employee Stock Incentive Plan. Both plans provide that all unvested shares of restricted stock become fully vested upon a change of control. The accelerated restricted stock is valued at the closing price of our common stock on the NYSE on December 31, 2011 of $4.80.
(11)	The amount shown represents the estimated amount to be paid to reimburse Mr. Anderson for excise taxes arising as a result of the payments disclosed in this table.

Change of Control

Mr. Anderson’s employment agreement dictates the payments Mr. Anderson will receive if a change of control occurs. Upon the occurrence of a change of control, we will pay Mr. Anderson a retention payment equal to his salary and bonus for the year in which the change of control occurs, provided that he either remains employed by us at that time, or if he is not so employed, that we terminated him without cause within 12 months before the change of control. If a change of control occurs before we award the bonus for that year, then we will base the bonus component on the previous year’s bonus. The bonus for these purposes includes any cash bonus payments and the present value of non-cash bonuses such as options or restricted stock. We will pay the retention payment in addition to any termination payments that may be due to Mr. Anderson following termination of employment.

The following events would constitute a change of control requiring a retention payment:

•	Any person or group, other than a group of which Mr. Anderson is a member, acquires, over a period of 12 months or less, 35% or more of the total voting power of CryoLife stock

•

A majority of the members of CryoLife’s Board are replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of such appointment or election, or

•

Any person or group, but excluding any group of which Mr. Anderson is a member, acquires, over a period of 12 months or less, assets from CryoLife having a value equal to at least 40% of the total gross fair market value of all of CryoLife’s assets immediately prior to such acquisition however, it will not be a change of control if the assets are transferred to a

CryoLife stockholder in return for CryoLife stock, or if the assets are transferred to an entity which is at least 50% owned by CryoLife or to a person or group that owns at least 50% of the total voting power of our stock.

Death

Mr. Anderson’s employment agreement terminates automatically upon Mr. Anderson’s death. We will continue to provide major medical benefits to his wife, Ann B. Anderson, for the duration of her life, provided that our cost is limited to $30,000 per year, as increased by the Consumer Price Index using November 2, 2009 as the base date. We will not be required to make any other payments except for payments we owe under any obligations which accrued through the date of death.

Disability

Mr. Anderson’s employment agreement defines disability as absence from duties for 180 consecutive days as a result of incapacity due to mental or physical illness. If such a disability occurs, we may notify Mr. Anderson in writing that we intend to terminate his employment. The termination will become effective 30 days after Mr. Anderson receives the notice unless he returns to full-time work. If we terminate Mr. Anderson’s employment because of disability, we will pay a severance payment equal to $1,985,000. We will continue to provide major medical benefits to Mr. Anderson and his wife, Ann B. Anderson, for the duration of their lives, provided that our cost is limited to $30,000 per year, as increased by the Consumer Price Index using November 2, 2009 as the base date.

Termination for Cause

If we determine that Mr. Anderson has willfully and continually failed to substantially perform his duties, other than due to disability as discussed above, we may terminate his employment for cause after first delivering a written demand for substantial performance. The written demand will specifically identify why we believe Mr. Anderson has not substantially performed his duties. We may also terminate Mr. Anderson’s employment for cause if he willfully engages in illegal conduct or gross misconduct that we can demonstrate materially injured CryoLife. If we terminate Mr. Anderson for cause, we will not have to make any other payments except for payments we owe under any obligations which accrued through the date of his termination.

Termination by Mr. Anderson for Good Reason or by CryoLife for any Reason other than Cause, Death, or Disability

Mr. Anderson can terminate his employment for good reason if any of the following events occur during the term of the agreement:

•	He is assigned duties inconsistent with his current position or duties

•	CryoLife takes any other action resulting in diminution of his position or duties, unless the action was inadvertent and was promptly remedied

•	CryoLife fails to pay the base salary, bonus, or all reasonable expenses under the agreement

•	CryoLife threatens to terminate Mr. Anderson for reasons other than for cause, death, or disability, or

•	CryoLife fails to require any successor to all or substantially all of the business of CryoLife to honor the agreement.

If Mr. Anderson terminates his employment for good reason or if we terminate him for any reason other than for cause, death, or disability, we will pay Mr. Anderson a severance payment equal to $1,985,000. We will also continue to provide major medical benefits to Mr. Anderson and his wife, Ann B. Anderson, for the duration of their lives, provided that our cost is limited to $30,000 per year, as increased by the Consumer Price Index using November 2, 2009 as the base date.

Retirement

Mr. Anderson may voluntarily terminate his employment at any time for reason of retirement. The agreement defines retirement as cessation by Mr. Anderson of full-time employment of any kind. Upon retirement, we will pay Mr. Anderson a severance payment equal to $1,985,000. We will also continue to provide major medical benefits to Mr. Anderson and his wife, Ann B. Anderson, for the duration of their lives, provided that our cost is limited to $30,000 per year, as increased by the Consumer Price Index using November 2, 2009 as the base date.

Expiration of Employment Agreement

Mr. Anderson’s employment agreement will expire on December 31, 2012, unless both parties agree to extend the term.

Severance Payment Procedure

The employment agreement provides that generally we will pay any severance payment due in cash in 24 equal monthly installments starting 30 days after Mr. Anderson is terminated. The employment agreement discusses circumstances that would lead us to pay a severance payment on a different schedule:

•

We will delay payment of the severance payment until six months after Mr. Anderson’s termination if necessary to prevent Mr. Anderson from having to pay additional tax under Section 409A of the Internal Revenue Code; provided that when payments begin, the first payment will be equal to the total amount of those payments that have been delayed

•

We will pay the severance payment in an immediate lump sum if the termination takes place on the date of or after a change of control or within six months before the change of control if Section 409A allows us to make such a payment without Mr. Anderson having to pay additional tax

We will subject any severance payment to normal payroll tax withholding. Upon employment termination, we will also pay Mr. Anderson at a rate per day equal to Mr. Anderson’s base salary then in effect divided by 260 for all accumulated vacation days that he has not taken.

Tax Gross-Up Payment

We will pay a tax gross-up payment if an excise tax arises under Sections 280G and 4999 of the Internal Revenue Code as a result of any benefit, payment, or distribution that we make to Mr. Anderson or for his benefit. This payment will equal the amount needed to cause the amount of the total after-tax compensation and benefits received by Mr. Anderson to equal the aggregate after-tax compensation and benefits he would have received if these Code sections had not been enacted.

Non-Compete and Non-Solicitation Agreements

Mr. Anderson’s non-compete and non-solicitation agreements are described at “Employment and Change of Control Agreements” starting on page 37, above.

D. Ashley Lee, Executive Vice President, Chief Operating Officer, and Chief Financial Officer (1)

Executive Benefits and Payments Upon Termination

	Voluntary Retirement		Good Reason or Involuntary Not for Cause Termination		For Cause Termination		Death		Disability		Change of Control Without Regard to Termination		Certain Termination Events Following a Change of Control
Cash Compensation	—		—		—		—		—		—		$1,039,346	(2)

Accelerated Stock Options	—		—		—		—		—		—	(3)	—	(3)

Accrued Vacation Pay	$695	(4)	$695	(4)	$695	(4)	$695	(4)	$695	(4)	—		$695	(4)

Vested Stock Options	—	(5)	—	(5)	—	(5)	—	(5)	—	(5)	—	(5)	—	(5)

Accelerated Restricted Stock	—		—		—		—		—		$292,003	(6)	$292,003	(6)

280G Tax Gross-Up	—		—		—		—		—		—		—

Total:	$695		$695		$695		$695		$695		$292,003		$1,332,044

(1)	This table assumes all termination and change of control events occurred as of December 31, 2011.
(2)	The amount shown is equal to two times the sum of Mr. Lee’s 2011 salary and his bonus for 2010 that was paid in cash in February 2011. This amount assumes that following a change of control Mr. Lee terminated his employment for good reason, or we terminated him without cause. Mr. Lee would also receive the amount shown if we terminated his employment without cause at any time within the six months prior to the change of control.
(3)	The 2004 Employee Stock Incentive Plan and the 2009 Employee Stock Incentive Plan provide that the exercisability of outstanding options accelerates upon a change of control. The 1998 Long-Term Incentive Plan provides that the exercisability of outstanding options accelerates upon a change of control if the Compensation Committee does not determine otherwise. The accelerated options did not have any value as of December 31, 2011 because the exercise prices of the options were higher than the closing price of our common stock on the NYSE as of December 31, 2011 of $4.80. The value for each option is calculated as the difference between the exercise price of the option and the closing price of our common stock at the end of the fiscal year.
(4)	The amount shown represents payment of $173.76 per hour of 2011 vacation pay that Mr. Lee had not taken as of December 31, 2011. Mr. Lee had 4 accumulated hours of vacation as of December 31, 2011 for which the company was obligated to make payment as of that date.
(5)	The outstanding stock options that were already vested prior to the termination event did not have any value as of December 31, 2011 because the exercise price of the options was higher than the closing price of our common stock on the NYSE on December 31, 2011 of $4.80. The value for each option is calculated as the difference between the exercise price of the option and the closing price of our common stock at the end of the fiscal year.
(6)	As of December 31, 2011, we had issued all outstanding shares of restricted stock under the 2004 Employee Stock Incentive Plan and the 2009 Employee Stock Incentive Plan. Both plans provide that all shares of restricted stock become fully vested upon a change of control. The accelerated restricted stock is valued at the closing price of our common stock on the NYSE on December 31, 2011of $4.80.

Change of Control

Mr. Lee’s change of control agreement dictates the payments he will receive if a change of control occurs. The following events would constitute a change of control under the agreement and would require a severance payment to Mr. Lee if coupled with the termination by CryoLife of Mr. Lee’s employment without cause or his termination of his employment for good reason during a period extending from six months before to two years after a change of control of CryoLife:

•

Any person, including a syndicate or group, acquires ownership of CryoLife stock that, taken together with CryoLife stock held by such person or group, constitutes more than 50% of the total voting power of the stock of CryoLife

•	Any person, including a syndicate or group, acquires ownership of stock of CryoLife possessing 30% or more of the total voting power of CryoLife stock

•

A majority of the members of CryoLife’s Board are replaced during any 12 month period by individuals whose appointment or election is not endorsed by a majority of the Board prior to the date of appointment or election, or

•

Any person, including a syndicate or group, acquires assets from CryoLife that have a total gross fair market value equal to more than 40% of the total gross fair market value of all CryoLife assets immediately prior to such acquisition.

We will not be required to make a severance payment to Mr. Lee in connection with a change of control if he is terminated by us for cause, which means:

•	An intentional act of fraud, embezzlement, theft, or any other material violation of law that occurs during or in the course of Mr. Lee’s employment with CryoLife

•	Intentional damage by Mr. Lee to CryoLife assets

•	Intentional disclosure by Mr. Lee of CryoLife’s confidential information contrary to CryoLife policies

•	Material breach of Mr. Lee’s obligations under the agreement

•	Intentional engagement by Mr. Lee in any activity which would constitute a breach of his duty of loyalty or of his assigned duties

•	Intentional breach by Mr. Lee of any of CryoLife’s policies and procedures

•	The willful and continued failure by Mr. Lee to perform his assigned duties, other than as a result of incapacity due to physical or mental illness, or

•	Willful conduct by Mr. Lee that is demonstrably and materially injurious to CryoLife, monetarily or otherwise.

Mr. Lee may terminate his employment for good reason in connection with a change of control without forfeiting his severance pay if any of the following events occur during the term of the agreement:

•

The assignment to Mr. Lee, without his consent, of any duties materially inconsistent with his position, authority, duties, or responsibilities, including changes in status, offices, or titles and any change in Mr. Lee’s reporting requirements that would cause him to report to an officer who is junior in seniority to the officer to whom he previously reported, or

•

Any other action by CryoLife that results in a material diminution in his position, authority, duties, responsibilities, or aggregate compensation, excluding for this purpose an isolated, insubstantial, and inadvertent action taken in good faith and which is remedied by CryoLife within thirty (30) days after receipt of notice from Mr. Lee.

The change of control agreement provides that we will pay any severance payment due in a lump sum not later than 30 days following the date of termination, or 30 days following a change of control in the event of an anticipatory termination. We will delay payment of the severance payment until six months after Mr. Lee’s termination if necessary to prevent Mr. Lee from having to pay additional tax under Section 409A of the Internal Revenue Code. We will also subject any severance payment to normal payroll tax withholding.

Mr. Lee’s non-solicitation agreement is described at “Employment and Change of Control Agreements” starting on page 37, above.

Gerald B. Seery, Senior Vice President, Sales and Marketing (1)

Executive Benefits and Payments Upon Termination

	Voluntary Retirement		Good Reason or Involuntary Not for Cause Termination		For Cause Termination		Death		Disability		Change of Control Without Regard to Termination		Certain Termination Events Following a Change of Control
Cash Compensation	—		—		—		—		—		—		$745,360	(2)

Accelerated Stock Options	—		—		—		—		—		—	(3)	—	(3)

Vested Stock Options	—	(4)	—	(4)	—	(4)	—	(4)	—	(4)	—	(4)	—	(4)

Accelerated Restricted Stock	—		—		—		—		—		$197,602	(5)	$197,602	(5)

280G Tax Gross-Up	—		—		—		—		—		—		—

Total:	—		—		—		—		—		$197,602		$942,962

(1)	This table assumes all termination and change of control events occurred as of December 31, 2011.
(2)	The amount shown is equal to two times the sum of Mr. Seery’s 2011 salary and his bonus for 2010 that was paid in February 2011. This amount assumes that following a change of control Mr. Seery terminated his employment for good reason, or we terminated him without cause. Mr. Seery would also receive the amount shown if we terminated his employment without cause at any time within the six months prior to the change of control.
(3)	The 2004 Employee Stock Incentive Plan and the 2009 Employee Stock Incentive Plan provide that the exercisability of outstanding options accelerates upon a change of control. The 1998 Long-Term Incentive Plan provides that the exercisability of outstanding options accelerates upon a change of control if the Compensation Committee does not determine otherwise. The accelerated options did not have any value as of December 31, 2011 because the exercise prices of the options were higher than the closing price of our common stock on the NYSE as of December 31, 2011 of $4.80. The value for each option is calculated as the difference between the exercise price of the option and the closing price of our common stock at the end of the fiscal year.
(4)	The outstanding stock options that were already vested prior to the termination event did not have any value as of December 31, 2011 because the exercise prices of the options were higher than the closing price of our common stock on the NYSE on December 31, 2011 of $4.80. The value for each option is calculated as the difference between the exercise price of the option and the closing price of our common stock at the end of the fiscal year.
(5)	As of December 31, 2011, we had issued all outstanding shares of restricted stock under the 2004 Employee Stock Incentive Plan and the 2009 Employee Stock Incentive Plan. Both plans provide that all shares of restricted stock become fully vested upon a change of control. The accelerated restricted stock is valued at the closing price of our common stock on the NYSE on December 31, 2011 of $4.80.

Change of Control

Mr. Seery’s change of control agreement dictates the payments he will receive if a change of control occurs. Mr. Seery’s change of control agreement is identical to Mr. Lee’s change of control agreement in all material respects. Please see the description of Mr. Lee’s change of control agreement, above.

Jeffrey W. Burris, Vice President and General Counsel (1)

Executive Benefits and Payments Upon Termination

	Voluntary Retirement		Good Reason or Involuntary Not for Cause Termination		For Cause Termination		Death		Disability		Change of Control Without Regard to Termination		Certain Termination Events Following a Change of Control
Cash Compensation	—		—		—		—		—		—		$374,055	(2)

Accelerated Stock Options	—		—		—		—		—		—	(3)	—	(3)

Accrued Vacation Pay	$558	(4)	$558	(4)	$558	(4)	$558	(4)	$558	(4)	—		$558	(4)

Vested Stock Options	—	(5)	—	(5)	—	(5)	—	(5)	—	(5)	—	(5)	—	(5)

Accelerated Restricted Stock	—		—		—		—		—		$185,602	(6)	$185,602	(6)

280G Tax Gross-Up	—		—		—		—		—		—		—

Total:	$558		$558		$558		$558		$558		$185,602		$560,215

(1)	This table assumes all termination events occurred as of December 31, 2011.
(2)	The amount shown is equal to one times the sum of Mr. Burris’ 2011 salary and his bonus for 2010 that was paid in February 2011. This amount assumes that following a change of control Mr. Burris terminated his employment for good reason, or we terminated him without cause. Mr. Burris would also receive the amount shown if we terminated his employment without cause at any time within the six months prior to the change of control.
(3)	The 2004 Employee Stock Incentive Plan and the 2009 Employee Stock Incentive Plan provide that the exercisability of outstanding options accelerates upon a change of control. The accelerated options did not have any value as of December 31, 2011 because the exercise prices of the options were higher than the closing price of our common stock on the NYSE as of December 31, 2011 of $4.80. The value for each option is calculated as the difference between the exercise price of the option and the closing price of our common stock at the end of the fiscal year.
(4)	The amount shown represents payment of $139.43 per hour of 2011 vacation pay that Mr. Burris had not taken as of December 31, 2011. Mr. Burris had 4 accumulated hours of vacation as of December 31, 2011 for which the company was obligated to make payment as of that date.
(5)	The outstanding stock options that were already vested prior to the termination event did not have any value as of December 31, 2011 because the exercise prices of the options were higher than the closing price of our common stock on the NYSE on December 31, 2011 of $4.80. The value for each option is calculated as the difference between the exercise price of the option and the closing price of our common stock at the end of the fiscal year.
(6)	We have issued all outstanding shares of restricted stock under the 2004 Employee Stock Incentive Plan and the 2009 Employee Stock Incentive Plan. Both plans provide that all shares of restricted stock become fully vested upon a change of control. The accelerated restricted stock is valued at the closing price of our common stock on the NYSE on December 31, 2011 of $4.80.

Change of Control

Mr. Burris’ change of control agreement dictates the payments he will receive if a change of control occurs. Mr. Burris’ change of control agreement is identical to Mr. Lee’s change of control agreement in all material respects except that Mr. Burris’ severance payment is equal to one times his salary and bonus, whereas Mr. Lee’s severance payment is equal to two times his salary and bonus, the calculation of which is further described in footnote 2 in the table above. Please see the description of Mr. Lee’s change of control agreement on page 69.

Albert E. Heacox, Ph.D., Senior Vice President, Research and Development (1)

Executive Benefits and Payments Upon Termination

	Voluntary Retirement (2)		Good Reason or Involuntary Not for Cause Termination		For Cause Termination		Death		Disability		Change of Control Without Regard to Termination		Certain Termination Events Following a Change of Control
Cash Compensation	—		—		—		—		—		—		$374,698	(3)

Accelerated Stock Options	—		—		—		—		—		—	(4)	—	(4)

Accrued Vacation Pay	$12,828	(5)	—		—		—		—		—		—

Vested Stock Options	—	(6)	—	(6)	—	(6)	—	(6)	—	(6)	—	(6)	—	(6)

Accelerated Restricted Stock	$36,000	(7)	—		—		—		—		$197,602	(8)	$197,602	(8)

280G Tax Gross-Up	—		—		—		—		—		—		—

Total:	$48,828		—		—		—		—		$197,602		$572,300

(1)	This table assumes all termination and change of control events occurred as of December 31, 2011; however, because Dr. Heacox retired from CryoLife on December 31, 2011, all columns except “Voluntary Retirement” are no longer applicable. The remaining columns are presented in order to comply with SEC rules.
(2)	Dr. Heacox retired from his employment with CryoLife, effective December 31, 2011. In connection with his retirement, the Compensation Committee of the Board of Directors approved certain modifications of CryoLife’s compensation arrangements with Dr. Heacox, including the acceleration of the vesting of a restricted stock award and the payment of unused vacation time. As such, this column reflects actual payments made to Dr. Heacox at the time of his voluntary retirement on December 31, 2011.
(3)	The amount shown is equal to one times the sum of Dr. Heacox’s 2011 salary and his bonus for 2010 that was paid in February 2011. This amount assumes that following a change of control Dr. Heacox terminated his employment for good reason, or we terminated him without cause. Dr. Heacox would also receive the amount shown if we terminated his employment without cause at any time within the six months prior to the change of control.
(4)	The 2004 Employee Stock Incentive Plan and the 2009 Employee Stock Incentive Plan provide that the exercisability of outstanding options accelerates upon a change of control. The 1998 Long-Term Incentive Plan provides that the exercisability of outstanding options accelerates upon a change of control if the Compensation Committee does not determine otherwise. The accelerated options did not have any value as of December 31, 2011 because the exercise prices of the options were higher than the closing price of our common stock on the NYSE as of December 31, 2011 of $4.80. The value for each option is calculated as the difference between the exercise price of the option and the closing price of our common stock at the end of the fiscal year.

(5)	The amount shown represents payment of $139.44 per accumulated hour of vacation pay that Dr. Heacox had not taken as of December 31, 2011. This amount was paid to Dr. Heacox in conjunction with his retirement on December 31, 2011.
(6)	The stock options that were already vested prior to the termination event did not have any value as of December 31, 2011 because the exercise prices of the options were higher than the closing price of our common stock on the NYSE on December 31, 2011 of $4.80. The value for each option is calculated as the difference between the exercise price of the option and the closing price of our common stock at the end of the fiscal year.
(7)	The amount shown represents the vesting of a restricted stock award of 7,500 shares that was granted on February 16, 2009, the terms of which provided that vesting is dependent on employment at the time of vesting. In conjunction with Dr. Heacox’s retirement, the Compensation Committee of the Board of Directors accelerated the vesting of this award from February 16, 2012 to December 31, 2011. For purposes of the disclosure in this table, the accelerated restricted stock is valued at the closing price of our common stock on the NYSE on December 31, 2011 of $4.80.
(8)	As of December 31, 2011, we had issued all outstanding shares of restricted stock under the 2004 Employee Stock Incentive Plan and the 2009 Employee Stock Incentive Plan. Both plans provide that all shares of restricted stock become fully vested upon a change of control. The accelerated restricted stock is valued at the closing price of our common stock on the NYSE on December 31, 2011 of $4.80.

FISCAL 2011

DIRECTOR COMPENSATION

The following table provides compensation information for the one year period ended December 31, 2011 for each person who was a member of our Board of Directors in 2011, other than Steven G. Anderson:

Name (a)	Fees Earned or Paid in Cash ($) (b)		Stock Awards ($) (c)		Option Awards ($) (8) (d)	Total ($) (h)

Thomas F. Ackerman	$40,000	(1)	$54,000	(6)	—	$94,000

James S. Benson	$47,500	(2)	$54,000	(6)	—	$101,500

Daniel J. Bevevino	$55,000	(3)	$54,000	(6)	—	$109,000

Ronald C. Elkins, M.D.	$50,000	(4)	$54,000	(6)	—	$104,000

Ronald D. McCall, Esq.	$50,000	(5)	$68,850	(7)	—	$118,850

Harvey Morgan	$40,000	(1)	$54,000	(6)	—	$94,000

(1)	The amount shown represents annual retainer of $40,000.
(2)	The amount shown represents annual retainer of $40,000, plus chairman’s fees of $7,500 for Mr. Benson’s service as Chairman of the Regulatory Affairs and Quality Assurance Policy Committee.
(3)	The amount shown represents annual retainer of $40,000, plus chairman’s fees of $15,000 for Mr. Bevevino’s service as Chairman of the Audit Committee.
(4)	The amount shown represents annual retainer of $40,000, plus chairman’s fees of $10,000 for Dr. Elkins’ service as Chairman of the Compensation Committee.
(5)	The amount shown represents annual retainer of $40,000 and an additional $10,000, representing the cash portion of the Presiding Director fee for 2011.

(6)	The amount shown represents the grant date fair value computed in accordance with FASB ASC Topic 718 with respect to the grants of restricted shares to these CryoLife Directors in 2011. The restricted stock represented here vests 12 months after the date of issuance.
(7)	The amount shown represents the grant date fair value computed in accordance with FASB ASC Topic 718 with respect to the portion of the Presiding Director fee that we paid in restricted stock in 2011, as well the annual restricted stock grant made to Mr. McCall in 2011, as described in footnote (6) above. The restricted stock represented here vests 12 months after the date of issuance.
(8)	Non-employee Directors did not receive any option awards in 2011. As of December 31, 2011, no Director then in office had any options outstanding.

Steven G. Anderson, Chairman of the Board, President, and CEO, received no compensation other than his executive officer compensation discussed at “Executive Compensation” starting on page 19.

Elements of Non-Employee Director Compensation

Annual Retainer and Committee Chair Fees

Each of the Non-Employee Directors of the Board of Directors of CryoLife receives an annual cash retainer of $40,000. The Audit Committee Chairman receives an additional $15,000 chairman’s fee, the Compensation Committee Chairman receives an additional $10,000 chairman’s fee, and the Chairmen of the Nominating and Corporate Governance Committee and Regulatory Affairs and Quality Assurance Policy Committee each receive an additional $7,500 chairman’s fee. The Presiding Director also receives an additional $25,000 retainer, with $10,000 paid in cash and $15,000 paid in restricted stock that vests 12 months after the date of issuance. CryoLife pays all cash retainers on a monthly basis. Currently, the Presiding Director is also the Chairman of the Nominating and Corporate Governance Committee and he does not receive any additional compensation for his position as Chairman of that committee.

Restricted Stock Grants

A portion of the Non-Employee Directors’ annual compensation is issued as restricted stock. The shares of restricted stock are issued each year following the annual meeting of stockholders and all shares vest on the first anniversary of issuance. If a Director ceases to serve as a Director for any reason, he or she will forfeit any unvested portion of the award. Following the annual meeting in May 2011, the Compensation Committee granted 10,000 shares of restricted stock to each of its Non-Employee Directors. The size and terms of the grants are subject to annual reevaluation by the Compensation Committee.

All equity grants to Non-Employee Directors in 2011 were made pursuant to the 2008 Non-Employee Directors Omnibus Stock Plan. We may award a maximum of 300,000 shares of common stock under the 2008 Non-Employee Directors Omnibus Stock Plan. Of these 300,000 shares, approximately 87,729 shares were available for grant as of December 31, 2011. The Compensation Committee and the Board expect that future equity grants to Non-Employee Directors will be made pursuant to the 2008 Non-Employee Directors Omnibus Stock Plan or another plan subsequently enacted.

Compensation Committee Interlocks and Insider Participation

Dr. Elkins, Chairman, Mr. Bevevino and Mr. McCall served on the Compensation Committee of CryoLife’s Board of Directors for all of fiscal 2011. No member of our Board’s Compensation Committee during fiscal 2011 or currently has served as one of our officers or employees at any time, other than Mr. McCall, who served as our non-executive corporate secretary from 1984 to 2002. Mr. McCall has not served as an employee of CryoLife at any time. None of our executive officers currently serve, or served during fiscal 2011, as a member of the Compensation Committee of any other company that has or had an executive officer serving as a member of our Board of Directors. None of our executive officers currently serve, or served during fiscal 2011, as a member of the board of directors of any other company that has or had an executive officer serving as a member of our Board’s Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that CryoLife’s executive officers, Directors, and persons who beneficially own more than 10% of CryoLife’s stock file initial reports of ownership and reports of changes in ownership with the

SEC. Executive officers, Directors, and greater than 10% beneficial owners are required by SEC regulations to furnish CryoLife with copies of all Section 16(a) forms they file.

Based solely on its review of copies of forms received by it pursuant to Section 16(a) of the Securities Exchange Act of 1934 or written representations from reporting persons, CryoLife believes that with respect to 2011 all Section 16(a) filing requirements applicable to its executive officers, Directors, and greater than 10% beneficial owners were complied with.

Stock Ownership Requirements

In May 2010, the Compensation Committee approved an increase in the non-employee director stock ownership requirements from 15,000 to 24,000 shares. This increase was effective immediately for all non-employee directors other than Mr. Morgan, and will be effective on May 1, 2013, the fifth anniversary of his joining the Board, with respect to Mr. Morgan. If Mr. Salveson is elected to the Board at the 2012 Annual Meeting, he will be required to maintain ownership of at least 30,000 shares by his fifth anniversary of joining the Board. The Compensation Committee intends to reevaluate this requirement on an annual basis.

Certain Transactions

CryoLife employs Mr. Anderson’s son, Bruce G. Anderson, age 45, as Vice President, U.S. Sales and Marketing, a position to which he was promoted on July 29, 2008. He has held various positions within CryoLife since 1994. His cash compensation during 2011, including his 2011 bonus, was approximately $278,696. In fiscal 2011, he also received grants of options and restricted stock, valued at $64,346 and $64,855, respectively. For 2012, his base salary is $225,000. Bruce G. Anderson participates in the annual bonus program under the 2007 Executive Incentive Plan and the Executive Deferred Compensation Plan. He also participates in CryoLife’s employee benefit plans on the same basis as all other employees, including CryoLife’s stock option plans and the CryoLife 401(k) Plan. All compensation paid to Bruce G. Anderson is approved by the Compensation Committee.

Mr. Salveson has been nominated for election as a director of CryoLife. He is currently employed by Piper Jaffray Companies and, in this capacity, has been directly involved in advising CryoLife with respect to investment banking and transactional work for several years. CryoLife paid Piper Jaffray approximately $818,050 for investment banking and transactional work during fiscal 2011. As of March 19, 2012, CryoLife has not paid Piper Jaffray for any services in fiscal 2012, but expects to continue to retain Piper Jaffray for investment banking and transactional work for the foreseeable future.

CERTAIN BENEFICIAL OWNERSHIP

The name and address of each person or entity who owned beneficially 5% or more of the outstanding shares of common stock of CryoLife on March 19, 2012, based on information available to us, together with the number of shares owned and the percentage of outstanding shares that ownership represents, is set forth in the following table. The table also shows information concerning beneficial ownership by the named executive officers and by all current Directors and executive officers as a group. The number of shares beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days after March 19, 2012 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting powers, or shares such powers with his or her spouse, with respect to the shares set forth in the following table. To CryoLife’s knowledge, none of the shares shown in the table below is subject to a pledge or similar arrangement.

Beneficial Owner	Number of Shares of CryoLife Common Stock Beneficially Owned		Percentage of Outstanding Shares of CryoLife Common Stock
Steven G. Anderson	1,866,710	(1)	6.6%
D. Ashley Lee	339,480	(2)	1.2%
Gerald B. Seery	174,082	(3)	*
Jeffrey W. Burris	131,769	(4)	*
Albert E. Heacox	127,101	(5)	*
BlackRock, Inc.	2,588,410	(6)	9.3%
All current Directors and Executive Officers as a group (14 persons)	3,335,079	(7)	11.6%

*	Ownership represents less than 1% of outstanding CryoLife common stock.
(1)	This amount includes 107,924 shares of record held by Ann B. Anderson, Mr. Anderson’s spouse. This amount also includes 364,085 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 19, 2012. This amount also includes 162,001 shares of unvested restricted stock subject to forfeiture that Mr. Anderson holds as of March 19, 2012. The business address for Mr. Anderson is: c/o CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144.
(2)	This amount includes 155,833 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 19, 2012. This amount also includes 4,000 shares held by Mr. Lee’s spouse and 1,500 shares held by Mr. Lee’s minor children. This amount also includes 65,001 shares of unvested restricted stock subject to forfeiture which Mr. Lee holds as of March 19, 2012. The business address for Mr. Lee is: c/o CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144.
(3)	This amount includes 97,723 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 19, 2012. This amount also includes 45,334 shares of unvested restricted stock subject to forfeiture which Mr. Seery holds as of March 19, 2012.
(4)	This amount includes 75,223 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 19, 2012. This amount also includes 45,334 shares of unvested restricted stock subject to forfeiture that Mr. Burris holds as of March 19, 2012.
(5)	Dr. Heacox retired from his employment with CryoLife on December 31, 2011. This amount includes 45,278 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 19, 2012. This amount also includes 5,346 shares owned by Dr. Heacox as trustee of a living trust.
(6)

This information is based in part on Schedule 13G/A filed on February 9, 2012 by BlackRock, Inc. (“BlackRock”). BlackRock has the sole power to vote, or to direct the vote of, and sole power to dispose, or to direct the disposition of, these shares of CryoLife common stock. The address for BlackRock is BlackRock, Inc., 40 East 52nd Street, New York, NY, 10022.

(7)	This amount includes:

•	878,422 shares subject to options that are presently exercisable or will become exercisable within 60 days after March 19, 2012

•	5,346 shares held as trustee by an executive officer

•	140,924 shares held of record by the spouses of executive officers and Directors

•	1,500 shares held of record by the minor children of executive officers, and

•	470,037 shares of unvested restricted common stock subject to forfeiture that all current Directors and Executive Officers as a group hold as of March 19, 2012.

PROXY ITEM #3

APPROVAL OF THE AMENDED AND RESTATED CRYOLIFE, INC. 2009 STOCK INCENTIVE PLAN

On February 14, 2012, upon recommendation of the Compensation Committee (the “Committee”), the Board of Directors adopted the Amended and Restated 2009 Stock Incentive Plan (the “Amended Plan”), subject to stockholder approval. If approved by the stockholders at the Annual Meeting, the Amended Plan will become effective on May 16, 2012. The Amended Plan is attached hereto as Appendix A and we urge stockholders to review the Amended Plan carefully.

Under applicable New York Stock Exchange (“NYSE”) rules, the company is required to obtain stockholder approval of the Amended Plan. In addition, stockholder approval of the Amended Plan is necessary to allow the company to grant incentive stock options (“ISOs”) to employees under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and to ensure that certain compensation paid under the Amended Plan can be eligible for an exemption from the limits on tax deductibility imposed by Section 162(m) of the Code, which limits the deductibility of certain compensation paid to individuals, referred to herein as 162(m) Officers, who are, at the end of the tax year in which the company would otherwise claim its tax deduction, the company’s chief executive officer and its other three highest-paid executive officers other than the chief financial officer.

On March 19, 2012, the closing price of CryoLife’s common stock as reported by the NYSE was $5.21.

We are currently authorized to issue 2 million shares pursuant to the 2009 Employee Stock Incentive Plan (the “Current Plan”), 2 million shares pursuant to the 2004 Employee Stock Incentive Plan and 974,000 shares pursuant to the 2002 Stock Incentive Plan. As of March 19, 2012, approximately 792,000 shares, 9,000 shares and 8,000 shares, respectively, remained available for grant under these existing plans. The number of shares available for grant under these existing plans has been calculated based on the assumption that all performance shares granted in 2012 will pay out at maximum value. In the event that the performance shares pay out at target level instead, 821,000 shares and 59,000 shares would become available for grant under the Current Plan and the 2004 Employee Stock Incentive Plan, respectively, subject to the share counting restrictions discussed below.

With respect to grants to directors, we are currently authorized to issue 300,000 shares pursuant to the 2008 Non-Employee Directors Omnibus Stock Plan and 500,000 shares pursuant to the 2004 Non-Employee Directors Stock Option Plan, as amended. As of March 19, 2012, approximately 88,000 shares remained available for grant under the 2008 Non-Employee Directors Omnibus Stock Plan and no shares remained available for grant under the 2004 Non-Employee Directors Stock Option Plan.

Material Differences Between the Current Plan and the Amended Plan

The Amended Plan is materially different from the Current Plan in the following ways:

•	Members of CryoLife’s Board of Directors will be eligible for grants under the Amended Plan. Non-employee Directors are not eligible participants under the Current Plan

•

The Amended Plan clarifies that measures that are adjusted from generally accepted accounting principles (“GAAP”) may be used as Performance Measures for any performance-based compensation granted pursuant to the Amended Plan and adds the following measures to the list of approved Performance Measures

•	Revenues or increase in revenues of the company and/or one or more divisions and/or subsidiaries

•	Cash flow or increase in cash flow, including without limitation cash flow from operations and free cash flow, of the company and/or one or more divisions and/or subsidiaries

•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) or increase in EBITDA of the company and/or one or more divisions and/or subsidiaries

•

An additional 2.1 million shares will be eligible for grant under the Amended Plan, increasing the maximum number of shares that may be delivered under the Amended Plan, including the 1.2 million that have already been issued or are subject to outstanding awards (which includes performance shares reserved for a maximum value payout), to 4.1 million

•

The Current Plan contains a provision that allows for the issuance of up to 500,000 shares pursuant to awards other than options and SARs (e.g. restricted stock awards or performance shares) that reduce available shares on a one-for-one basis, but also allows for the issuance of shares in excess of 500,000 shares pursuant to awards other than options and

SARs, provided that each share so issued above 500,000 reduces the total shares available under the Current Plan by 1.5 shares. The Amended Plan retains this provision but does not increase or reset this 500,000 share limit or otherwise change this provision. As of March 19, 2012, 404,000 shares had been issued pursuant to awards other than options and SARs under the Current Plan, including performance shares in connection with which we have reserved the maximum number of shares that may be paid out (150% of target level). The maximum number is 238,000 shares while the target number is 159,000 shares.

•	The Amended Plan extends the duration of the plan from May 19, 2016 to May 16, 2019

In all other material respects, the Amended Plan does not differ from the Current Plan.

Key Terms of the Amended Plan

Plan Term	7 years

Eligible Participants	All employees and directors selected by the Committee

Shares Authorized	An additional 2,100,000 (bringing the aggregate authorized number of shares to 4,100,000, including 1,208,000 shares of the currently authorized 2,000,000 that have previously been issued or are subject to outstanding awards as of March 19, 2012; assuming no additional issuances or forfeitures prior to the Annual Meeting, a total of 2,892,000 million shares would be available for issuance following stockholder approval of the Amended Plan); all available shares may be issued pursuant to options or SARs and, except as provided below, up to 500,000 (including 404,000 shares that have previously been issued or are subject to outstanding awards) may be issued as other types of awards, including restricted stock or performance shares, that reduce available shares on a one-for-one basis; provided, however, that more than 500,000 shares may be issued pursuant to such other awards, but only to the extent that each share so issued above 500,000 reduces the total shares available under the Plan by 1.5 shares

Maximum Additional Shares Authorized as a Percent of Outstanding Shares (as of March 19, 2012)	Approximately 7.6%

Award Types	Stock Options (Incentive and Non-Qualified) (“Options”), Stock Appreciation Rights (“SARs”), Restricted Stock, Restricted Stock Units, Stock Units and Performance Shares (all types, collectively, “Awards”)

Individual Share Limits	Options and/or SARs relating to no more than 400,000 shares may be granted to any individual in any given fiscal year, and all awards other than Options and SARs granted to any individual in any given fiscal year are limited to no more than 250,000 shares

Vesting Period	Determined by the Committee, but no more than one-third of the shares subject to each grant may vest per year for the first three years, except for awards conditioned on the attainment of performance measures

Stock Option Exercise Period	Determined by the Committee, but not more than seven years from the date of grant

Stock Option Exercise Price	Not less than fair market value on date of grant, defined as the closing price on the NYSE on the day of the grant

Prohibited	• Repricings without stockholder approval
• Reload options
• Acceleration of payment or vesting of any award other than for death, disability,

retirement, or a change in control

Purpose of the Amended Plan

The purpose of the Amended Plan is to (i) attract and retain executive officers and other employees of the company and its defined subsidiaries, (ii) motivate employee participants, by means of appropriate incentives, to achieve long-range goals, (iii) provide equity compensation to directors of the company, (iv) provide incentive compensation opportunities to employee participants that are competitive with other similar companies, and (v) further identify the interests of participants with those of our stockholders through compensation that is based on the company’s common stock, and thereby promote the long-term financial interests of the company, including the growth in value of the company’s equity and enhancement of long-term stockholder returns.

We believe strongly that our equity compensation programs and emphasis on employee stock ownership have been integral to our past success and will be important to our ability to achieve consistently superior performance in the years ahead. Therefore, the approval of the proposed Amended Plan is vital to our ability to achieve our future growth goals and create even greater stockholder value.

Administration of the Amended Plan

Unless otherwise determined by the Board, the Committee will administer the Amended Plan. The Committee is composed solely of “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), “outside directors” within the meaning of Section 162(m) of the Code, and “independent directors” within the meaning of NYSE listing standards.

The Committee will have the power, in its discretion, to grant Awards under the Amended Plan, to select the individuals to whom Awards are granted, to determine the terms of the grants, to interpret the provisions of the Amended Plan, and to otherwise administer the Amended Plan. Except as prohibited by applicable law or stock exchange rules, the Committee may delegate all or any of its responsibilities and powers under the Amended Plan to one or more of its members, including, without limitation, the power to designate participants and determine the amount, timing, and term of awards under the Amended Plan. In no event, however, shall the Committee have the power to accelerate the payment or vesting of any Award, other than in the event of death, disability, retirement, or a change in control of the company.

The Amended Plan provides that members of the Committee shall be indemnified and held harmless by the company from any loss, cost, liability, or expense resulting from claims or litigation arising from actions related to the Amended Plan.

Shares Subject to the Amended Plan

Subject to the adjustments described below, the maximum number of shares of CryoLife common stock that may be delivered pursuant to the Amended Plan during its term shall be 4.1 million, including the 1.2 million shares that have already been issued or are subject to outstanding awards as of March 19, 2012. The following additional limits are imposed under the Amended Plan: (i) the maximum number of shares of common stock that may be issued pursuant to Options and SARs is 4.1 million, including the 1.2 million shares that have already been issued or are subject to outstanding awards as of March 19, 2012; (ii) with respect to Awards other than Options and SARs, every share in excess of 500,000 awarded with respect to such other Awards, shall reduce the aggregate number of shares available for issuance under the Amended Plan by 1.5 shares; (iii) the maximum number of shares that may be covered by all Options and/or SARs granted to any individual during any fiscal year is 400,000; and (iv) the maximum number of shares that may be covered by all Awards other than Options and SARs granted to any individual during any fiscal year is 250,000. Based on the awards outstanding under the Current Plan as of March 19, 2012, and assuming no issuances or forfeitures prior to the Annual Meeting, a total of 2.9 million shares would be available for issuance following stockholder approval of the Amended Plan. All such available shares would be available for issuance pursuant to options or SARs and 96,000 shares would be available for issuance as other types of awards, including restricted stock or performance shares, that reduce available shares on a one-for-one basis. Any additional shares issued pursuant to such other awards shall reduce the total shares available under the Amended Plan by 1.5 shares.

If any shares of common stock subject to an Award are forfeited or cancelled, or if an Award terminates or expires without a distribution of shares to the grantee, the shares of common stock with respect to such Award shall, to the extent of any such forfeiture or cancellation, again be available for awards under the Amended Plan; provided, however, that with respect to SARs that are settled in common stock, the aggregate number of shares of common stock subject to the SAR grant shall be counted against the shares available for issuance under the Amended Plan as one share for every share subject thereto, regardless of the number of shares used to settle the SAR upon exercise. To the extent that shares of common stock subject to Awards other than Options and SARs, and the issuance of which reduced the aggregate number of shares authorized for issuance under the Amended Plan by 1.5 shares, are forfeited or cancelled, or if such an Award terminates or expires without a distribution of shares to the grantee, the number of shares of common stock remaining for Award grants hereunder shall be increased by 1.5 for each such share, subject to the same limitations discussed above.

If the company undergoes a recapitalization, reclassification, stock split, stock dividend, combination, subdivision or another similar transaction affecting the common stock, or if the company makes an extraordinary dividend or distribution (including, without limitation, to implement a spinoff), then, subject to any required action by stockholders, the number and kind of shares available under the Amended Plan, and the various Award grant limitations contained in the Amended Plan, will be automatically adjusted accordingly. In addition, subject to any required stockholder action, the number and kind of shares covered by outstanding Awards and the price per share of outstanding Awards, shall be automatically proportionately adjusted to reflect such an event.

If the company merges or consolidates with another corporation, or is liquidated or disposes of all or substantially all of its assets, then the Committee may deal with outstanding Awards under the Amended Plan in any of the following ways: First, it may provide for each holder of an Option or other Award to receive, upon exercise of such Option or Award, the same securities or other property that the company’s stockholders receive in the transaction. Second, it may provide for each holder of an Option or other Award to receive, upon exercise of such Option or Award, stock of the surviving corporation in the transaction, having a value equal, on a per share basis, to the per share consideration received by the company’s stockholders in the transaction. Third, it may cause Options or other Awards to vest and become exercisable in full (if they have not otherwise vested under the change-in-control provisions of the Amended Plan). Fourth, it may cancel Options or SARs if the company is not the surviving company, provided that the cancellation shall be contingent upon payment to the participant of an amount equal to the difference between the value of the underlying shares (based on the transaction consideration) and the exercise or base price, in the case of in-the-money Options, or the value of each Option or SAR as determined by the Committee in its sole discretion, in the case of out-of-the-money Options.

Eligibility and Participation

Eligibility to participate in the Amended Plan is limited to employees of the company and its defined subsidiaries and directors of the company. All employees (currently approximately 430 employees) are within the class eligible for selection to participate in the Amended Plan, although in fiscal 2011 approximately 130 employees received awards under the company’s various stock incentive plans.

Awards

The committee may grant Awards to eligible employees and directors. The Committee will have complete discretion, subject to the terms of the Amended Plan, to determine the persons to whom Awards will be awarded, the time or times of grant, and the other terms and conditions of the grant. The Awards may be granted with value and payment contingent upon certain Performance Measures, as discussed below.

Performance Measures

Under the Amended Plan, performance measures are one or more of the following criteria applied to one or more of the company, its divisions or its defined subsidiaries (if applicable, such criteria shall not be required to be calculated in accordance with GAAP and adjusted measures may be used): (1) revenues or increase in revenues of the company and/or one or more divisions and/or subsidiaries; (2) cash flow or increase in cash flow, including without limitation cash flow from operations and free cash flow, of the company and/or one or more divisions and/or subsidiaries; (3) earnings before interest, taxes, depreciation, and amortization (“EBITDA”) or increase in EBITDA of the company and/or one or more divisions and/or subsidiaries; (4) return on capital or increase in pretax earnings; (5) return on stockholders’ equity; (6) increase in earnings per share; (7) sales of one or more of products or service offerings; (8) pretax earnings; (9) net earnings; (10) control of operating or non-operating expenses; (11) margins; and (12) market price of CryoLife’s common stock. Solely with respect to Awards not intended to constitute “performance-based compensation” under Section 162(m) of the Code, performance measures shall also include such other factors related to the performance of the company, its divisions or subsidiaries as shall be established by the Committee. For Awards intended to be “performance-based compensation” the grant of Awards and the establishment of performance measures shall be made during the period required under Section 162(m) of the Code. Approval of the Amended Plan by our stockholders shall also constitute approval of the performance measures in accordance with Section 162(m) of the Code, in order that Awards made to 162(m) Officers that are contingent upon or otherwise based on the achievement of performance measures, and that are otherwise made in compliance with the requirements of Section 162(m), shall be excluded from the $1 million deductibility limitations of Section 162(m).

Option Exercise Price and Vesting of Awards

The Committee will determine the exercise price with respect to each Option at the time of grant. The Option exercise price per share of common stock shall not be less than 100% of the fair market value per share of the common stock underlying the Option on the date of grant, and no Option may be repriced in violation of the repricing limitations discussed in “Amendment and Termination” below. For purposes of determining the Option exercise price, fair market value is defined as the closing price on the NYSE on the date of grant. The Committee may determine at the time of grant the terms under which Awards shall vest and become exercisable. However, no Award can have a term in excess of 7 years and, with certain exceptions as described in this paragraph, all awards will be subject to a minimum three-year vesting schedule, with no more than one-third of the shares subject to the Award vesting each year. The Committee may choose in its discretion to accelerate the vesting of Awards granted under the Amended Plan upon death, disability, retirement, or a change in control; provided, however, that at the time of the grant of an Award, the Committee may place restrictions on the exercisability or vesting of the Award that shall lapse, in whole or in part, only upon the attainment of Performance Measures; provided that such Performance Measures shall relate to periods of performance of at least one fiscal year, and if the Award is granted to a 162(m) Officer, the grant of the Award and the establishment of the Performance Measures shall be made during the period required under Code Section 162(m).

Special Limitations on ISOs

If the total fair market value of shares of common stock subject to ISOs that are exercisable for the first time by an employee in a given calendar year exceeds $100,000, valued as of the grant date of the ISO, the Options for shares of common stock in excess of $100,000 for that year will be treated as non-qualified stock options (“NQOs”).

Stock Appreciation Rights (SARs)

A SAR is the right to receive stock, cash, or other property equal in value to the difference between the exercise price of the SAR and the market price of the company’s stock on the exercise date. SARs may be granted independently or in tandem with an Option at the time of grant of the related Option. A SAR shall confer on the grantee a right to receive an amount with respect to each share of common stock subject thereto, upon exercise thereof, equal to the excess of (A) the fair market value of one share of common stock on the date of exercise over (B) the exercise price of the SAR (which shall be equal to 100% of the fair market value of the company’s stock on the date of grant, unless a higher price is established by the Committee at the time of grant).

Exercise of Options and SARs

Options and SARs shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee, before or after grant. For Options, notice of exercise must be accompanied by a payment equal to the applicable Option exercise price plus all withholding taxes due, such amount to be paid in cash or by tendering shares of common stock that are acceptable to the Committee, such shares to be valued at fair market value as of the day the shares are tendered, or paid in any combination of cash and shares, as determined by the Committee.

To the extent permitted by applicable law, a participant may elect to pay the exercise price through the contemporaneous sale by a third party broker of shares of common stock acquired upon exercise yielding net sales proceeds equal to the exercise price and any withholding tax due and the remission of those sale proceeds to the company.

Termination of Options and SARs

Options and SARs shall be exercisable during such periods as may be established by the Committee. However, no Option or SAR may be exercised more than 7 years from the date of grant. To the extent not exercised by the applicable deadline, the Option or SAR will terminate.

Restricted Stock, Restricted Stock Units, Stock Units, and Performance Shares

Restricted Stock is common stock that the company grants subject to transfer restrictions and vesting criteria. A Restricted Stock Unit is a right to receive stock at the end of a specified period that the company grants subject to transfer restrictions and vesting criteria. A Stock Unit is a right to receive shares of stock in the future. A Performance Share is a right to receive shares of stock or stock units, which is contingent on the achievement of performance or other objectives during a specified period. The grant of these Awards under the Amended Plan will be subject to such terms, conditions, and restrictions as the Committee determines consistent with the terms of the Amended Plan.

Transferability of Awards

Except as otherwise provided by the Committee, Awards may not be transferred except by will or applicable laws of descent and distribution.

Dividend and Dividend Equivalent Rights

Subject to the requirements of Section 409A of the Code, an Award may provide the grantee with the right to receive dividend payments or dividend equivalent payments with respect to stock subject to the Award (both before and after the stock subject to the award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the grantee, and may be settled in cash or stock, as determined by the Committee. Any such settlements and any such crediting of dividends or dividend equivalents may, at the time of grant, be made subject to the transfer restrictions, forfeiture risks, vesting, and conditions of the Award and subject to such other conditions, restrictions, and contingencies as the Committee shall establish at the time of grant, including the reinvestment of such credited amounts in stock equivalents, provided that all such conditions, restrictions, and contingencies shall comply with the requirements of Section 409A of the Code. In the event an Award is conditioned on the achievement of one or more Performance Measures, any dividend payments or dividend equivalent payments will only be earned, vested, or acquired to the extent the underlying stock subject to the Award is earned, vested, or acquired.

Awards to Employees Subject to Taxation Outside of the United States

Without amending the Plan, Awards may be granted to grantees who are foreign nationals or who are employed outside the United States or both, on such terms and conditions different from those specified in the Amended Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Amended Plan. Such different terms and conditions may be reflected in addenda to the Amended Plan or in the applicable Award agreement. However, no such different terms or conditions shall be employed if such terms or conditions constitute, or in effect result in, an increase in the aggregate number of shares that may be issued under the Amended Plan or a change in the group of eligible grantees.

Change in Control

In the event of a specified Change in Control of the company, all outstanding Awards shall vest and become exercisable and all restrictions pertaining to such Awards shall lapse and have no further effect. Change of Control, as defined in the Amended Plan, includes certain acquisitions that, taken together with the common stock held by the acquiring person or group, constitute 50% or more of the company’s total voting power of the stock of the company, certain changes in the identity of a majority of the members of the Board of Directors, certain acquisitions in which the acquiring person or group acquires ownership of CryoLife stock possessing 30% or more of the total voting power of the company, and certain acquisitions of company assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the company prior to the acquisition. In the event that the employment of a participant who is an employee of the company or any of its defined subsidiaries is terminated by the company during the six-month period following a Change in Control all of such participant’s outstanding Options and SARs may thereafter be exercised by the participant, to the extent that such Options and SARs were exercisable as of the date of such termination of employment, for (x) a period of six months from such date of termination or (y) until expiration of the stated term of such Option or SAR, whichever period is shorter.

Tax Withholding

Issuance of shares under the Amended Plan is subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Amended Plan on satisfaction of the applicable withholding obligations, subject to such requirements as the Committee may impose prior to the occurrence of such withholding and only to the extent of the minimum amount required to be withheld under applicable law. The Committee, in its discretion, may permit such withholding obligations to be satisfied through cash payment by the participant, through the surrender of shares of common stock which the participant already owns, or through the surrender of shares of common stock to which the participant is otherwise entitled under the Plan. Upon the vesting of shares of restricted stock, participants may currently choose to surrender a portion of their shares of restricted stock to the company in order to satisfy their tax withholding obligations.

Term of the Amended Plan

Unless earlier terminated by the Board of Directors, the Amended Plan will terminate on May 16, 2019. No Awards may be granted under the Amended Plan subsequent to that date, but Awards granted prior to the Amended Plan’s termination shall continue to be exercisable and vest in accordance with their terms.

Amendment and Termination

The Board may, at any time, amend or terminate the Amended Plan, except that the following actions may not be taken without stockholder approval: (i) any increase in the number of shares that may be issued under the Amended Plan (except by certain adjustments provided for under the Amended Plan); (ii) any change in the class of persons eligible to receive Awards under the Amended Plan; (iii) any change in the requirements of the Amended Plan regarding the exercise price of Options or SARs; (iv) any repricing or cancellation and regrant of any Option or, if applicable, other Award at a lower exercise, base or purchase price, whether in the form of an amendment, cancellation, or replacement grant, or a cash-out of underwater Options or any action that provides for Awards that contain a so-called “reload” feature under which additional Options or other Awards are granted automatically to the grantee upon exercise of the original Option or Award; or (v) any other amendment to the Amended Plan that would require approval of the company’s stockholders under applicable law, regulation, rule, or stock exchange listing requirement.

Federal Income Tax Consequences

The following discussion addresses certain anticipated United States federal income tax and certain employment tax consequences to the company and to recipients of awards made under the Amended Plan who are citizens or residents of the United States for federal income tax purposes. It is based on the Code and interpretations thereof as in effect on the date of this proxy statement. This summary is not intended to be exhaustive and, among other things, does not describe state, local, or foreign tax consequences. Moreover, it is not intended as tax advice to any individual.

IRS Circular 230 Notice

To ensure compliance with requirements imposed by the Internal Revenue Service, you are hereby notified that any discussion of tax matters set forth in this prospectus was written in connection with the promotion or marketing (within the meaning of IRS Circular 230) of awards made under the Amended Plan, and was not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding any tax-related penalties under federal law. Each recipient of an award under the Amended Plan should seek advice based on his or her particular circumstances from an independent tax advisor.

Summary of Current Federal Income Tax Rates for Individuals

Ordinary income of individuals, such as compensation income, is currently taxed at a top marginal rate of 35%. In addition, for capital assets sold the maximum long-term capital gains rate for individuals is currently 15%. The maximum federal income tax rate for qualifying dividends received by individuals is currently 15%.

Options

Grant of Options. There will be no federal income tax consequences to the grantee of an Option or the company upon the grant of either an ISO or an NQO under the Amended Plan.

Exercise of NQOs. Upon the exercise of an NQO, the grantee generally will recognize ordinary compensation income, subject to withholding and employment taxes, in an amount equal to: (a) the fair market value, on the date of exercise, of the acquired shares of common stock, less (b) the exercise price paid for those shares. In general, as long as the company satisfies the applicable reporting requirements, the company will be entitled to a tax deduction equal to the compensation income recognized by the grantee. Gains or losses recognized by the grantee upon a subsequent disposition of the shares will be treated as long-term capital gain or loss if the shares are held for more than a year from the date of exercise. Such gains or losses will be short-term gains or losses if the shares are held for one year or less. For purposes of computing gain or loss, the grantee’s basis in the shares received will be the exercise price paid for the shares plus the amount of compensation income, if any, recognized upon exercise of the Option.

Exercise of ISOs. Upon the exercise of an ISO, the grantee will recognize no immediate taxable income for regular income tax purposes, provided the grantee was continuously employed by the company or a subsidiary from the date of grant through the date which is three months prior to the date of exercise (or through the date which is one year prior to the exercise date in the case of termination of employment as a result of total disability). If an Option originally designated as an ISO is exercised after the relevant employment period described above, the exercise of the Option will be treated as the exercise of an NQO for income tax purposes, and compensation income will be recognized by the optionee and the company will be entitled to a deduction in accordance with the rules discussed above concerning NQOs.

The exercise of an ISO will, however, result in an adjustment for alternative minimum tax purposes in an amount equal to the excess of the fair market value of the shares at exercise over the exercise price. That adjustment may result in alternative minimum tax liability to the grantee upon the exercise of the ISO. Subject to certain limitations, alternative minimum tax paid in one year may be carried forward and credited against regular federal income tax liability for subsequent years.

If the grantee retains the shares acquired upon the exercise of the ISO for more than two years from the date of grant and one year from the date of exercise, any gain or loss on a later sale of the shares will be treated as a long-term capital gain or loss, and the company will not be entitled to any tax deduction with respect to the ISO.

If the grantee disposes of the shares of common stock received upon the exercise of an ISO before the expiration of the two-year and one-year holding periods discussed above, a “Disqualifying Disposition” occurs. In that event, the grantee will have ordinary compensation income, subject to employment taxes, and the company will be entitled to a corresponding deduction at the time of the Disqualifying Disposition. The amount of ordinary income and deduction generally will be equal to the lesser of: (a) the fair market value of the shares of common stock on the date of exercise minus the exercise price; or (b) the amount realized upon disposition of the common stock minus the exercise price. If the amount realized in the Disqualifying Disposition exceeds the value of the shares on the date of exercise, that additional amount will be taxable as either a long-term or short-term capital gain depending on how long the shares were held by the grantee following exercise of the Option. To be entitled to a deduction as a result of a Disqualifying Disposition, the company must satisfy applicable reporting requirements.

Stock Appreciation Rights

Grant of SARs. There will be no federal income tax consequences to either the grantee or the company upon the grant of an SAR.

Exercise of SARs. The grantee generally will recognize ordinary compensation income upon the exercise of an SAR in an amount equal to the aggregate amount of cash and the fair market value of any shares of common stock received upon exercise. Subject to the company satisfying applicable reporting requirements with respect to shares issued upon exercise, the company will be entitled to a deduction equal to the amount includible in the grantee’s income as compensation income as a result of the exercise of the SAR. Any shares of common stock received by the grantee upon the exercise of an SAR will have a tax basis equal to the fair market value of the common stock on the date of exercise. Upon a subsequent sale of those shares, any gain or loss realized by the grantee will be long-term or short-term capital gain or loss, depending upon whether the shares were held for more than one year from the date of exercise.

Restricted Stock, Restricted Stock Units and Performance Shares

Restricted Stock. A recipient of Restricted Stock generally does not recognize income and the company generally is not entitled to a deduction at the time of grant. Instead, the recipient recognizes compensation income and the company is generally entitled to a deduction on the date on which vesting occurs (“Vesting Date”). The amount of income recognized and the amount of the company’s deduction will equal the fair market value of the vested stock on the Vesting Date. However, the recipient may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) to include in income the fair market value of Restricted Stock at the time of grant. If a Section 83(b) Election is made, the company’s deduction will equal the fair market value of the Restricted Stock at the time of grant. If the grantee makes a Section 83(b) Election and later forfeits the shares the grantee will not be entitled to a deduction for the amount of compensation previously included in income; however, the grantee may recognize a capital loss as a result of the forfeiture.

Restricted Stock Units. A recipient of a Restricted Stock Unit generally does not recognize income and the company is not entitled to a deduction at the time of grant. Instead, the recipient recognizes compensation income at the time payment for the Restricted Stock Units is received by the recipient. The amount of compensation income recognized by the recipient will equal the fair market value of any shares of company common stock received at the time payment for the Restricted Stock Units is received by the recipient. Subject to the company satisfying applicable reporting requirements, the company generally will be entitled to a deduction equal to the amount included in the recipient’s income at the time payment for the Restricted Stock Units is received by the recipient. The grantee is not entitled to make a Section 83(b) Election with respect to Restricted Stock Units.

Performance Shares. A recipient of Performance Shares generally does not recognize income and the company is not entitled to a deduction at the time of grant. Instead, the recipient recognizes compensation income on the date on which vesting occurs. The amount of income recognized and the amount of the company’s deduction will equal the fair market value of the vested Performance Shares on the Vesting Date. The grantee is not entitled to make a Section 83(b) Election with respect to Performance Shares.

Dividends or Dividend Equivalent Amounts. Any dividends on Restricted Stock, or dividend equivalent amounts with respect to Restricted Stock Units, paid to the recipient prior to the Vesting Date for Restricted Stock or the time of payment for Restricted Stock Units will be includible in the recipient’s income as compensation income and deductible as such by the company. If the recipient makes a Section 83(b) Election with respect to restricted stock any dividends received by the recipient will be taxed as a dividend to the recipient and the company will not be entitled to a deduction

Section 162(m) Limitation

In general, Section 162(m) of the Code limits to $1 million the federal income tax deduction that may be claimed in any tax year of the company with respect to certain compensation payable to any employee who is the chief executive officer or one of the other three highest paid executive officers of the company, other than the chief financial officer, on the last day of that tax year. This limit does not apply to “performance-based compensation” paid under a plan that meets the requirements of Section 162(m) of the Code and the regulations promulgated thereunder. The company believes that the Options to be granted under the Plan will qualify for the performance-based compensation exception to the Section 162(m) limitations under current law because Options will be issued only if stockholder approval is obtained, and any taxable compensation will be based solely on an increase in value of the stock after the date of grant of the Option since the Option exercise price will be no less than the fair market value of the company common stock on the date of grant. Compensation from Restricted Stock, Restricted Stock Units, Other Cash-Based Awards and other Stock-Based Awards generally will be performance-based compensation only if the vesting conditions as established by the Committee are based upon the Performance Measures.

Golden Parachute Tax and Section 280G of the Internal Revenue Code

The Plan provides for immediate vesting of all then outstanding unvested Awards upon a Change in Control. If the vesting of the Award is accelerated as the result of a Change in Control, all or a portion of the value of the Award at that time might be a “parachute payment” under Section 280G of the Code for certain employees of the company. Section 280G generally provides that if compensation received by the grantee that is contingent on a Change in Control equals or exceeds three times the grantee’s average annual compensation for the five taxable years preceding the Change in Control (a “parachute payment”), the company will not be entitled to a deduction, and the recipient will be subject to a 20% excise tax with respect to that portion of the parachute payment in excess of the grantee’s average annual compensation. The company’s payment obligations with respect to this excise tax are discussed at “Potential Payments Upon Termination or Change in Control” starting on page 64. Section 280G of the Code generally applies to employees or other individuals who perform services for the company if, within the 12-month period preceding the Change in Control, the individual is an officer of the company, a shareholder owning more than 1% of the stock of the company, or a member of the group consisting of the lesser of the highest paid 1% of the employees of the company or the highest paid 250 employees of the company.

Deferred Compensation

Awards made under the Amended Plan, including Awards granted under the Amended Plan that are considered to be deferred compensation for purposes of Section 409A of the Code, must satisfy the requirements of Code Section 409A to avoid adverse tax consequences to recipients, which could include the inclusion of amounts not payable currently in income and interest and an additional tax on any amount included in income. The company intends to structure any Awards under the Plan such that the requirements under Section 409A of the Code are either satisfied or are not applicable to such Awards.

The discussion set forth above is intended only as a summary and does not purport to be a complete enumeration or analysis of all potential tax effects relevant to recipients of awards under the Amended Plan. We have not undertaken to discuss the tax treatment of Awards under the Amended Plan in connection with a merger, consolidation, or similar transaction. Such treatment will depend on the terms of the transaction and the method of dealing with the Awards in connection therewith.

Certain Interests of Directors

In considering the recommendation of the Board of Directors with respect to the Amended Plan, stockholders should be aware that members of the Board of Directors may from time to time have interests that present them with conflicts of interest in connection with the proposal to approve the Amended Plan. Specifically, the Amended Plan differs from the Current Plan in that it allows for grants to non-employee directors, including members of the Compensation Committee. The Board of Directors believes that approval of the Amended Plan will advance the interests of the company and its stockholders by encouraging employees and directors to make significant contributions to the long-term success of the company.

New Plan Benefits

As of March 19, 2012, 1.2 million shares had been issued or are subject to outstanding awards under the Current Plan. Because of the discretionary nature of any future awards under the Amended Plan, the amount of such Awards is not determinable at this time with respect to the company’s directors, executive officers, including the named executive officers, and the company’s other employees. Information regarding options and restricted stock granted in fiscal 2011 to certain executive officers of the company under the company’s existing plans is set forth in the table captioned “Grants of Plan-Based Awards,” and information regarding outstanding options and restricted stock under those plans is set forth in the table captioned “Outstanding Equity Awards at December 31, 2011.” Information regarding restricted stock granted in fiscal 2011 to the company’s non-employee directors pursuant to the 2008 Non-Employee Directors Omnibus Stock Plan is set forth under “Fiscal 2011 Director Compensation.”

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2011 with respect to shares of CryoLife common stock that may be issued under existing equity compensation plans:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan category	(a	)	(b	)	(c	)
Plans approved by shareholders	2,200,236		$6.83		2,341,592
Plans not approved by shareholders	—		—		—
Total	2,200,236		$6.83		2,341,592

Required Vote

The affirmative vote of a majority of the votes cast, either for, against or abstain, by the holders of the shares of common stock voting is required to approve this proposal. Accordingly, abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect. In addition, NYSE rules also require that at least 50% of the shares outstanding as of the record date actually cast a vote (either for, against or abstain) with respect to this proposal. Broker non-votes will not be counted as votes cast for purposes of the NYSE 50% vote requirement.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED CRYOLIFE, INC. 2009 STOCK INCENTIVE PLAN.

PROXY ITEM #4

RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General Information

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP (“Deloitte & Touche”) as independent registered public accounting firm for the company for the fiscal year ending December 31, 2012, pending ratification by the company’s stockholders. The submission of this appointment for ratification by stockholders is not legally required; however, the Board of Directors believes that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Board of Directors on an important issue of corporate governance. If the stockholders do not ratify the appointment of Deloitte & Touche, the selection of such firm as the independent registered public accounting firm for the company will be reconsidered by the Audit Committee, provided that the committee retains sole authority with respect to all decisions regarding the engagement of the company’s independent registered public accounting firm, including the decision as to whether or not the 2012 appointment will stand, regardless of whether the stockholders vote to ratify the appointment.

CryoLife’s Independent Registered Public Accounting Firm

Deloitte & Touche served as our independent registered public accounting firm for the audit of our financial statements for fiscal year 2011 and has been engaged for fiscal year 2012. The company initially engaged Deloitte & Touche as its independent registered public accounting firm in 2002. Representatives of Deloitte & Touche are expected to attend the 2012 Annual Meeting. They will have the opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.

The report of Deloitte & Touche on our audited consolidated financial statements as of December 31, 2011 and December 31, 2010 and for the three years ended December 31, 2011, 2010, and 2009, contained no adverse opinion or disclaimer of opinion and is not qualified or modified as to uncertainty, audit scope, or accounting principles.

Fees Paid To the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services rendered by Deloitte & Touche for the audit of the company’s annual financial statements for the years ended December 31, 2011 and 2010, and fees for other services rendered by Deloitte & Touche during those periods.

	2011	2010
Audit fees (1)	$627,000	$615,000
Audit-related fees (2)	27,000	23,000
Tax fees (3)	—	13,000
All other fees	—	—
Total	$654,000	$651,000

(1)	Audit fees include work performed for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly Form 10-Q reports, the audit of internal control over financial reporting, and the services that an independent auditor would customarily provide in connection with statutory requirements, regulatory filings, and similar engagements for the fiscal year, such as comfort letters, attest services, consents, and assistance with review of documents filed with the SEC.
(2)	Audit-related fees include work performed to provide assurance related to the performance of the audit.
(3)	Tax fees include tax compliance and reporting. Tax services provided by other firms were not included in this disclosure.

The company’s Audit Committee approved all of the services described above. The Audit Committee has determined that the payments made to its independent registered public accounting firm for these services are compatible with maintaining such firm’s independence.

Audit Committee’s Pre-approval Policies and Procedures

The Audit Committee has the sole authority to appoint or replace, compensate, and oversee the work of any independent registered public accounting firm, who must be, when required, a registered firm as defined by law whose purpose is the preparation or issuance of an audit report or related work. The independent registered public accounting firm’s reports and other communications are to be delivered directly to the Audit Committee, and the Audit Committee is responsible for the resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting.

The Audit Committee pre-approves all audit and non-audit services performed by the independent registered public accounting firm and all engagement fees and terms in connection therewith, except as otherwise permitted by federal law and regulations. To date, no services have been approved by the audit committee pursuant to 17 CFR 210.2-01(c)(7)(i)(C), which provides a limited exception to the requirement that services be approved in advance by the Audit Committee if certain conditions are met.

Required Vote

The votes cast for this proposal must exceed the votes cast against it in order for it to be approved. Accordingly, abstentions and broker non-votes will not be relevant to the outcome.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

HOUSEHOLDING

Stockholders who share the same last name and address may receive only one copy of our annual report and proxy statement, unless we receive contrary instructions from any stockholder at that address. This is referred to as “householding.” If you prefer to receive multiple copies of the annual report and proxy statement at the same address, additional copies will be provided to you promptly upon written or oral request, and if you are receiving multiple copies of the annual report and proxy statement, you may request that you receive only one copy. All communications should be directed to Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, (770) 419-3355.

If you are a beneficial owner, you can request additional copies of the annual report and proxy statement or you can request householding by notifying your broker, bank, or nominee.

TRANSACTION OF OTHER BUSINESS

As of the date of this proxy statement, the Board is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

STOCKHOLDER PROPOSALS

Appropriate proposals of stockholders intended to be presented at CryoLife’s 2013 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 must be received by CryoLife by December 7, 2012 for inclusion in its proxy statement and form of proxy relating to that meeting. In addition, all stockholder proposals submitted outside of the stockholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act, including nominations of Director candidates, must be received by CryoLife by no later than February 15, 2013 but no earlier than January 16, 2013, in order to be considered timely. If such stockholder proposals are not timely received, proxy holders will have discretionary voting authority with regard to any such stockholder proposals that may come before the 2013 Annual Meeting. If the month and day of the next annual meeting is advanced or delayed by more than 30 calendar days from the month and day of the annual meeting to which this proxy statement relates, CryoLife shall, in a timely manner, inform its stockholders of the change, and the date by which proposals of stockholders must be received.

Upon the written request of any record or beneficial owner of common stock of CryoLife whose proxy was solicited in connection with the 2012 Annual Meeting of Stockholders, CryoLife will furnish such owner, without charge, a copy of its Annual Report on Form 10-K without exhibits for its fiscal year ended December 31, 2011. Requests for a copy of such Annual Report on Form 10-K should be addressed to Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144.

It is important that proxies be returned promptly. Stockholders who do not expect to attend the meeting in person are urged to sign, complete, date, and return the proxy card in the enclosed envelope, to which no postage need be affixed, or vote by telephone or internet as directed on the enclosed proxy card.

By Order of the Board of Directors:

STEVEN G. ANDERSON,
Chairman of the Board, President, and Chief Executive Officer

Date: April 6, 2012

APPENDIX A

CRYOLIFE, INC.

AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

SECTION 1

GENERAL

1.1 Purpose. The CryoLife, Inc. Amended and Restated 2009 Stock Incentive Plan (the “Plan”) has been established by CryoLife, Inc. (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants (as defined in Section 1.2 below), by means of appropriate incentives, to achieve long-range goals; (iii) provide equity compensation to directors of the Company; (iv) provide incentive compensation opportunities to employee Participants that are competitive with those of other similar companies; and (iv) further identify Participants’ interests with those of the Company’s stockholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interests of the Company and its Subsidiaries, as defined in Section 9(h), including the growth in value of the Company’s equity and enhancement of long-term stockholder return. Pursuant to the Plan, Participants may receive Options, SARs, or Other Stock Awards, each as defined herein (collectively referred to as “Awards”). The Plan is designed so that Awards granted hereunder intended to comply with the requirements for “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), may comply with such requirements, and the Plan and such Awards shall be interpreted in a manner consistent with such requirements.

1.2 Participation. Subject to the terms and conditions of the Plan, the Committee (as defined in Section 6) shall determine and designate, from time to time, from among the Eligible Grantees, as defined in Section 9(f), those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Subject to the provisions of Section 6.2(e), Awards may be granted as alternatives to or replacement of awards outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary).

1.3 Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 5 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 9 of the Plan).

SECTION 2

OPTIONS AND SARS

2.1 Definitions.

(a) The grant of an “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Options granted under this Section 2 may either be Incentive Stock Options (“ISOs”) or Non-Qualified Options (“NQOs”), as determined in the discretion of the Committee. An “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code. An “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in Section 422(b) of the Code.

(b) A stock appreciation right (a “SAR”) entitles the Participant to receive, in cash or Stock (as determined in accordance with Subsection 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value (as defined in Section 9) of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

2.2 Exercise Price. The Exercise Price of each Option and SAR granted under this Section 2 shall be not less than 100% of the Fair Market Value of a share of Stock on the date of grant of the Award. Unless a higher price is established by the Committee or determined by a method established by the Committee at the time the Option or SAR is granted, the Exercise Price for each Option and SAR shall be equal to 100% of the Fair Market Value on the date of grant of the Award.

2.3 Exercise. An Option and a SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee, before or after grant.

2.4 Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a) Subject to the following provisions of this Subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

(b) The Exercise Price shall be payable in cash or by tendering (by actual delivery of shares) unrestricted shares of Stock that are acceptable to the Committee, valued at Fair Market Value as of the day the shares are tendered, or in any combination of cash or shares, as determined by the Committee.

(c) To the extent permitted by applicable law, a Participant may elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5 Settlement of Award. Shares of Stock delivered pursuant to the exercise of an Option or a SAR shall be subject to such conditions, restrictions and contingencies as the Committee may establish in the applicable Award Agreement. Settlement of SARs may be made in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option or a SAR as the Committee determines to be desirable.

2.6 Restrictions on Options and SAR Awards. Each Option and SAR shall be subject to the following:

(a) The term of any Option or SAR granted under the Plan shall not exceed seven years from the date of grant.

(b) Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

(c) The Committee may designate whether any such Awards being granted to any Participant are intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more “Performance Measures.” The Performance Measures that may be used by the Committee for such Awards shall be based on any one or more of the following, which shall not be required to be calculated in accordance with GAAP and which may be adjusted measures, as selected by the Committee: revenues or increase in revenues of the Company and/or one or more divisions and/or subsidiaries, cash flow or increase in cash flow, including without limitation cash flow from operations and free cash flow, of the Company and/or one or more divisions and/or subsidiaries, earnings before interest, taxes, depreciation and amortization (“EBITDA”) or increase in EBITDA of the Company and/or one or more divisions and/or subsidiaries, return on capital or increase in pretax earnings of the Company and/or one or more divisions and/or subsidiaries, return on stockholders’ equity of the Company, increase in earnings per share of the Company, sales of the Company and/or one or more products or service offerings, divisions and/or subsidiaries, pretax earnings of the Company and/or one or more divisions and/or subsidiaries, net earnings of the Company and/or one or more divisions and/or subsidiaries, control of operating and/or non-operating expenses of the Company and/or one or more divisions and/or subsidiaries, margins of the Company and/or one or more divisions and/or subsidiaries, market price of the Company’s securities, and, solely for an Award not intended to constitute “performance-based compensation” under Section 162(m) of the Code, other factors directly tied to the performance of the Company and/or one or more divisions and/or subsidiaries or other performance criteria. For Awards intended to be “performance-based compensation,” the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code Section 162(m).

SECTION 3

OTHER STOCK AWARDS

3.1 Definitions. The term “Other Stock Awards” means any of the following:

(a) A “Stock Unit” Award is the grant of a right to receive shares of Stock in the future.

(b) A “Performance Share” Award is a grant of a right to receive shares of Stock or Stock Units, which is contingent on the achievement of performance or other objectives during a specified period.

(c) A “Restricted Stock” Award is a grant of shares of Stock, and a “Restricted Stock Unit” Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

3.2 Restrictions on Other Stock Awards. Each Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award and Performance Share Award shall be subject to the following:

(a) Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

(b) The Committee may designate whether any such Awards being granted to any Participant are intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Measures.

SECTION 4

STOCK SUBJECT TO THE PLAN

4.1 Awards Subject to Plan. Awards granted under the Plan shall be subject to the following:

(a) Subject to the following provisions of this Subsection 4.1, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 4.1 million shares of Stock. This amount includes 2 million shares that were authorized in May 2009 and an additional 2.1 million shares authorized in May 2012. Shares of Stock issuable hereunder may, in whole or in part, be authorized but unissued shares or shares of Stock that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Notwithstanding the foregoing, with respect to SARs that are settled in Stock, the aggregate number of shares of Stock subject to the SAR grant shall be counted against the shares available for issuance under the Plan as one share for every share subject thereto, regardless of the number of shares used to settle the SAR upon exercise.

(b) Subject to adjustment in accordance with Subsections 4.2 and 4.3, the following additional maximums are imposed under the Plan:

(i) Subject to the proviso contained in this paragraph, the maximum number of shares of Stock that may be issued in conjunction with Other Stock Awards granted pursuant to Section 3 shall be up to 500,000 shares; provided, however, that for every share of Stock in excess of 500,000 awarded hereunder in respect of Other Stock Awards, the maximum number of shares reserved for grant hereunder shall be reduced by 1.5 shares.

(ii) The maximum number of shares of Stock that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 400,000 during any fiscal year and the maximum number of shares of Stock that may be covered by Other Stock Awards pursuant to Section 3 shall be 250,000 during any fiscal year; and

(c) To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent that shares of Stock subject to Other Stock Awards, and the issuance of which reduced the maximum number of shares authorized for issuance under the Plan by 1.5 shares, are forfeited or cancelled, or if such an Award terminates or expires without a distribution of shares to the Participant, the number of shares of Stock remaining for Award grants hereunder shall be increased by 1.5 for each share forfeited, cancelled or otherwise not delivered. Shares of Stock shall not again be available if such shares are surrendered or withheld as payment of either the exercise price of an Award and/ or withholding taxes in respect of an Award. Awards that are settled solely in cash shall not reduce the number of shares of Stock available for Awards. Upon the exercise of any Award granted in tandem with any other Award, such related Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan. The maximum number of shares of Stock available for delivery under the Plan shall not be reduced for shares subject to plans assumed by the Company in an acquisition of an interest in another company.

4.2 Adjustments for Changes in Capitalization. If the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination, subdivision or similar transaction, or if the Company makes an extraordinary dividend or distribution to its stockholders (including without limitation to implement a spinoff) (each, a “Corporate Transaction”) then, subject to any required action by the stockholders of the Company, the number and kind of shares of Company stock available under the Plan or subject to any limit or maximum hereunder shall automatically be proportionately adjusted, with no action required on the part of the Committee or otherwise. Subject to any required action by the stockholders, the number and kind of shares covered by each outstanding Award, and the price per share in each such Award, shall also be automatically proportionately adjusted for any increase or decrease in the number of issued shares of the Company resulting from a Corporate Transaction or any other increase or decrease in the number of such shares, or any decrease in the value of such shares, effected without receipt of consideration by the Company. Notwithstanding the foregoing, no fractional shares shall be issued or made subject to an Option, SAR or Stock Award in making the foregoing adjustments. All adjustments made pursuant to this Section shall be final, conclusive and binding upon the holders of Options, SARS and Stock Awards.

4.3 Certain Mergers and Other Extraordinary Events. If the Company merges or consolidates with another corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets while unexercised Options or other Awards remain outstanding under this Plan, (A) subject to the provisions of clause (C) below, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, whether or not the Company is the surviving corporation, each holder of an outstanding Option or other Award shall be entitled, upon exercise of that Option or Award or in place of it, as the case may be, to receive, at the option of the Committee and in lieu of shares of Stock, (i) the number and class or classes of shares of Stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of Stock equal to the number of shares of Stock as to which that Option may be exercised or are subject to the Award or (ii) shares of stock of the company that is the surviving corporation in such merger, consolidation, liquidation, sale or other disposition having a value, as of the date of payment under Subsection 4.3(i) as determined by the Committee in its sole discretion, equal to the value of the shares of Stock or other securities or property otherwise payable under Subsection 4.3(i); (B) whether or not the Company is the surviving corporation, if Options or other Awards have not already become exercisable, the Board of Directors may waive any limitations set forth in or imposed pursuant to this Plan so that all Options or other Awards, from and after a date prior to the effective date of that merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Board of Directors, shall be exercisable in full; and (C) all outstanding Options or SARs may be cancelled by the Board of Directors as of the effective date of any merger, consolidation, liquidation, sale or other disposition, provided that with respect to a merger or consolidation the Company is not the surviving company, and provided further that any optionee or SAR holder shall have the right immediately prior to such event to exercise his or her Option or SAR to the extent such optionee or holder is otherwise able to do so in accordance with this Plan or his individual Option or SAR agreement; provided, further, that any such cancellation pursuant to this Section 4.3 shall be contingent upon the payment to the affected Participants of an amount equal to (i) in the case of any out-of-the-money Option or SAR, cash, property or a combination thereof having an aggregate value equal to the value of such Option or SAR, as determined by the Committee or the Board of Directors, as applicable, in its sole discretion, and (ii) in the case of an in-the-money Option or SAR, cash, property or a combination thereof having an aggregate value equal to the excess of the value of the per-share amount of consideration paid pursuant to the merger, consolidation, liquidation, sale or other disposition, as the case may be, giving rise to such cancellation, over the exercise price of such Option or SAR multiplied by the number of shares of Stock subject to the Option or SAR.

Any adjustments pursuant to this Subsection 4.3 shall be made by the Board or Committee, as the case may be, whose determination in that respect shall be final, binding and conclusive, regardless of whether or not any such adjustment shall have the result of causing an ISO to cease to qualify as an ISO.

4.4 Changes in Par Value. In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of this Plan.

4.5 Limitation on Grantees’ Rights. Except as hereinbefore expressly provided in this Section 4, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Award, unless the Committee shall otherwise determine.

4.6 Company Right and Power. The grant of any Award pursuant to this Plan shall not adversely affect in any way the right or power of the Company (A) to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, (B) to merge or consolidate, (C) to dissolve, liquidate or sell, or transfer all or any part of its business or assets or (D) to issue any bonds, debentures, preferred or other preference stock ahead of or affecting the Stock.

4.7 Fractional Shares. If any action described in this Section 4 results in a fractional share for any Participant under any Award hereunder, such fraction shall be completely disregarded and the Participant shall be entitled only to the whole number of shares resulting from such adjustment.

SECTION 5

OPERATION AND ADMINISTRATION

5.1 Effective Date; Duration. The Plan was originally effective as of the date of its initial approval by the stockholders of the Company, May 19, 2009. Upon approval of the amended and restated Plan at the annual stockholders meeting in 2012 (the “Amended Effective Date”), the Plan shall have a duration of seven years from the Amended Effective Date; provided that in the event of Plan termination, the Plan shall remain in effect as long as any Awards under it are outstanding; provided further, however, that no Award may be granted under the Plan on a date that is more than seven years from the Amended Effective Date.

5.2 Vesting. Except as set forth below and in Section 4.3, and other than Options, SARs, Restricted Stock, Restricted Stock Units or Other Stock Awards conditioned upon the attainment of Performance Goals that relate to performance periods of at least one fiscal year, and except to the extent accelerated by the Committee upon death, disability, retirement or Change in Control, no Award granted hereunder may vest in excess of 1/3 of the number of shares subject to the Award per year for the first three years after the grant date. Unless the Committee determines otherwise, the date on which the Committee adopts a resolution expressly granting an Award shall be considered the day on which such Award is granted. The term of any Award granted under the Plan will not exceed seven years from the date of grant.

5.3 Uncertificated Stock. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

5.4 Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of unrestricted shares of Stock to which the Participant is otherwise entitled under the Plan, but only to the extent of the minimum amount required to be withheld under applicable law.

5.5 Use of Shares. Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

5.6 Dividends and Dividend Equivalents. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents. In the event an Award is conditioned on the achievement of one or more Performance Measures, any dividend payments or dividend equivalent payments will only be earned, vested or acquired to the extent the underlying Stock subject to the Award is earned, vested or acquired.

5.7 Payments. Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or any combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish.

5.8 Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

5.9 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

5.10 Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

5.11 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its Board of Directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

5.12 Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

5.13 Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

5.14 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and shall be signed, made or presented by the proper party or parties.

5.15 Termination of Employment Following Change In Control. In the event that the employment of a Participant who is an employee of the Company or a Subsidiary is terminated by the Company during the six-month period following a Change in Control, all of such Participant’s outstanding Options and SARs may thereafter be exercised by the Participant, to the extent that such Options and SARs were exercisable as of the date of such termination of employment (x) for a period of six months from such date of termination or (y) until expiration of the stated term of such Option or SAR, whichever period is the shorter.

5.16 Section 409A. It is intended that all Options and SARs granted under the Plan shall be exempt from the provisions of Section 409A of the Code and that all Other Stock Awards under the Plan, to the extent that they constitute “non-qualified deferred compensation” within the meaning of Section 409A of the Code, will comply with Section 409A of the Code (and any regulations and guidelines issued thereunder). The Plan and any Award Agreements issued hereunder may be amended in any respect deemed by the Board or the Committee to be necessary in order to preserve compliance with Section 409A of the Code.

5.17 Regulations and Other Approvals.

(a) The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan or make any other distribution of benefits under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws (including, without limitation, the requirements of the Securities Act of 1933) and all applicable requirements of any securities exchange or similar entity, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval, as applicable, has been effected or obtained free of any conditions not acceptable to the Committee.

(c) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933 and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, or regulations thereunder, and applicable state securities laws, and the Committee may require a Participant receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

(d) With respect to persons subject to section 16 of the Securities and Exchange Act of 1934, as amended, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3.

5.18 Awards to Employees Subject to Taxation Outside of the United States. Without amending the Plan, Awards may be granted to Participants who are foreign nationals or who are employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan. Such different terms and conditions may be reflected in Addenda to the Plan or in the applicable Award Agreement. However, no such different terms or conditions shall be employed if such terms or conditions constitute, or in effect result in, an increase in the aggregate number of shares which may be issued under the Plan or a change in the definition of Eligible Grantee.

SECTION 6

COMMITTEE

6.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 6. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board who are non-employee Directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and are outside Directors within the meaning of Code Section 162(m). If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. Unless otherwise determined by the Board, CryoLife’s Compensation Committee shall be designated as the “Committee” hereunder.

6.2 Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Grantees those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 7) to cancel or suspend Awards, and to waive or otherwise modify any vesting or other restrictions contained in awards. The Committee may also, without obtaining stockholder approval, amend any outstanding award to provide the holder thereof with additional rights or benefits of the type otherwise permitted by the Plan, including without limitation, extending the term thereof; provided, however, that in no event may the term of any Option or SAR exceed seven years.

(b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(d) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and by-laws of the Company, and applicable state corporate law.

(e) Subject to Section 4.2 hereof, neither the Board, the Committee nor their respective delegates shall have the authority to (i) reprice (or cancel and regrant) any Option, SAR or, if applicable, other Award at a lower exercise, base or purchase price, (ii) take any other action (whether in the form of an amendment, cancellation or replacement grant, or a cash-out of underwater options) that has the effect of repricing an Option, SAR or other Award, or (iii) grant any Option, SAR or other Award that contains a so-called “reload” feature under which additional Options, SARs or other Awards are granted automatically to the Grantee upon exercise of the original Option, SAR or Award, without in each instance first obtaining the approval of the Company’s stockholders.

(f) Anything in the Plan to the contrary notwithstanding, neither the Board nor the Committee may accelerate the payment or vesting of any Option, SAR or other Award except in the event of death, disability, retirement or a Change in Control.

6.3 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers hereunder, including without limitation, the power to designate Participants hereunder and determine the amount, timing and terms of Awards hereunder, to any person or persons selected by it, including without limitation, any executive officer of the Company. Any such allocation or delegation may be revoked by the Committee at any time.

6.4 Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive unless the Committee determines such records to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

6.5 Indemnification. Each person who is or shall have been a member of the Committee, or the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall be in addition to any other rights of indemnification or elimination of liability to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 7

AMENDMENT AND TERMINATION

(a) The Plan may be terminated or amended by the Board of Directors at any time, except that the following actions may not be taken without stockholder approval:

(i) any increase in the number of shares that may be issued under the Plan (except by certain adjustments provided for under the Plan);

(ii) any change in the class of persons eligible to receive Awards under the Plan;

(iii) any change in the requirements of Section 2.2 hereof regarding the Exercise Price of Options and SARs;

(iv) any repricing or cancellation and regrant of any Option or, if applicable, other Award at a lower exercise, base or purchase price, whether in the form of an amendment, cancellation or replacement grant, or a cash-out of underwater options or any action that provides for Awards that contain a so-called “reload” feature under which additional Options or other Awards are granted automatically to the Grantee upon exercise of the original Option or Award; or

(v) any other amendment to the Plan that would require approval of the Company’s stockholders under applicable law, regulation or rule.

Notwithstanding any of the foregoing, adjustments pursuant to paragraph 4.2 shall not be subject to the foregoing limitations of this Section 7.

(b) Options, SARs and other Awards may not be granted under the Plan after the date of termination of the Plan, but Options and SARs granted prior to that date shall continue to be exercisable according to their terms and other Awards shall continue to vest in accordance with their terms.

SECTION 8

CHANGE IN CONTROL

Subject to the provisions of paragraph 4.2 (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, upon the occurrence of a Change in Control as defined in Section 9:

(a) All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.

(b) All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

(c) All Stock Units, Restricted Stock, Restricted Stock Units, Performance Shares and other Awards shall become fully vested.

SECTION 9

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a) Affiliated Company. The term “Affiliated Company” means any company controlled by, controlling or under common control with the Company.

(b) Award. The term “Award” shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards.

(c) Board. The term “Board” shall mean the Board of Directors of the Company.

(d) Change in Control. “Change of Control” means a change in the ownership or effective control of, or in the ownership of a substantial portion of the assets of, the Company, as described in paragraphs (i) through (iii) below.

(i) Change in Ownership of the Company. A change in the ownership of the Company shall occur on the date that any one person, or more than one person acting as a group (within the meaning of paragraph (iv)), acquires ownership of the Company stock that, together with the Company stock held by such person or group, constitutes more than 50% of the total voting power of the stock of the Company.

(A) If any one person or more than one person acting as a group (within the meaning of paragraph (iv)), is considered to own more than 50% of the total voting power of the stock of the Company, the acquisition of additional the Company stock by such person or persons shall not be considered to cause a change in the ownership of the Company or to cause a change in the effective control of the Company (within the meaning of paragraph (ii) below).

(B) An increase in the percentage of the Company stock owned by any one person, or persons acting as a group (within the meaning of paragraph (iv)), as a result of a transaction in which the Company acquires its stock in exchange for property, shall be treated as an acquisition of stock for purposes of this paragraph (i).

(C) Except as provided in (B) above, the provisions of this paragraph (i) shall apply only to the transfer or issuance of the Company stock if such stock remains outstanding after such transfer or issuance.

(ii) Change in Effective Control of the Company.

(A) A change in the effective control of the Company shall occur on the date that either of (1) or (2) below occurs:

(1) Any one person, or more than one person acting as a group (within the meaning of paragraph (iv)), acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or

(2) A majority of the members of the Company Board of Directors are replaced during any 12 month period by Directors whose appointment or election is not endorsed by a majority of the Board of Directors prior to the date of the appointment or election.

(B) A change in effective control of the Company also may occur with respect to any transaction in which either of the Company or the other entity involved in a transaction experiences a Change of Control event described in paragraphs (i) or (iii).

(C) If any one person, or more than one person acting as a group (within the meaning of paragraph (iv)), is considered to effectively control the Company (within the meaning of this paragraph (ii)), the acquisition of additional control of the Company by the same person or persons shall not be considered to cause a change in the effective control of the Company (or to cause a change in the ownership of the Company within the meaning of paragraph (i)).

(iii) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets shall occur on the date that any one person, or more than one person acting as a group (within the meaning of paragraph (iv)), acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value (within the meaning of paragraph (iii)(B)) equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

(A) A transfer of the Company’s assets shall not be treated as a change in the ownership of such assets if the assets are transferred to one or more of the following:

(1) A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company stock;

(2) An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(3) A person, or more than one person acting as a group (within the meaning of paragraph (iv)) that owns, directly or indirectly, 50% or more of the total value or voting power of all of the outstanding stock of the Company; or

(4) An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (iii)(A)(3).

For purposes of this paragraph (iii)(A), and except as otherwise provided, a person’s status is determined immediately after the transfer of assets.

(B) For purposes of this paragraph (iii), gross fair market value means the value of all the Company assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(iv) For purposes of this Section 9(d), persons shall be considered to be acting as a group if they are owners of an entity that enters into a merger, consolidation, purchase, or acquisition of assets, or similar business transaction with the Company. If a person, including an entity shareholder, owns stock in the Company and another entity with which the Company enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction, such shareholder shall be considered to be acting as a group with the other shareholders in a corporation only to the extent of the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons shall not be considered to be acting as a group solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering of the Company’s stock.

(e) Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(f) Eligible Grantee. The term “Eligible Grantee” shall mean any director, executive officer or employee of the Company or a Subsidiary, as determined by the Committee in its sole discretion. An Award may be granted to an employee or director, in connection with hiring, retention or otherwise, prior to the date the employee or director first performs services for the Company or the Subsidiaries, provided that such Award shall not become vested prior to the date the employee first performs such services or the director assumes his position.

(g) Fair Market Value. For purposes of determining the “Fair Market Value” of a share of Stock as of any date, then the “Fair Market Value” as of that date shall be the closing sale price of the Stock on that date on the New York Stock Exchange.

(h) Subsidiaries. The term “Subsidiary” means any present or future subsidiary corporation of the Company within the meaning of Section 424(f) of the Code, and any present or future business venture designated by the Committee in which the Company has a significant interest, as determined in the discretion of the Committee.

(i) Stock. The term “Stock” shall mean shares of common stock of the Company.

SECTION 10

GOVERNING LAW

This Plan shall be governed by, and construed in accordance with, the laws of the State of Georgia, except to the extent that the Florida Business Corporation Act shall be applicable.

APPENDIX B

NON-GAAP FINANCIAL MEASURE INFORMATION

Set forth below in this Appendix B is important information about the following non-GAAP financial measures discussed in this Proxy Statement:

•	Adjusted revenues

•	Adjusted net income

•	Free cash flow

•	EBIT margin

Although the company believes that these measures are useful tools, no single financial measure provides all of the information that is necessary to gain a complete understanding of the company’s performance, condition, and liquidity. Therefore these numbers are intended to be, and should be, evaluated in the context of the full information provided in the company’s annual reports on Form 10-K, including the financial statements presented in accordance with GAAP, the footnotes thereto, and the accompanying management’s discussion and analysis, as well as the company’s other filings with the SEC. The company’s annual report for fiscal 2011, which includes the company’s 2011 Form 10-K, accompanies this proxy statement.

Adjusted Revenues and Adjusted Net Income

As discussed in this proxy statement, annual bonuses paid to executives under the company’s short-term incentive plan are partially conditioned upon the achievement of pre-determined levels of “adjusted revenues” and “adjusted net income.” The use of these non GAAP, adjusted performance measures in the short-term incentive plan was intended to create a stronger performance incentive by focusing on controllable variables within the core business and to minimize unintended consequences by excluding items that were highly variable or difficult to predict during the goal-setting process. The company has disclosed in this proxy statement the actual 2011 performance results using these non-GAAP measures so that investors may see the extent to which the goals were achieved. The company believes disclosing this information is useful because it helps create a picture of how challenging the company’s annual bonus targets are over time.

Adjusted revenues are calculated as revenues from:

•	Cardiac and vascular allograft tissue processing

•	BioGlue, BioFoam and related product sales

•	PerClot sales

•	Cardiogenesis sales

In defining adjusted revenue, the committee chose to include revenue sources that most closely related to CryoLife’s ongoing operations and exclude revenue sources that were expected to be discontinued or deemphasized. This resulted in the inclusion of PerClot and Cardiogenesis revenues and the removal of HemoStase revenues.

Adjusted net income for 2011 was calculated as net income exclusive of:

•	interest expense and income

•	stock compensation expense other than stock compensation expense related to the bonus plan

•	research and development expense excluding salaries and related expenses

•	other income and expense

•	income taxes

•	grant revenue and

•	charges related to:

•	acquisitions

•	licenses

•	business development

•	integration costs and

•	litigation costs.

With respect to adjusted net income, the committee chose to exclude items over which management had limited control or which were volatile or difficult to predict. This resulted in the exclusion of licensing, business development, and business integration costs, and litigation expenses, in addition to the items excluded in the 2010 short-term incentive plan.

The tables below provide reconciliations of 2011 adjusted revenues and adjusted net income to 2011 revenues and net income under GAAP:

2011 Adjusted Revenues Reconciliation (In Thousands)

2011 Adjusted Revenues	$117,481
Revenues from HemoStase	1,699
Grant revenue	446

2011 GAAP Revenues	$119,626

2011 Adjusted Net Income (in Thousands)

2011 Adjusted Net Income	$23,588
Interest income	14
Interest expense	(142)
Stock compensation expense, excluding stock compensation expense related to the bonus program itself	(2,790)
Research and development expense, excluding that portion of pertaining to salaries and related expenses	(3,512)
Other expense, net	(49)
Income tax expense, net	(4,095)
Grant revenues	446
Charges related to acquisitions, licenses, business development or integration and litigation costs	(6,089)

2011 GAAP Net Income	$7,371

Free Cash Flow

As discussed in this Proxy Statement, we believe that cash flow is an important predictor of CryoLife’s ability to grow and thrive in the future, and that CryoLife’s cash flow performance is critical to executing its growth strategy and ultimately returning value to shareholders. The company believes it can be helpful (for both the company and investors) to examine free cash flow together with operating cash flow because by excluding capital expenditures, free cash flow provides a better picture of the amount of cash CryoLife generates after necessary spending to acquire and maintain property and equipment, and because this measure may facilitate comparison to our competitors.

	2011	2010	2009	2008	2007
Cash Flow From Operations	$16,751,000	$20,837,000	$16,572,000	$9,537,000	$9,292,000

Minus Capital Expenditures	(2,538,000)	(2,121,000)	(1,690,000)	(1,738,000)	(1,207,000)

Free Cash Flow	$14,013,000	$18,716,000	$14,882,000	$7,799,000	$8,085,000

EBIT Margin

We define EBIT margin as earnings before interest and taxes, as a percentage of revenues. We believe EBIT margin provides one useful tool for gauging the company’s operating profitability, because it shows what percentage of each dollar of revenue remains after payment of expenses, except interest and income tax expenses. We also believe that it is particularly useful for comparing company performance to competitors in our industry. The calculations presented below demonstrate how the EBIT margin figures presented in the proxy statement were calculated from the company’s GAAP financial statements.

	Fiscal Year Ended
	December 31, 2008	December 31, 2009	December 31, 2010	Three Year Avg. 2008 - 2010
Net income	31,950	8,679	3,944	14,858
Provision for income tax (benefit) expense	(18,414)	5,675	3,333	(3,135)
Interest income	(381)	(76)	(23)	(160)
Interest expense	263	83	180	175

EBIT	13,418	14,361	7,434	11,738

Revenues	105,059	111,685	116,645	111,130

EBIT margin	13%	13%	6%	11%

ANNEX

ADMISSION TICKET

2012 Annual Meeting of Stockholders

NON-TRANSFERABLE	May 16, 2012	NON-TRANSFERABLE
10:00 a.m. CryoLife, Inc. 1655 Roberts Boulevard, NW Kennesaw, Georgia 30144

Attendance at the Annual Meeting will be limited to stockholders as of the record date, their authorized proxy holders and guests of CryoLife.

Admission will be by ticket only.

If you are a beneficial owner (your shares are held in the name of a bank, broker, or other holder of record) and plan to attend the meeting, you can obtain an admission ticket in advance by writing to Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, (770) 419-3355. Please be sure to enclose proof of ownership such as a bank or brokerage account statement.

Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the reception desk on the day of the meeting.

CRYOLIFE, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR USE AT THE ANNUAL MEETING ON MAY 16, 2012

The undersigned stockholder hereby appoints STEVEN G. ANDERSON and SUZANNE K. GABBERT, or any of them, with full power of substitution, to act as proxy for, and to vote the stock of, the undersigned at the Annual Meeting of Stockholders of CRYOLIFE, INC. to be held on May 16, 2012, and any adjournments thereof.

The undersigned acknowledges receipt of Notice of the Annual Meeting and Proxy Statement, each dated April 6, 2012, and grants authority to said proxies, or their substitutes, and ratifies and confirms all that said proxies may lawfully do in the undersigned’s name, place and stead. The undersigned instructs said proxies to vote as indicated below and in their discretion on any other matter that may properly come before the meeting or any adjournment of the meeting.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

May 16, 2012

Proxy Voting Instructions

INTERNET – Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718 921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON – You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or internet. i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES NAMED BELOW, “FOR” APPROVAL OF THE COMPENSATION PAID TO CRYOLIFE’S NAMED EXECUTIVE OFFICERS, “FOR” APPROVAL OF THE AMENDED AND RESTATED CRYOLIFE, INC. 2009 STOCK INCENTIVE PLAN, AND “FOR” RATIFICATION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012. PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (see instructions below)	NOMINEES: ¡ Steven G. Anderson ¡ Thomas F. Ackerman ¡ James S. Benson ¡ Daniel J. Bevevino ¡ Ronald C. Elkins, M.D. ¡ Ronald D. McCall, Esq. ¡ Harvey Morgan ¡ Jon W. Salveson

2. To approve, by non-binding vote, the compensation paid to CryoLife’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

☐     FOR

☐     AGAINST

☐     ABSTAIN

3. To approve the Amended and Restated CryoLife, Inc. 2009 Stock Incentive Plan.

☐     FOR

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee with respect to whom you wish to withhold your vote, as shown here: •

________________________

ADDRESS CHANGES:

☐     AGAINST

☐     ABSTAIN

4. To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the company for the fiscal year ending December 31, 2012.

☐     FOR

☐     AGAINST

☐     ABSTAIN

5. In their discretion, upon such other matters as may properly come before the meeting.

THE PROXIES SHALL VOTE AS SPECIFIED ABOVE, OR IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED NOMINEES, FOR APPROVAL OF THE COMPENSATION PAID TO CRYOLIFE’S NAMED EXECUTIVE OFFICERS, FOR APPROVAL OF THE AMENDED AND RESTATED CRYOLIFE, INC. 2009 STOCK INCENTIVE PLAN, AND IN FAVOR OF THE RATIFICATION OF DELOITTE & TOUCHE LLP. SHOULD A NOMINEE BE UNABLE TO SERVE, THIS PROXY MAY BE VOTED FOR A SUBSTITUTE SELECTED BY THE BOARD OF DIRECTORS.

To change the address on your account, please check the box at right and indicate your new address in the address change space above.

Please note that changes to the registered name(s) on the account may not be submitted by this method.

☐

Signature of Stockholder	Date	Signature of Stockholder	Date

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

May 16, 2012

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or internet. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES NAMED BELOW, “FOR” APPROVAL OF
THE COMPENSATION PAID TO CRYOLIFE’S NAMED EXECUTIVE OFFICERS, “FOR” APPROVAL OF THE AMENDED AND RESTATED CRYOLIFE,
INC. 2009 STOCK INCENTIVE PLAN, AND “FOR” RATIFICATION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012. PLEASE SIGN, DATE, AND RETURN PROMPTLY IN
THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (see instructions below)	NOMINEES: ¡ Steven G. Anderson ¡ Thomas F. Ackerman ¡ James S. Benson ¡ Daniel J. Bevevino ¡ Ronald C. Elkins, M.D. ¡ Ronald D. McCall, Esq. ¡ Harvey Morgan ¡ Jon W. Salveson

2. To approve, by non-binding vote, the compensation paid to CryoLife’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

☐      FOR

☐     AGAINST

☐      ABSTAIN

3. To approve the Amended and Restated CryoLife, Inc. 2009 Stock Incentive Plan.

☐     FOR

☐      AGAINST

☐     ABSTAIN

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee with respect to whom you wish to withhold your vote, as shown here: —

______________________

ADDRESS CHANGES:

4. To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the company for the fiscal year ending December 31, 2012.

☐     FOR

☐      AGAINST

☐     ABSTAIN

5. In their discretion, upon such other matters as may properly come before the meeting.

THE PROXIES SHALL VOTE AS SPECIFIED ABOVE, OR IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED NOMINEES, FOR APPROVAL OF THE COMPENSATION PAID TO CRYOLIFE’S NAMED EXECUTIVE OFFICERS, FOR APPROVAL OF THE AMENDED AND RESTATED CRYOLIFE, INC. 2009 STOCK INCENTIVE PLAN, AND IN FAVOR OF THE RATIFICATION OF DELOITTE & TOUCHE LLP. SHOULD A NOMINEE BE UNABLE TO SERVE, THIS PROXY MAY BE VOTED FOR A SUBSTITUTE SELECTED BY THE BOARD OF DIRECTORS.

To change the address on your account, please check the box at right and indicate your new address in the address change space above.

Please note that changes to the registered name(s) on the account may not be submitted by this method.

☐

Signature of Stockholder                                 Date                 Signature of Stockholder                                 Date

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.